As filed with the Securities and Exchange Commission on March 30, 2022
REGISTRATION NO. 333-237707

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
EVERLAKE LIFE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)

ILLINOIS
(State or other jurisdiction of incorporation or organization)
6311
(Primary Standard Industrial Classification Code Number)
36-2554642
(I.R.S. Employer Identification Number)
EVERLAKE LIFE INSURANCE COMPANY
3100 SANDERS ROAD
NORTHBROOK, ILLINOIS 60062
847/665-9930
(Address, including zip code, and telephone number, including area code, of principal executive offices)
C T CORPORATION
208 South LaSalle Street
Suite 814
Chicago, IL 60604
(312) 345-4320
(Name, address, including zip code, and telephone number, including area code, of agent for service)
COPIES TO:
ANGELA K. FONTANA
EVERLAKE LIFE INSURANCE COMPANY
3100 SANDERS ROAD SUITE 303

NORTHBROOK, IL 60062
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Market Value Adjusted Fixed Account Under Certain Variable Annuity Contracts Issued by Everlake Life Insurance Company
Everlake Life Insurance Company
Street Address: 5801 SW 6th Ave., Topeka, KS 66606-00001
Mailing Address: P.O. Box 758543, Topeka, KS 66675-8566
Telephone Number: 1-800-457-7617
Fax Number: 1-785-228-4584
Prospectus dated April 30, 2022

Everlake Life Insurance Company (“Everlake Life” or the “Company”) issues the Guaranteed Maturity Fixed Account option (the “MVA Account Option”) described in this prospectus. The MVA Option is available only under the following variable annuity contracts that we offer: AIM Lifetime Plus, AIM Lifetime Plus II, and AIM Lifetime Enhanced Choice. None of those contracts currently is offered for new sales. However, under outstanding contracts you may be able to make additional purchase payments, and allocate additional purchase payments or amounts of Contract Value to the MVA Account Option.
This prospectus is not your contract, although this prospectus provides a description of the material features of the MVA Account Option under your Contract. The description of the MVA Account Option’s material features is current as of the date of this prospectus. If certain material provisions of the MVA Account Option are changed after the date of this prospectus, those changes will be described in a supplement to this prospectus and the supplement will become a part of this prospectus.
The principal underwriter for all of the Contracts is Everlake Distributors, L.L.C. (“EDLLC”), a wholly-owned subsidiary of Everlake Life. EDLLC is a registered broker dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a member of the Financial Industry Regulatory Authority. EDLLC is not required to sell any specific number or dollar amount of securities.
Please read and keep this Prospectus for future reference. You should carefully read this prospectus in conjunction with any applicable supplements before taking any action involving the MVA Account Option. This Prospectus supersedes all prior prospectuses. Also, this Prospectus must be read along with the appropriate variable annuity contract prospectus. This Prospectus is in addition to the appropriate variable annuity contract prospectus. All information in the appropriate variable annuity contract prospectus continues to apply unless addressed by this Prospectus.

IMPORTANT NOTICES
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described in this prospectus or passed on the accuracy or the adequacy of this prospectus. Anyone who tell you otherwise is committing a federal crime.
The contracts of which the MVA Account Option is a part may have been distributed through broker-dealers that have relationships with banks or other financial institutions or by employees of such banks. However, the contracts and the MVA Account Option are not deposits or obligations of, or guaranteed by such institutions or any federal regulatory agency. Investment in the MVA Account Option involves investment risks, including possible loss of principal.
This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. We do not authorize anyone to provide any information or representations regarding the offering described in this prospectus other than as contained in this prospectus.
The Contracts and the MVA Account Option are not FDIC insured.
The MVA Account Option may not be available in all states.

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Who is Everlake Life Insurance Company?
Everlake Life is the issuer of the variable annuity contracts under which the MVA Account Option is an investment option. Everlake Life was organized in 1957 as a stock life insurance company under the State of Illinois.
On November 1, 2021, Allstate Insurance Company completed its sale of Allstate Life Insurance Company and Allstate Distributors, LLC, to Everlake US Holdings Company, a Delaware corporation (the “Transaction”). Due to the company sale, Everlake Life is now a wholly owned subsidiary of Everlake US Holdings Company. As a result of the Transaction, Allstate Distributors, LLC has changed its name to Everlake Distributors, LLC, and Allstate Life Insurance Company has changed its name to Everlake Life Insurance Company.
Everlake Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the State of New York. We intend to offer the MVA Account Option under variable annuity contracts in those jurisdictions in which we are licensed. Our home office is located at 3075 Sanders Road, Northbrook, Illinois 60062.
Everlake Life’s obligations under the Contracts are subject to its financial strength and claims paying ability.
Refer to “Appendix II: Information with Respect to the Registrant” below for additional information about Everlake Life.

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Important Terms
Everlake Life (or the Company) - Everlake Life Insurance Company, the issuer of the variable annuity contracts under which the MVA Account Option is available.
Contracts - The AIM Lifetime Plus, AIM Lifetime Plus II, and AIM Lifetime Enhanced Choice variable annuity contracts issued by Everlake Life under which the MVA Account Option is available.
Contract Value - During the accumulation phase, the sum of the value of your interest in the variable sub-accounts you have selected, plus your value in the fixed account option(s) offered by your Contract, including the MVA Account Option.
Guarantee Period - A period of years during which we guarantee payments (and related Credit Enhancement, in the case of AIM Lifetime Enhanced Choice) and transfers to your Contract earn interest at a specified rate.
Income Plan - A series of scheduled payments to you or someone you designate. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. Under Income Plan 1, we make income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the applicable Contract.
Market Value Adjustment - We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the Guarantee Period when you remove your money. The Market Value Adjustment may be positive or negative, depending on changes in interest rates.
MVA Account Option - The Guaranteed Maturity Fixed Account Option available under the Contracts.
Payout Start Date - The day that we apply your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, to an Income Plan. The Payout Start Date must be no later than the Annuitant’s 90th birthday, or the 10th Contract Anniversary, if later.
Settlement Value - The amount payable on a full withdrawal of Contract Value.
Treasury Rate - the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15. If such yields cease to be available, then we will use an alternate source for such information in our discretion.

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Expenses
There is no charge that applies specifically to the MVA Account Option. However, certain charges under certain base variable annuity contracts and riders added to the base contract are based on (i) the Contract Value, which includes the value held in the MVA Account Option, or (ii) net premiums, including premiums allocated to the MVA Account Option. Please refer to the appropriate variable annuity contract for more information as to these charges.
Description of the MVA Account Option
Introduction. The MVA Account Option offers fixed interest rates that we guarantee for specified periods we call “Guarantee Periods”. You may allocate new premium or existing Contract Value to the MVA Account Option. You may select the period for which the interest rate on our allocation will be guaranteed from among the Guarantee Periods we are then offering. Each allocation will establish a separate Guarantee Period account. At the end of each Guarantee Period, you may choose to roll over the value of that Guarantee Period account into a new Guarantee Period or allocate the value of that Guarantee Period account to another investment option available under your variable annuity contract. If you withdraw Contract Value from a Guarantee Period prior to its expiration, a Market Value Adjustment (which can be positive or negative) will apply, except for withdrawals taken during the 10-day period after the expiration of a Guarantee Period.
Guarantee Periods. Each payment or transfer allocated to the MVA Account Option earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. In the future, we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.
You select a Guarantee Period for each purchase or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payment, if available. We reserve the right to limit the number of additional purchase payments that you may allocate to this Option. Each Purchase Payment or transfer allocated to a Guarantee Period must be at least $500.
The Guarantee Periods may not be available in your state.
Interest Rates. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.
We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your sales representative or Everlake Life at 1-800-457-7617. The interest rates we credit will never be less than the minimum guaranteed rate stated in the Contract.
How we credit interest. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn.
Renewals. At least 30 days prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:
1)    Take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expiring Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our current declared rate for a Guarantee Period of that length; or
2)    Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or
3)    Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts of the Variable Account. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or
4)    Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay
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income taxes, premium taxes and be subject to income tax withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.
Market Value Adjustment. All withdrawals in excess of the Free Withdrawal Amount, transfers, and amounts applied to an Income Plan from a Guarantee Period, other than those taken during the 30-day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment may apply in the calculation of the Settlement Value described in the “Death Benefit Amount” section of your Contract. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program as described in your Contract. We also will not apply a Market Value Adjustment to a withdrawal you make:
•within the Free Withdrawal Amount as described in your Contract,
•when exercising the confinement, unemployment, widow withdrawals or terminal illness waivers (AIM Lifetime Plus II and AIM Lifetime Enhanced Choice only), or
•to satisfy IRS minimum distribution rules for the Contract.
We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. “Treasury Rate” means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Statistical Release H.15.
The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, income tax, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.
Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate, then the Market Value Adjustment will result in a higher amount payable to you, transferred, or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable current Treasury Rate, then the Market Value Adjustment will result in a lower amount payable to you, transferred, or applied to an Income Plan.
For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5-year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 5-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you. The hypothetical interest rate in this example is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above, and in recent years they generally have been lower in a generally low interest rate environment.
The formula for calculating Market Value Adjustments is set forth in Appendix I to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.
Distribution of the Contracts
The MVA Account Option is available only under certain variable annuity contracts issued by Everlake Life, as identified above. Extensive information about the arrangement for distributing the variable annuity contracts is included under “Distribution” in the appropriate variable annuity contract prospectus and in the statement of additional information that relates to that prospectus. All of that information applies, regardless of whether you choose to allocate Contract Value to the MVA Account Option, and there is no additional plan of distribution or sales compensation with respect to the MVA Account Option. Also as described in the appropriate variable annuity contract prospectus, the principal underwriter for all of the Contracts is Everlake Distributors, L.L.C., a wholly-owned subsidiary of Everlake Life. The underwriting agreement with Everlake Distributors provides that we will reimburse Everlake Distributors for any liability to Contract owners arising out of services rendered or Contracts issued.

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Additional Information
Experts
The financial statements of Everlake Life Insurance Company as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021 included in this Prospectus and the related financial statement schedules included elsewhere in the Registration Statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements and financial statement schedules are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.
Legal Matters
All matters of Illinois law pertaining to the MVA Account Option, including the validity of the variable annuity contracts incorporating the MVA Account Option and Everlake Life’s right to issue such contracts under Illinois insurance law, have been passed upon by Angela K. Fontana, Chief Legal Officer of Everlake Life.
Annual Reports and Other Documents
Everlake Life will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Everlake Life, P.O. Box 758543, Topeka, KS 66675-8566 or by calling 1-800- 457-7617. Everlake Life files periodic reports as required under the Securities Exchange Act of 1934. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
A provision in Everlake Life’s by-laws provides for the indemnification of individuals serving as directors or officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Everlake Life pursuant to the foregoing provisions, Everlake Life has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
Reliance on Rule 12h-7
Rule 12h-7 under the Exchange Act exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The MVA Account Options described in this prospectus fall within the exemption provided under Rule 12h-7. Effective May 8, 2020, Everlake Life will rely on the exemption provided under Rule 12h-7 and will not file reports under the Exchange Act.
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Appendix I: Market Value Adjustment Examples
Market Value Adjustment

The Market Value Adjustment is based on the following:

I	=	the average daily Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period;
N	=	the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period; and
J	=	the average daily Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note for a maturity of length N is not available, a weighted average will be used.

“Treasury Rate” means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.
The Market Value Adjustment factor is determined from the following formula:
.9 x (I - J) x N
The .9 is a factor to approximate the difference between simple and compound interest over time.
To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred (in excess of the Free Withdrawal Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.
EXAMPLES OF MARKET VALUE ADJUSTMENT
Purchase Payment: $10,000
Guarantee Period: 5 years
Treasury Rate (at the time the Guarantee Period was established): 4.50%
Assumed Net Annual Earnings Rate in Money Market Variable Sub-Account: 4.50%
Full Surrender: End of Contract Year 3
NOTE: These examples assume that premium taxes are not applicable.

EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 X (1.045)/3 = $11,411.66
Step 2. Calculate the Free Withdrawal Amount:	.10 X $10,000.00 = $1,000.00
Step 3. Calculate the Withdrawal Charge:	.05 X($10,000.00 - $1,000.00) = $450.00
Step 4. Calculate the Market Value Adjustment:	I = 4.50%
J = 4.20%
N =	730 days	=	2
365 days

Step 5. Calculate the amount received by a Contract owner as a result of full withdrawal at the end of Contract Year 3:	$11,411.66 - $450.00 + $56.22 = $11,017.88

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EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 X (1.045)/3 = $11,411.66
Step 2. Calculate the Free Withdrawal Amount:	.10 X $10,000.00 = $1,000.00
Step 3. Calculate the Withdrawal Charge:	.05 X($10,000.00 - $1,000.00) = $450.00
Step 4. Calculate the Market Value Adjustment:	I = 4.50%
J = 4.20%
N=	730 days	2
365 days

Step 5. Calculate the amount received by a Contract owner as a result of full withdrawal at the end of Contract Year 3:	$11,411.66 - $450.00 - $56.22 = $10,905.44
Purchase Payment: $10,000
Guarantee Period: 5 years
Treasury Rate (at the time the Guarantee Period was established): 4.50%
Assumed Net Annual Earnings Rate in Money Market Variable Sub-Account: 4.50%
Full Surrender: End of Contract Year 3
NOTE: These examples assume that premium taxes are not applicable.

EXAMPLE 3 (ASSUME DECLINING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 X (1.045)3 = $11,411.66
Step 2. Calculate the Free Withdrawal Amount:	.15% × $10,000.00 × (1.045)2 = $1,638.04
Step 3. Calculate the Withdrawal Charge:	.06 × ($10,000.00 - $1,638.04) = $501.72
Step 4. Calculate the Market Value Adjustment:	I = 4.50%
J = 4.20%
N=	730 days	=	2
365 days

Step 5. Calculate the amount received by a Contract owner as a result of full withdrawal at the end of Contract Year 3:	$11,411.66 - $501.72 + $52.78 = $10,962.72

EXAMPLE 4: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 X (1.045)/3 = $11,411.66
Step 2. Calculate the Free Withdrawal Amount:	.15% × $10,000.00 × (1.045)2 = $1,638.04
Step 3. Calculate the Withdrawal Charge:	.06 × ($10,000.00 - $1,638.04) = $501.72
Step 4. Calculate the Market Value Adjustment:	I = 4.50%
J = 4.80%
N=	730 days	=	2

Step 5. Calculate the amount received by a Contract owner as a result of full withdrawal at the end of Contract Year 3:	$11,411.66 - $501.72 - $52.78 = $10,857.16
Purchase Payment: $10,000 (Credit Enhancement of $400 allocated to Money Market Variable Sub-Account)
(Option 1: 4% up front): 10,000 allocated to a Guarantee Period Guarantee Period: 5 years
Treasury Rate (at the time the Guarantee Period was established): 4.50%
Assumed Net Annual Earnings Rate in Money Market Variable Sub-Account: 4.50%
Full Surrender: End of Contract Year 3
NOTE: These examples assume that premium taxes are not applicable.

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EXAMPLE 5 (ASSUME DECLINING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 x (1.04) x (1.045)/3= $11,868.13
Step 2. Calculate the Free Withdrawal Amount:	15% x $10,000.00 x (1.04) x (1.045)/2/= $1,703.56
Step 3. Calculate the Withdrawal Charge:		=	.07 x ($10,000.00 - $1,703.56) = $580.75
Step 4. Calculate the Market Value Adjustment:			4.50%
4.20%
	N	=	730 days = 2
365 days
Market Value Adjustment Factor: .9 x (I - J) X N
		=	.9 X (.045 - .042) X (2) = .0054
Market Value Adjustment = Market Value Adjustment Factor x Amount Subject to Market Value Adjustment:

Step 5. Calculate the amount received by a Contract Owner as a result of full withdrawal at the end of Contract Year 3:		=	.0054 X ($11,868.13 - $1,703.56) = $54.89
$11,868.13 - $580.75 + $54.89 = $11,342.27

EXAMPLE 6: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year 3:		$10,000.00 X (1.04) X (1.045)[3] = $11,868.13
Step 2. Calculate the Free Withdrawal Amount:		15% X $10,000.00 X (1.04) X (1.045)2 = $1,703.56
Step 3. Calculate the Withdrawal Charge:	=	.07 X ($10,000.00 - $1,703.56) = $580.75
Step 4. Calculate the Market Value Adjustment:		4.50%
4.80%
730 days
	N	= = 2
365 days
Market Value Adjustment Factor: .9 x (I - J) x N
	=	.9 X (.045 - .048) X (2) = -.0054
Market Value Adjustment = Market Value Adjustment Factor x Amount Subject to Market Value Adjustment:

Step 5. Calculate the amount received by a Contract Owner as a result of full withdrawal at the end of Contract Year 3:	=	-.0054 X ($11,868.13 - $1,703.56) = $(54.89)
$11,868.13 - $580.75 - $54.89 = $11,232.49

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Item 3(c). Risk Factors
Forward-Looking Statements
This report contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update any forward-looking statements as a result of new information or future events or developments. In addition, forward-looking statements are subject to certain risks or uncertainties that could cause actual results to differ materially from those communicated in these forward-looking statements.
Risks are categorized by (1) insurance and financial services, (2) business, strategy and operations and (3) macro, regulatory and risk environment. Many risks may affect more than one category and are included where the impact is most significant. If some of these risk factors occur, they may cause the emergence of or exacerbate the impact of other risk factors, which could materially increase the severity of the impact of these risks on our business, results of operations, financial condition or liquidity. Consider these cautionary statements carefully together with other factors discussed elsewhere in this document, in filings with the Securities and Exchange Commission (“SEC”) or in materials incorporated therein by reference.
Insurance and financial services
Changes in reserve estimates and amortization of deferred acquisition costs (“DAC”) could materially affect our results of operations and financial condition
We use long-term assumptions, including future investment yields, mortality, morbidity, persistency and expenses in pricing and valuation. If experience differs significantly from assumptions, adjustments to reserves and amortization of DAC may be required that could have a material adverse effect on our results of operations and financial condition.
We may not be able to mitigate the capital impact associated with statutory reserving and capital requirements
Regulatory capital and reserving requirements affect the amount of capital required to be maintained by our insurance companies. Changes to capital or reserving requirements or regulatory interpretations may result in additional capital held in our insurance companies and could require us to accept a return on equity below original levels assumed in pricing.
A downgrade in financial strength ratings may have an adverse effect on our business
Financial strength ratings are important factors in establishing the competitive position of insurance companies. Rating agencies could downgrade or change the outlook on our ratings due to:
•Changes in the financial profile of one of our insurance companies
•Changes in a rating agency’s determination of the amount of capital required to maintain a particular rating
•Increases in the perceived risk of our investment portfolio, a reduced confidence in management or our business strategy, as well as a number of other considerations that may or may not be under our control
•Changes in ownership resulting from divestiture of businesses
A downgrade in our ratings could have a material effect on our retention, liquidity, results of operations and financial condition.
Changes in tax laws may adversely affect profitability of life insurance products
Changes in taxation of life insurance products could result in the surrender of some existing contracts and policies, which may have a material effect on our profitability and financial condition.
Our investment portfolio is subject to market risk and declines in quality which may adversely affect or create volatility in our investment income and cause realized and unrealized losses
We continually evaluate investment management strategies since we are subject to risk of loss due to adverse changes in interest rates, credit spreads, equity prices, real estate values, currency exchange rates and liquidity. Adverse changes may occur due to changes in monetary and fiscal policy and the economic climate, liquidity of a market or market segment, investor return expectations or risk tolerance, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness. Adverse changes in market conditions could cause the value of our investments to decrease significantly and impact our results of operations and financial condition.
Our investments are subject to risks associated with economic and capital market conditions and factors that may be unique to our portfolio, including:
•General weakening of the economy, which is typically reflected through higher credit spreads and lower equity and real estate valuations
•Declines in credit quality
•Declines in market interest rates, credit spreads or sustained low interest rates could lead to further declines in portfolio yields and investment income
•Increases in market interest rates, credit spreads or a decrease in liquidity could have an adverse effect on the value of our fixed income securities that form a substantial majority of our investment portfolio
•Supply chain disruptions, labor shortages and other factors have and may continue to increase inflation, which could have an adverse impact on investment valuations and returns
•Weak performance of general and joint venture partners and underlying investments unrelated to general market or economic conditions could lead to declines in investment income and cause realized losses in our limited partnership interests
•Concentration in any particular issuer, industry, collateral type, group of related industries, geographic sector or risk type
The amount and timing of net investment income, capital contributions and distributions from our limited partnership investments can fluctuate significantly due to the underlying investments’ performance or changes in market or economic conditions. Additionally, these investments are less liquid than similar, publicly-traded investments and a decline in market liquidity could impact our ability to sell them at their current carrying values.
Determination of the fair value and amount of credit losses for investments includes subjective judgments and could materially impact our results of operations and financial condition
The valuation of the portfolio is subjective, and the value of assets may differ from the actual amount received upon the sale of an asset. The degree of judgment required in determining fair values increases when:
•Market observable information is less readily available
•The use of different valuation assumptions may have a material effect on the assets’ fair values
•Changing market conditions could materially affect the fair value of investments
The determination of the amount of credit losses varies by investment type and is based on ongoing evaluation and assessment of known and inherent risks associated with the respective asset class or investment.
Such evaluations and assessments are highly judgmental and are revised as conditions change and new information becomes available.
We update our evaluations regularly and reflect changes in credit losses in our results of operations. Our conclusions may ultimately prove to be incorrect as assumptions, facts and circumstances change. Historical loss trends, consideration of current conditions, and forecasts may not be indicative of future changes in credit losses and additional amounts may need to be recorded in the future.
Changes in market interest rates or investment returns may lead to a significant decrease in the profitability of our spread-based products
Spread-based products, such as fixed annuities, are dependent upon maintaining profitable spreads between investment returns and interest crediting rates. When market interest rates decrease or remain at low levels, investment income may decline. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields.
Increases in market interest rates can lead to increased surrenders at a time when fixed income investment asset values are lower due to the increase in interest rates. Liquidating investments to fund surrenders could result in a loss that would adversely impact results of operations.
Limited partnership net investment income, capital contributions and distributions can fluctuate significantly due to the underlying investments’ performance or changes in market or economic conditions.

Business, strategy and operations
We operate in markets that are highly competitive and may be impacted by new or changing technologies
Markets in which we operate are highly competitive, and we must continually allocate resources to refine and improve services to remain competitive. Retention may be impacted if customer preferences change and we are unable to effectively adapt our business model and processes.
Technology and customer preference changes may impact the ways in which we interact and do business with our customers. We may not be able to respond effectively to these changes, which could have a material effect on our results of operations and financial condition.
Reinsurance may be unavailable at current levels and prices
Market conditions beyond our control impact the availability and cost of the reinsurance we purchase. Reinsurance may not remain continuously available to us to the same extent and on the same terms and rates as is currently available. If we cannot maintain our current level of reinsurance or purchase new reinsurance protection in amounts we consider sufficient at acceptable prices, we would have to either accept an increase in our risk exposure, reduce our insurance exposure or seek other alternatives.
Reinsurance subjects us to counterparty risk and may not be adequate to protect us against losses arising from ceded insurance
Collecting from reinsurers is subject to uncertainty arising from whether reinsurers or their affiliates have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. Our inability to recover from a reinsurer could have a material effect on our results of operations and financial condition.
Divestitures of businesses may not produce anticipated benefits
We have divested portions of our businesses either through a sale or financial arrangements. These transactions result in continued financial involvement in the divested businesses, such as through reinsurance, guarantees or other financial arrangements, following the transaction. If the acquiring companies do not perform under the arrangements, our financial results could be negatively impacted.
We may be subject to the risks and costs associated with intellectual property infringement, misappropriation and third-party claims
We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect intellectual property and to determine its scope, validity or enforceability, which could divert significant resources and prove unsuccessful. An inability to protect intellectual property or an inability to successfully defend against a claim of intellectual property infringement could have a material effect on our business.
We may be subject to claims by third parties for patent, trademark or copyright infringement or breach of usage rights. Any such claims and any resulting litigation could result in significant expense and liability. If third-party providers or we are found to have infringed a third-party intellectual property right, either of us could be enjoined from providing certain products or services or from utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement costly work-arounds. Any of these scenarios could have a material effect on our business and results of operations.
Macro, regulatory and risk environment
Conditions in the global economy and capital markets could adversely affect our business and results of operations
Global economic and capital market conditions could adversely impact demand for our products, returns on our investment portfolio and results of operations. The conditions that would have the largest impact on our business include;
•Low or negative economic growth
•Sustained low interest rates
•Rising inflation
•Substantial increases in delinquencies or defaults on debt
•Significant downturns in the market value or liquidity of our investment portfolio
•Reduced consumer spending and business investment
Stressed conditions, volatility and disruptions in global capital markets or financial asset classes could adversely affect our investment portfolio.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs or obtain credit on acceptable terms
In periods of extreme volatility and disruption in the capital and credit markets, liquidity and credit capacity may be severely restricted. Our and Everlake US Holdings Company’s access to additional financing depends on a variety of factors such as market conditions, the general availability of credit, the overall availability of credit to our industry, our credit ratings and credit capacity, as well as lenders’ perception of our and Everlake US Holdings Company’s long- or short-term financial prospects. In such circumstances, our ability to obtain capital to fund operating expenses, financing costs, capital expenditures or acquisitions may be limited, and the cost of any such capital may be significant.
A large-scale pandemic, the occurrence of terrorism, military actions, social unrest or other actions may have an adverse effect on our business
A large-scale pandemic, such as the Novel Coronavirus Pandemic or COVID-19 (“Coronavirus”) and its impacts, the occurrence of terrorism, military actions, social unrest or other actions may result in loss of life, property damage, and disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by declines in the equity markets, changes in interest rates, reduced liquidity and economic activity caused by a large-scale pandemic, military actions or social unrest across the world. Additionally, a large-scale pandemic or terrorist act could have a material effect on liquidity and operating results.
The Coronavirus resulted in governments worldwide enacting emergency measures to combat the spread of the virus, including travel restrictions, government-imposed shelter-in-place orders, quarantine periods, social distancing, and restrictions on large gatherings. These measures moderated in 2021 as vaccines became more widely available in the United States. There is no way of predicting with certainty how long the pandemic might last. New variants of the Coronavirus may impact the potential for restrictions being restored or new restrictions being implemented that could result in further economic volatility.
The Coronavirus has affected our operations and depending on its length and severity may continue to significantly affect our results of operations, financial condition and liquidity, including retention of existing policies, life insurance mortality, annuity reserves, investment valuations and returns and credit allowance exposure.
The failure in cyber or other information security controls, as well as the occurrence of events unanticipated in our disaster recovery processes and business continuity planning, could result in a loss or disclosure of confidential information, damage to our reputation, additional costs and impair our ability to conduct business effectively
We depend heavily on computer systems, mathematical algorithms and data to perform necessary business functions. There are threats that could impact our ability to protect our data and systems; if the threats are successful, they could impact confidentiality, integrity and availability:
•Confidentiality - protecting our data from disclosure to unauthorized parties
•Integrity - ensuring data is not changed accidentally or without authorization and is accurate
•Availability - ensuring our data and systems are accessible to meet our business needs
We collect, use, store or transmit a large amount of confidential, proprietary and other information (including personal information of customers or employees) in connection with the operation of our business. Systems are subject to increased attempted cyberattacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering.
We constantly defend against threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. Events like these could jeopardize the information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties or customer dissatisfaction.
These risks may increase in the future as threats become more sophisticated and we continue to develop additional remote connectivity solutions to serve our employees and customers. Our increased use of third-party services (e.g., cloud technology and software as a service) can make it more difficult to identify and respond to cyberattacks in any of the above situations. Although we may review and assess third-party vendor cybersecurity controls, our efforts may not be successful in preventing or mitigating the effects of such events. Third parties to whom we outsource certain functions are also subject to cybersecurity risks.
Personal information is subject to an increasing number of federal, state and local laws and regulations regarding privacy and data security, as well as contractual commitments. Any failure or perceived failure by us to comply with such obligations may result in governmental enforcement actions and fines, litigation or public statements against us by consumer advocacy groups or others and could cause our employees and customers to lose trust in us, which could have an adverse effect on our reputation and business.

See the Regulation section for additional information.
The occurrence of a disaster, such as a natural catastrophe, pandemic, industrial accident, blackout, terrorist attack, war, cyberattack, computer virus, insider threat, unanticipated problems with our disaster recovery processes, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of employees were unavailable in the event of a disaster, our ability to effectively conduct business could be severely compromised. Our systems are also subject to compromise from internal threats.
We are subject to extensive regulation, and potential further restrictive regulation may increase operating costs
We operate in the highly regulated insurance sector and are subject to extensive laws and regulations that are complex and subject to change. Changes may lead to additional expenses, increased legal exposure, or increased reserve or capital requirements limiting our ability to achieve targeted profitability. Moreover, laws and regulations are administered and enforced by governmental authorities that exercise interpretive latitude, including state insurance regulators; state securities administrators; state attorneys general as well as federal agencies including the SEC, the Financial Industry Regulatory Authority, the Department of Labor, and the U.S. Department of Justice. Consequently, compliance with one regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another’s interpretation of the same issue.
In addition, there is risk that one regulator’s or enforcement authority’s interpretation of a legal issue may change to our detriment. There is also a risk that changes in the overall legal environment may cause us to change our views regarding the actions we need to take from a legal risk management perspective. This could necessitate changes to our practices that may adversely impact our business. In some cases, state insurance laws and regulations are generally intended to protect or benefit purchasers or users of insurance products. These laws and regulations may limit our ability to grow or to improve the profitability of our business.
Regulatory reforms, and the more stringent application of existing regulations, may make it more expensive for us to conduct our business
The federal government has enacted comprehensive regulatory reforms for financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, certain reforms are applicable to the insurance industry.
The Federal Insurance Office and Financial Stability Oversight Council have been established and the federal government may enact reforms that affect the state insurance regulatory framework. The potential impact of state or federal measures that change the nature or scope of insurance and financial regulation is uncertain but may make it more expensive for us to conduct business and limit our ability to grow or achieve profitability.
Losses from legal and regulatory actions may be material to our results of operations, cash flows and financial condition
We are involved in various legal actions, which may include class action litigation, challenging a range of company practices and coverage provided by our insurance products, some of which involve claims for substantial or indeterminate amounts. We are also involved in various regulatory actions and inquiries, including market conduct exams by state insurance regulatory agencies. In the event of an unfavorable outcome in any of these matters, the ultimate liability may be more than amounts currently accrued, and may be material to our results of operations, cash flows and financial condition.
Changes in or the application of accounting standards issued by standard-setting bodies and changes in tax laws may adversely affect our results of operations and financial condition
Our financial statements are subject to the application of accounting principles generally accepted in the United States of America, which are periodically revised, interpreted and/or expanded. Accordingly, we may be required to adopt new guidance or interpretations, which may have a material effect on our results of operations and financial condition and could adversely impact financial strength ratings.
•Pending changes to accounting for long-duration insurance contracts such as traditional life insurance and life-contingent immediate annuities will have a material effect on reserves
•Realization of our deferred tax assets assumes that we can fully utilize the deductions recognized for tax purposes; we may recognize additional tax expense if these assets are not fully utilized
•New tax legislative initiatives may be enacted that may impact our effective tax rate and could adversely affect our tax positions or tax liabilities

Loss of key vendor relationships or failure of a vendor to protect our data, confidential and proprietary information, or personal information of our customers or employees could adversely affect our operations
We rely on services and products provided by many vendors in the U.S. and abroad. These include, vendors of computer hardware, software, cloud technology and software as a service, as well as vendors and/or outsourcing of services such as:
•Policy administration
•Call center services
•Human resource benefits management
•Information technology support
•Investment management services
•Investment data aggregation and accounting
Pursuant to a transition services agreement, Allstate Insurance Company and its affiliates currently perform most policy administration and customer facing functions. If any vendor becomes unable to continue to provide products or services, or fails to protect our confidential, proprietary, and other information, we may suffer operational impairments and financial losses.
Our ability to attract, develop, and retain talent to maintain appropriate staffing levels, and establish a successful work culture is critical to our success
Competition from within the insurance industry and from other industries, including the technology sector, for qualified employees with highly specialized knowledge has often been intense and we have experienced increased competition in hiring and retaining employees.
Factors that affect our ability to attract and retain such employees include:
•Compensation and benefits
•Training programs
•Reputation as a successful business with a culture of fair hiring, and of training and promoting qualified employees
•Recognition of and response to changing trends and other circumstances that affect employees
The unexpected loss of key personnel could have a material adverse impact on our business because of the loss of their skills, knowledge of our products and years of industry experience and, in some cases, the difficulty of promptly finding qualified replacement personnel.
Misconduct or fraudulent acts by employees, agents and third parties may expose us to financial loss, disruption of business, regulatory assessments and reputational harm
The company and the insurance industry are inherently susceptible to past and future misconduct or fraudulent activities by employees, representative agents, vendors, customers and other third parties.  These activities could include:
•Fraud against the company, its employees and its customers through illegal or prohibited activities
•Unauthorized acts or representations, unauthorized use or disclosure of personal or proprietary information, deception, and misappropriation of funds or other benefits

Item 11(a).  Description of Business
Everlake Life Insurance Company (“ELIC”, formerly known as Allstate Life Insurance Company) was organized in 1957 as a stock life insurance company under the laws of the State of Illinois. ELIC, together with its subsidiaries, previously offered life insurance and annuity products. In this document, we refer to Everlake Life Insurance Company as “Everlake Life” or “ELIC” and to Everlake Life and its wholly owned subsidiaries as the “Everlake Life Group” or the “Company”.
Everlake Life is a wholly owned subsidiary of Everlake US Holdings Company, which is wholly owned by Everlake US Parent Company, a wholly owned subsidiary of Everlake Holdings, LP.
Prior to November 1, 2021, the Company was wholly owned by Allstate Insurance Company, which is ultimately a wholly owned subsidiary of The Allstate Corporation.
On January 26, 2021, Allstate Insurance Company entered into a purchase agreement with Everlake US Holdings Company (formerly Antelope US Holdings Company), an affiliate of an investment fund managed by Blackstone Inc. to sell the Company and certain affiliates. The necessary state regulatory approvals were received on October 29, 2021 and the sale of the Company and certain affiliates was completed on November 1, 2021, at which time Everlake US Holdings Company became the parent of the Company. Subsequently, the Company was renamed to Everlake Life Insurance Company.
On March 29, 2021, the Company entered into a stock purchase agreement with Wilton Reassurance Company to sell all of the shares of common stock of Allstate Life Insurance Company of New York (“ALNY”), a wholly owned subsidiary of the Company. This transaction resulted in the Company’s divestiture of all of its New York life and annuity business. The necessary state regulatory approvals were received and the sale of ALNY was completed on October 1, 2021.
In our reports, we occasionally refer to statutory financial information. All domestic United States insurance companies are required to prepare statutory-basis financial statements. As a result, industry data is available that enables comparisons between insurance companies, including competitors that are not required to prepare financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”). We frequently use industry publications containing statutory financial information to assess our competitive position.
Products and distribution
The Everlake Life Group previously sold life insurance through Allstate exclusive agents and exclusive financial specialists. Products in force include term, whole, interest-sensitive and variable life insurance. We discontinued sales of life insurance products during third quarter 2021. We also sold voluntary accident and health insurance through workplace enrolling independent agents in New York prior to the sale of ALNY on October 1, 2021. We previously offered and continue to have in force deferred fixed annuities and immediate fixed annuities (including standard and sub-standard structured settlements). We also previously offered variable annuities and substantially all of this business is reinsured.
Geographic markets
The following table reflects, in percentages, the principal geographic distribution of direct statutory premiums and annuity considerations for the Everlake Life Group for 2021, based on information contained in statements filed with state insurance departments. Direct statutory premiums and annuity considerations exclude reinsurance assumed. No other jurisdiction accounted for more than 5 percent of the direct statutory premiums and annuity considerations.

California	12.8
Texas	11.9
Florida	7.3
Illinois	6.8
Strategy
Our business consists of traditional, interest-sensitive and variable life insurance sold through Allstate exclusive agents and exclusive financial specialists. Term and whole life insurance products offer basic life protection solutions. Universal life and retirement products cover more advanced needs. We discontinued the sale of annuities over an eight-year period from 2006 to 2014. We discontinued the sale of life insurance products during third quarter 2021. Since the acquisition by Everlake US Holdings Company on November 1, 2021, our strategy is to build scale and diversify our business through the opportunistic acquisition of life and annuity liabilities. These acquisitions could be structured as purchase agreements or reinsurance agreements.
The business in force is being managed with a focus on increasing lifetime economic value. Both the deferred and immediate annuity businesses have been adversely impacted by the historically low interest rate environment. Our immediate annuity business has also been impacted by medical advancements that have resulted in annuitants living longer than anticipated when many of these contracts were originated. We focus on the distinct risk and return profiles of the specific products when developing investment and liability management strategies. The level of legacy deferred annuities in force has been significantly reduced and the investment portfolio and crediting rates are proactively managed to improve profitability of the business while providing appropriate levels of liquidity. The investment portfolio supporting our immediate annuities is managed to ensure the assets match the characteristics of the liabilities and provide the long-term returns needed to support this business. For longer-dated immediate annuity cash flows with no or minimal near-term liquidity needs, we employ total return strategies to generate incremental yield and sufficient time for those strategies to be effective. The life insurance liability investment strategy aims to invest in longer duration assets at attractive yields to align with the long-dated liabilities.
REGULATION
The Everlake Life Group is subject to extensive regulation, primarily at the state level. The method, extent and substance of such regulation vary by state but generally have their source in statutes that establish standards and requirements for conducting the business of insurance and that also delegate regulatory authority to a state agency. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurer solvency and statutory surplus sufficiency, reserve adequacy, insurance company licensing and examination, policy forms, rate setting, the nature and amount of investments, claims practices, participation in guaranty funds, transactions with affiliates, the payment of dividends, underwriting standards, statutory accounting methods, trade practices, privacy regulation and data security, corporate governance and risk management. In addition, state legislators and insurance regulators continue to examine the appropriate nature and scope of state insurance regulation. For a discussion of statutory financial information, see Note 15 of the consolidated financial statements included in Item 11(e). For a discussion of regulatory contingencies, see Note 12 of the consolidated financial statements included in Item 11(e). Notes 12 and 15 are incorporated in this Item 11(a) by reference.
As part of an effort to strengthen the regulation of the financial services market, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) was enacted in 2010. Dodd-Frank created the Federal Insurance Office (“FIO”) within the U.S. Department of the Treasury. The FIO monitors the insurance industry, provides advice to the Financial Stability Oversight Council (“FSOC”), represents the U.S. on international insurance matters, and studies the current regulatory system.
Additional regulations or new requirements may emerge from the activities of various regulatory entities, including the Federal Reserve Board, FIO, FSOC, the National Association of Insurance Commissioners (“NAIC”), and the International Association of Insurance Supervisors (“IAIS”), that are evaluating solvency and capital standards for insurance company groups. In addition, the NAIC has adopted amendments to its model holding company law that have been adopted by some jurisdictions. The outcome of these actions is uncertain; however, these actions may result in changes in the level of capital and liquidity required by insurance holding companies.
We cannot predict whether any specific state or federal measures will be adopted to change the nature or scope of the regulation of insurance or what effect any such measures would have on the Company.
Limitations on Dividends by Insurance Subsidiaries. Everlake Life may receive dividends from time to time from its subsidiaries. When received, these dividends represent a source of cash from which Everlake Life may meet some of its obligations. If a subsidiary is an insurance company, its ability to pay dividends may be restricted by state laws regulating insurance companies. For additional information regarding those restrictions, see Note 15 of the consolidated financial statements included in Item 11(e).
Guaranty Funds. Under state insurance guaranty fund laws, insurers doing business in a state can be assessed, up to prescribed limits, in order to cover certain obligations of insolvent insurance companies. We do not anticipate any material adverse financial impact from these assessments.
Investment Regulation. Our insurance subsidiaries are subject to state regulation that specifies the types of investments that can be made and concentration limits of invested assets. Failure to comply with these rules leads to the treatment of non-conforming investments as non-admitted assets for purposes of measuring statutory surplus. Further, in some instances, these rules require divestiture of non-conforming investments.
Variable Life Insurance and Registered Fixed Annuities. The sale and administration of variable life insurance and registered fixed annuities with market value adjustment features are subject to extensive regulatory oversight at the federal and state level, including regulation and supervision by the Securities and Exchange Commission (“SEC”) and the Financial Industry Regulatory Authority (“FINRA”).
Broker-Dealer and Investment Companies. The Everlake Life Group entities that operate as a broker-dealer and investment companies are subject to regulation and supervision by the SEC, FINRA and/or, in some cases, state securities administrators.
Privacy Regulation and Data Security. Federal law and the laws of many states require financial institutions to protect the security and confidentiality of consumer information and to notify consumers about their policies and practices relating to collection, use, and disclosure of consumer information and their policies relating to protecting the security and confidentiality of that information. Federal law and the laws of many states also regulate disclosures and disposal of consumer information. Congress, state legislatures, and regulatory authorities are expected to consider additional regulation relating to privacy and other aspects of consumer information.
For example, the California Consumer Privacy Act, which took effect in January 2020, adopted significant compliance requirements for businesses that collect personal information on California residents. In addition, the California Privacy Rights Act, which expands consumer privacy rights and establishes a new privacy regulatory agency, was passed in November 2020 and will become effective in January 2023. Additional states are likely to adopt similarly themed requirements in the future. We cannot predict the impact on our business of possible future legislative measures regarding privacy or data security.
EMPLOYEES
The Everlake Life Group has no employees. Instead, we primarily use the services of employees of Everlake Services Company (“ESC”), an affiliate. We also make use of other services provided by ESC. These services include human resources, finance, information technology and legal services. We reimburse ESC for these services.
WEBSITE
Our website is everlakelife.com.

Item 11(b). Description of Property
As of December 31, 2021, the Company operated in a fully remote environment. In 2022, the Company’s principal executive office is leased and located in Northbrook, Illinois. Additional office space is leased in Lincoln, Nebraska.
The facilities are leased by Everlake Services Company, an affiliate of the Company. Expenses associated with the leased facilities are allocated to us. We believe that these facilities are suitable and adequate for our current operations.

Item 11(c). Legal Proceedings
Information required for Item 11(c) is incorporated by reference to the discussion under the heading “Regulation and compliance” in Note 12 of the consolidated financial statements included in Item 11(e).

Item 11(e). Financial Statements and Notes to Financial Statements

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholder of
Everlake Life Insurance Company
Northbrook, Illinois 60062
Opinion on the Financial Statements
We have audited the accompanying Consolidated Statements of Financial Position of Everlake Life Insurance Company and subsidiaries (formerly Allstate Life Insurance Company and subsidiaries) (the “Company”) as of December 31, 2021 and 2020, and the related Consolidated Statements of Operations and Comprehensive Income, Shareholder’s Equity, and Cash Flows for each of the three years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”).
In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, Schedule I-Summary of Investments Other Than Investments in Related Parties, Schedule IV-Reinsurance, and Schedule V-Valuation Allowances and Qualifying Accounts, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.
Emphasis of a Matter
As discussed in Note 1 to the consolidated financial statements, the Company was acquired by Everlake US Holdings Company, an affiliate of an investment fund managed by Blackstone Inc., on November 1, 2021. The Company did not elect to apply pushdown accounting in these financial statements upon change in control.

Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matter
The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.
Reserve for Life-Contingent Contract Benefits and Premium Deficiency Reserve for Life-Contingent Immediate Annuities – Refer to Notes 2 and 9 to the Financial Statements
Critical Audit Matter Description
As of December 31, 2021, the reserve for life-contingent contract benefits for life-contingent immediate annuities was $6.6 billion. Due to the long-term nature of life-contingent immediate annuities, benefits are payable over many years. The Company establishes reserves as the present value of future expected benefits to be paid, reduced by the present value of future expected net premiums. Long-term actuarial assumptions, such as future investment yields and mortality, are used when establishing the reserve. These assumptions are established at the time the contract is issued and are generally not changed during the life of the contract. The Company periodically performs a gross premium valuation (“GPV”) analysis to review the adequacy of reserves using actual experience and current assumptions. If actual experience and current assumptions are adverse compared to the original assumptions and a premium deficiency is determined to exist, any remaining unamortized deferred acquisition costs (“DAC”) balance would be expensed to the extent not recoverable, and the establishment of a premium deficiency reserve may be required for any remaining deficiency. During the year-ended December 31, 2021, lower investment yield assumptions resulted in a premium deficiency. The deficiency was recognized as an increase in the reserve for life-contingent contract benefits and life contract benefits of $174 million. The previous assumptions used to establish reserves were updated to reflect current assumptions and the primary change was lower investment yield assumptions.
Given the subjectivity involved in selecting the current assumptions for projected investment yields and mortality, the sensitivity of the estimate to these assumptions, and the establishment of a premium deficiency reserve, the related audit effort to evaluate the reserve for life-contingent contract benefits, the GPV, and the resulting premium deficiency reserve for life-contingent immediate annuities required a high degree of auditor judgment and an increased extent of effort, including involvement of our actuarial specialists.
How the Critical Audit Matter Was Addressed in the Audit
Our principal audit procedures related to the reserve for life-contingent contract benefits and the premium deficiency reserve, including the GPV for life-contingent immediate annuities, included the following:
•We tested the design and implementation of controls over management’s reserve for life-contingent contract benefits, premium deficiency reserve, and GPV including those over the Company’s selection of assumptions.
•With the assistance of our actuarial specialists, we evaluated the reasonableness of assumptions and their incorporation into the projection model used by the Company to perform its analysis by:
•Testing the underlying data that served as the basis for the assumptions setting and the underlying data used in the projection model to ensure the inputs were complete and accurate
•Comparing mortality assumptions selected to actual historical experience
•Comparing projected investment yields selected to historical portfolio returns, evaluating for consistency with current investment portfolio yields and the Company’s current portfolio repositioning and reinvestment strategy, and comparing to independently obtained market data
•With the assistance of our actuarial specialists, we independently calculated the GPV reserves from the Company’s projection model for a sample of contracts and compared our estimates to management’s estimates.
•With the assistance of our actuarial specialists, we evaluated the reasonableness of the total gross premium valuation reserve at the date the premium deficiency was determined by the Company and at year-end based on known changes to policies in force and current investment yield assumptions.
•We agreed the recorded premium deficiency reserve amount to the Company’s GPV analysis.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 29, 2022

We have served as the Company’s auditor since 2001.

EVERLAKE LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

($ in millions)	Year Ended December 31,
	2021	2020	2019
Revenues
Premiums (net of reinsurance ceded of $121, $94 and $139)	$674	$618	$677
Contract charges (net of reinsurance ceded of $140, $177 and $180)	743	675	682
Other revenue	17	34	42
Net investment income	1,786	1,242	1,411
Net gains and losses on investments and derivatives	624	266	341
Total revenues	3,844	2,835	3,153

Costs and expenses
Contract benefits (net of reinsurance ceded of $271, $176 and $187)	1,719	1,729	1,481
Interest credited to contractholder funds (net of reinsurance ceded of $45, $44 and $40)	435	579	585
Amortization of deferred policy acquisition costs	150	147	180
Operating costs and expenses	219	229	249
Cost of reinsurance amortization and other reinsurance related expenses	79	—	—
Restructuring and related charges	3	5	1
Interest expense	4	7	5
Total costs and expenses	2,609	2,696	2,501

(Loss) gain on disposition of operations	(1,070)	4	6

Income from operations before income tax expense	165	143	658

Income tax expense	330	7	128

Net (loss) income	(165)	136	530

Other comprehensive (loss) income, after-tax
Change in unrealized net capital gains and losses	(787)	282	679
Change in unrealized foreign currency translation adjustments	3	10	(17)
Other comprehensive (loss) income, after-tax	(784)	292	662

Comprehensive (loss) income	$(949)	$428	$1,192

See notes to consolidated financial statements.

EVERLAKE LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

($ in millions, except par value data)	December 31,
	2021	2020
Assets
Investments
Fixed income securities, at fair value (amortized cost, net $17,307 and $21,522)	$17,937	$23,907
Mortgage loans, net	2,951	3,359
Equity securities, at fair value (cost $11 and $1,107)	11	1,536
Limited partnership interests	1,348	3,065
Short-term, at fair value (amortized cost $1,035 and $974)	1,035	974
Policy loans	525	582
Other, net	1,382	1,375
Total investments	25,189	34,798
Cash	217	36
Deferred policy acquisition costs	1,112	973
Reinsurance recoverable from non-affiliates	1,708	1,989
Reinsurance recoverable from affiliate	4,937	—
Deferred cost of reinsurance	1,291	—
Accrued investment income	155	231
Other assets, net	170	714
Separate Accounts	3,021	3,294
Total assets	$37,800	$42,035
Liabilities
Contractholder funds	$13,394	$16,481
Reserve for life-contingent contract benefits	9,119	11,800
Funds withheld payable to affiliate	5,630	—
Unearned premiums	2	3
Payable to affiliates, net	29	33
Other liabilities and accrued expenses	386	1,007
Deferred income taxes	793	956
Notes due to related parties	—	214
Separate Accounts	3,021	3,294
Total liabilities	32,374	33,788
Commitments and Contingent Liabilities (Notes 8 and 12)
Shareholder’s Equity
Redeemable preferred stock - series A, $100 par value, 1,500,000 shares authorized, none issued	—	—
Redeemable preferred stock - series B, $100 par value, 1,500,000 shares authorized, none issued	—	—
Common stock, $227 par value, 23,800 shares authorized and outstanding	5	5
Additional capital paid-in	2,100	2,083
Retained income	2,898	4,952
Accumulated other comprehensive income:
Unrealized net capital gains and losses on fixed income securities with credit losses	—	—
Other unrealized net capital gains and losses	498	1,882
Unrealized adjustment to DAC, deferred sales inducements and insurance reserves	(81)	(678)
Total unrealized net capital gains and losses	417	1,204
Unrealized foreign currency translation adjustments	6	3
Total accumulated other comprehensive income (“AOCI”)	423	1,207
Total shareholder’s equity	5,426	8,247
Total liabilities and shareholder’s equity	$37,800	$42,035

See notes to consolidated financial statements.

EVERLAKE LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY

($ in millions)	Year Ended December 31,
	2021	2020	2019

Common stock	$5	$5	$5

Additional capital paid-in
Balance, beginning of year	2,083	2,024	2,024
Capital contribution into Allstate Life Insurance Company of New York (“ALNY”) prior to sale	660	—	—
Disposition of ALNY	(660)	—	—
Gain on reinsurance with an affiliate	2	59	—
Contribution of Everlake Assurance Company	15	—	—
Balance, end of year	2,100	2,083	2,024

Retained income
Balance, beginning of year	4,952	4,865	4,410
Net (loss) income	(165)	136	530
Dividends	(1,992)	—	(75)
Deferred taxes charged to equity	(46)	—	—
Losses on reinsurance with affiliates	(35)	—	—
Gain on investment transactions between affiliates	184	—	—
Cumulative effect of change in accounting principle	—	(49)	—
Balance, end of year	2,898	4,952	4,865

Accumulated other comprehensive income
Balance, beginning of year	1,207	915	253
Change in unrealized net capital gains and losses	(787)	282	679
Change in unrealized foreign currency translation adjustments	3	10	(17)
Cumulative effect of change in accounting principle	—	—	—
Balance, end of year	423	1,207	915

Total shareholder’s equity	$5,426	$8,247	$7,809

See notes to consolidated financial statements.

EVERLAKE LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)	Year Ended December 31,
	2021	2020	2019
Cash flows from operating activities
Net (loss) income	$(165)	$136	$530
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and other non-cash items	(32)	(51)	(60)
Net gains and losses on investments and derivatives	(624)	(266)	(341)
Loss (gain) on disposition of operations	1,070	(4)	(6)
Interest credited to contractholder funds	435	579	585
Changes in:
Policy benefits and other insurance reserves	(452)	(430)	(610)
Deferred policy acquisition costs	62	96	125
Reinsurance recoverables, net	(198)	90	66
Income taxes	61	(86)	8
Other operating assets and liabilities	(279)	245	69
Net cash (used in) provided by operating activities	(122)	309	366
Cash flows from investing activities
Proceeds from sales
Fixed income securities	6,841	3,370	3,800
Equity securities	1,298	1,591	984
Limited partnership interests	411	336	354
Mortgage loans	—	212	—
Other investments	246	58	61
Investment collections
Fixed income securities	1,718	1,333	1,355
Mortgage loans	711	550	537
Other investments	116	50	76
Investment purchases
Fixed income securities	(6,694)	(5,335)	(4,406)
Equity securities	(582)	(1,431)	(844)
Limited partnership interests	(255)	(375)	(398)
Mortgage loans	(825)	(112)	(532)
Other investments	(1,169)	(45)	(103)
Change in short-term investments, net	(423)	25	(343)
Change in policy loans and other investments, net	1,032	54	(63)
Sale of ALNY	(480)	—	—
Net cash provided by investing activities	1,945	281	478
Cash flows from financing activities
Contractholder fund deposits	860	753	747
Contractholder fund withdrawals	(1,273)	(1,373)	(1,599)
Proceeds from issuance of notes to related parties	—	—	215
Repayment of notes to related parties	(222)	—	(141)
Dividends paid	(1,619)	—	(75)
Capital contribution into ALNY prior to sale	660	—	—
Other	(48)	23	—
Net cash used in financing activities	(1,642)	(597)	(853)
Net increase (decrease) in cash	181	(7)	(9)
Cash at beginning of year	36	43	52
Cash at end of year	$217	$36	$43

See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. General
Basis of presentation
The accompanying consolidated financial statements include the accounts of Everlake Life Insurance Company (“ELIC”, formerly known as Allstate Life Insurance Company), and its wholly owned subsidiaries (collectively referred to as the “Company”). ELIC is wholly owned by Everlake US Holdings Company, which is wholly owned by Everlake US Parent Company, a wholly owned subsidiary of Everlake Holdings, LP. These consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). All significant intercompany accounts and transactions have been eliminated.
Prior to November 1, 2021, the Company was wholly owned by Allstate Insurance Company (“AIC”), which is ultimately a wholly owned subsidiary of The Allstate Corporation (the “Corporation”).
On January 26, 2021, Allstate Insurance Company entered into a purchase agreement with Everlake US Holdings Company (formerly Antelope US Holdings Company), an affiliate of an investment fund managed by Blackstone Inc. to sell the Company and certain affiliates. The necessary state regulatory approvals were received on October 29, 2021 and the sale of the Company and certain affiliates was completed on November 1, 2021, at which time Everlake US Holdings Company became the parent of the Company. Subsequently, the Company was renamed to Everlake Life Insurance Company. The Company did not elect the option to apply pushdown accounting in these financial statements upon change in control.
On November 1, 2021, Everlake US Holdings Company contributed all the issued and outstanding common stock of Everlake Assurance Company (“EAC”, formerly known as Allstate Assurance Company) to the Company.
On March 29, 2021, the Company entered into a stock purchase agreement with Wilton Reassurance Company to sell all of the shares of common stock of Allstate Life Insurance Company of New York (“ALNY”), a wholly owned subsidiary of the Company. This transaction resulted in the Company’s divestiture of all of its New York life and annuity business. The necessary state regulatory approvals were received and the sale of ALNY was completed on October 1, 2021. See Note 3 for further detail.
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.
The Company operates as a single segment entity based on the manner in which the chief operating decision maker uses financial information to evaluate business performance and to determine the allocation of resources.
Nature of operations
The Company previously offered traditional, interest-sensitive and variable life insurance. The Company distributed its products through Allstate exclusive agents and exclusive financial specialists. The Company discontinued sales of life insurance products during third quarter 2021. The Company also sold voluntary accident and health insurance through workplace enrolling independent agents and benefits brokers in New York prior to the sale of ALNY on October 1, 2021. The Company previously offered and continues to have in force fixed annuities such as deferred and immediate annuities. The Company also previously offered variable annuities and substantially all of this business is reinsured.
The following table summarizes premiums and contract charges by product.

($ in millions)	2021	2020	2019
Premiums
Traditional life insurance	$608	$531	$557
Accident and health insurance	66	87	120
Total premiums	674	618	677

Contract charges
Interest-sensitive life insurance	735	665	669
Fixed annuities	8	10	13
Total contract charges	743	675	682
Total premiums and contract charges	$1,417	$1,293	$1,359
The Company operates in the U.S. (49 states and the District of Columbia). Prior to the ALNY sale, the Company also operated in New York. For 2021, the top geographic locations for direct statutory premiums and annuity considerations were California, Texas, Florida and Illinois. No other jurisdiction accounted for more than 5% of direct statutory premiums and annuity considerations.

2. Summary of Significant Accounting Policies
Investments
Fixed income securities include bonds, asset-backed securities (“ABS”) and mortgage-backed securities (“MBS”). MBS includes residential and commercial mortgage-backed securities. Fixed income securities, which may be sold prior to their contractual maturity, are designated as available-for-sale (“AFS”) and are carried at fair value. The difference between amortized cost, net of credit loss allowances (“amortized cost, net”) and fair value, net of deferred income taxes and related deferred policy acquisition costs (“DAC”), deferred sales inducement costs (“DSI”) and reserves for life-contingent contract benefits, is reflected as a component of AOCI. The Company excludes accrued interest receivable from the amortized cost basis of its AFS fixed income securities. Cash received from calls and make-whole payments is reflected as a component of proceeds from sales and cash received from maturities and pay-downs is reflected as a component of investment collections within the Consolidated Statements of Cash Flows.
Mortgage loans and loans reported in other investments (directly originated corporate loans, aviation loans, bank loans and agent loans) are carried at amortized cost, net, which represent the amount expected to be collected. The Company excludes accrued interest receivable from the amortized cost basis of its mortgage, directly originated corporate, aviation, bank and agent loans. Credit loss allowances are estimates of expected credit losses, established for loans upon origination or purchase, and are established considering all relevant information available, including past events, current conditions, and reasonable and supportable forecasts over the life of the loans. Loans are evaluated on a pooled basis when they share similar risk characteristics; otherwise, they are evaluated individually.
Equity securities primarily include common stocks, exchange traded and mutual funds, non-redeemable preferred stocks and real estate investment trust equity investments. Certain exchange traded and mutual funds have fixed income securities as their underlying investments. Equity securities are carried at fair value. Equity securities without readily determinable or estimable fair values are measured using the measurement alternative, which is cost less impairment, if any, and adjustments resulting from observable price changes in orderly transactions for the identical or similar investment of the same issuer.
Investments in limited partnership interests are primarily accounted for in accordance with the equity method of accounting (“EMA”) and include interests in private equity funds, real estate funds and other funds. Investments in limited partnership interests purchased prior to January 1, 2018, where the Company’s interest is so minor that it exercises virtually no influence over operating and financial policies, are accounted for at fair value primarily utilizing the net asset value (“NAV”) as a practical expedient to determine fair value.
Short-term investments, including money market funds, commercial paper, U.S. Treasury bills and other short-term investments, are carried at fair value. Policy loans are carried at unpaid principal balances.
Other investments primarily consist of directly originated corporate loans, aviation loans, bank loans, real estate, agent loans and derivatives. Directly originated corporate loans are primarily direct lending to U.S. private companies through (i) first lien senior secured and unitranche loans and (ii) second lien, unsecured, subordinated or mezzanine loans and structured credit. Aviation loans are loans issued to airlines or aircraft lessors and are secured by aircraft. Bank loans are primarily senior secured corporate loans. Real estate is carried at cost less accumulated depreciation. Agent loans are loans issued to exclusive Allstate agents. Derivatives are carried at fair value.
Investment income primarily consists of interest, dividends, income from limited partnership interests, rental income from real estate, and income from certain derivative transactions. Interest is recognized on an accrual basis using the effective yield method and dividends are recorded at the ex-dividend date. Interest income for ABS and MBS is determined considering estimated pay-downs, including prepayments, obtained from third-party data sources and internal estimates. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. For ABS and MBS of high credit quality with fixed interest rates, the effective yield is recalculated on a retrospective basis. For all others, the effective yield is generally recalculated on a prospective basis. Net investment income for AFS fixed income securities includes the impact of accreting the credit loss allowance for the time value of money. Accrual of income is suspended for fixed income securities when the timing and amount of cash flows expected to be received is not reasonably estimable. Accrual of income is suspended for mortgage loans, directly originated corporate loans, aviation loans, bank loans and agent loans that are in default or when full and timely collection of principal and interest payments is not probable. Accrued income receivable is monitored for recoverability and when not expected to be collected is written off through net investment income. Cash receipts on investments on nonaccrual status are generally recorded as a reduction of amortized cost. Income from limited partnership interests carried at fair value is recognized based upon the changes in fair value of the investee’s equity primarily determined using NAV. Income from EMA limited partnership interests is recognized based on the Company’s share of the partnerships’ earnings. Income from EMA limited partnership interests is generally recognized on a three month delay due to the availability of the related financial statements from investees.

Net gains and losses on investments and derivatives include gains and losses on investment sales, changes in the credit loss allowances related to fixed income securities, mortgage loans, directly originated corporate loans, aviation loans, bank loans and agent loans, impairments, valuation changes of equity investments, including equity securities and certain limited partnerships where the underlying assets are predominately public equity securities, and periodic changes in fair value and settlements of certain derivatives including hedge ineffectiveness. Net gains and losses on investment sales are determined on a specific identification basis and are net of credit losses already recognized through an allowance.
Derivative and embedded derivative financial instruments
Derivative financial instruments include interest rate swaps, credit default swaps, futures (interest rate and equity), options (including swaptions), interest rate caps, warrants, foreign currency swaps, foreign currency forwards, total return swaps and certain investment risk transfer reinsurance agreements. Derivatives required to be separated from the host instrument and accounted for as derivative financial instruments (“subject to bifurcation”) are embedded in equity-indexed life and annuity contracts, reinsured variable annuity contracts, and a funds withheld reinsurance agreement.
All derivatives are accounted for on a fair value basis and reported as other investments, other assets, other liabilities and accrued expenses or contractholder funds. Embedded derivative instruments subject to bifurcation are also accounted for on a fair value basis and are reported together with the host contract. The change in fair value of derivatives embedded in life and annuity product contracts and subject to bifurcation is reported in contract benefits or interest credited to contractholder funds. Cash flows from embedded derivatives subject to bifurcation and derivatives receiving hedge accounting are reported consistently with the host contracts and hedged risks, respectively, within the Consolidated Statements of Cash Flows. Cash flows from other derivatives are reported in cash flows from investing activities within the Consolidated Statements of Cash Flows.
When derivatives meet specific criteria, they may be designated as accounting hedges and accounted for as fair value, cash flow, foreign currency fair value or foreign currency cash flow hedges. The hedged item may be either all or a specific portion of a recognized asset, liability or an unrecognized firm commitment attributable to a particular risk for fair value hedges. At the inception of the hedge, the Company formally documents the hedging relationship and risk management objective and strategy. The documentation identifies the hedging instrument, the hedged item, the nature of the risk being hedged and the methodology used to assess the effectiveness of the hedging instrument in offsetting the exposure to changes in the hedged item’s fair value attributable to the hedged risk. For a cash flow hedge, this documentation includes the exposure to changes in the variability in cash flows attributable to the hedged risk. The Company does not exclude any component of the change in fair value of the hedging instrument from the effectiveness assessment. At each reporting date, the Company confirms that the hedging instrument continues to be highly effective in offsetting the hedged risk.
Fair value hedges The change in fair value of hedging instruments used in fair value hedges of investment assets or a portion thereof is reported in net investment income, together with the change in fair value of the hedged items. The change in fair value of hedging instruments used in fair value hedges of contractholder funds liabilities or a portion thereof is reported in interest credited to contractholder funds, together with the change in fair value of the hedged items. Accrued periodic settlements on swaps are reported together with the changes in fair value of the related swaps in net investment income or interest credited to contractholder funds. The amortized cost, net for fixed income securities, the carrying value for mortgage loans or the carrying value of a designated hedged liability is adjusted for the change in fair value of the hedged risk.
Cash flow hedges For hedging instruments used in cash flow hedges, the changes in fair value of the derivatives are reported in AOCI. Amounts are reclassified to net investment income or net gains and losses on investments and derivatives as the hedged or forecasted transaction affects income. Accrued periodic settlements on derivatives used in cash flow hedges are reported in net investment income. The amount reported in AOCI for a hedged transaction is the cumulative gain or loss on the derivative instrument from inception of the hedge less gains or losses previously reclassified from AOCI into income. If the Company expects at any time that the loss reported in AOCI would lead to a net loss on the combination of the hedging instrument and the hedged transaction which may not be recoverable, a loss is recognized immediately in net gains and losses on investments and derivatives. If an impairment loss is recognized on an asset or an additional obligation is incurred on a liability involved in a hedge transaction, any offsetting gain in AOCI is reclassified and reported together with the impairment loss or recognition of the obligation.
Termination of hedge accounting If, subsequent to entering into a hedge transaction, the derivative becomes ineffective (including if the hedged item is sold or otherwise extinguished, the occurrence of a hedged forecasted transaction is no longer probable or the hedged asset has a credit loss), the Company may terminate the derivative position. The Company may also terminate derivative instruments or redesignate them as non-hedge as a result of other events or circumstances. If the derivative instrument is not terminated when a fair value hedge is no longer effective, the future gains and losses recognized on the derivative are reported in net gains and losses on investments and derivatives. When a fair value hedge is no longer effective, is redesignated as non-hedge or when the derivative has been terminated, the fair value gain or loss on the hedged asset, liability or portion thereof previously recognized in income while the hedge was in place and used to adjust the amortized cost, net of hedged fixed income securities or mortgage loans or carrying value of a hedged liability, is amortized over the remaining life of the hedged asset, liability or portion thereof, and reflected in net investment income or interest credited to contractholder funds beginning in the period that hedge accounting is no longer applied.
When a derivative instrument used in a cash flow hedge of an existing asset or liability is no longer effective or is terminated, the gain or loss recognized on the derivative is reclassified from AOCI to income as the hedged risk impacts income. If the derivative instrument is not terminated when a cash flow hedge is no longer effective, future gains and losses recognized on the derivative are reported in net gains and losses on investments and derivatives. When a derivative instrument used in a cash flow hedge of a forecasted transaction is terminated because it is probable the forecasted transaction will not occur, the gain or loss recognized on the derivative is immediately reclassified from AOCI to net gains and losses on investments and derivatives in the period that hedge accounting is no longer applied.
Non-hedge derivative financial instruments For derivatives for which hedge accounting is not applied, the income statement effects, including fair value gains and losses and accrued periodic settlements, are reported either in net gains and losses on investments and derivatives or in a single line item together with the results of the associated asset or liability for which risks are being managed.
Securities loaned
The Company’s business activities include securities lending transactions, which are used primarily to generate net investment income. The proceeds received in conjunction with securities lending transactions can be reinvested in short-term investments or fixed income securities. These transactions are short-term in nature, usually 30 days or less.
The Company receives cash collateral for securities loaned in an amount generally equal to 102% and 105% of the fair value of domestic and foreign securities, respectively, and records the related obligations to return the collateral in other liabilities and accrued expenses. The carrying value of these obligations approximates fair value because of their relatively short-term nature. The Company monitors the market value of securities loaned on a daily basis and obtains additional collateral as necessary under the terms of the agreements to mitigate counterparty credit risk. The Company maintains the right and ability to repossess the securities loaned on short notice.
Recognition of premium revenues and contract charges, and related benefits and interest credited
Traditional life insurance products consist principally of products with fixed and guaranteed premiums and benefits, primarily term and whole life insurance products. Voluntary accident and health insurance products are expected to remain in force for an extended period and therefore are primarily classified as long-duration contracts. Premiums from these products are recognized as revenue when due from policyholders and recorded as a receivable, net of any credit loss allowance for uncollectible premiums. Benefits are reflected in contract benefits and recognized over the life of the policy in relation to premiums.
Immediate annuities with life contingencies, including certain structured settlement annuities, provide benefits over a period that extends beyond the period during which premiums are collected. Premiums from these products are recognized as revenue when received at the inception of the contract. Benefits are recognized in relation to premiums with the establishment of a reserve. The change in reserve over time is recorded in contract benefits and primarily relates to accumulation at the discount rate and annuitant mortality. Profits from these policies come primarily from investment income, which is recognized over the life of the contract.
Interest-sensitive life contracts, such as universal life and single premium life, are insurance contracts whose terms are not fixed and guaranteed. The terms that may be changed include premiums paid by the contractholder, interest credited to the contractholder account balance and contract charges assessed against the contractholder account balance. Premiums from these contracts are reported as contractholder fund deposits. Contract charges consist of fees assessed against the contractholder account balance for the cost of insurance (mortality risk), contract administration and surrender of the contract prior to contractually specified dates. These contract charges are recognized as revenue when assessed against the contractholder account balance. Contract benefits include life-contingent benefit payments in excess of the contractholder account balance.
Contracts that do not subject the Company to significant risk arising from mortality or morbidity are referred to as investment contracts. Fixed annuities, including market value adjusted annuities, equity-indexed annuities and immediate annuities without life contingencies, are considered investment contracts. Consideration received for such contracts is reported as contractholder fund deposits. Contract charges for investment contracts consist of fees assessed against the contractholder account balance for maintenance, administration and surrender of the contract prior to contractually specified dates, and are recognized when assessed against the contractholder account balance.
Interest credited to contractholder funds represents interest accrued or paid on interest-sensitive life and investment contracts. Crediting rates for certain fixed annuities and interest-sensitive life contracts are adjusted periodically by the Company to reflect current market conditions subject to contractually guaranteed minimum rates. Crediting rates for indexed life and annuities are generally based on a specified interest rate index or an equity index, such as the Standard & Poor’s 500 Index (“S&P 500”). Interest credited also includes amortization of DSI expenses. DSI is amortized into interest credited using the same method used to amortize DAC.
Contract charges for variable life and variable annuity products consist of fees assessed against the contractholder account balances for contract maintenance, administration, mortality, expense and surrender of the contract prior to contractually specified dates. Contract benefits incurred for variable annuity products include guaranteed minimum death, income, withdrawal and accumulation benefits. Substantially all of the Company’s variable annuity business is ceded through reinsurance agreements and the contract charges and contract benefits related thereto are reported net of reinsurance ceded.
Other revenue
Other revenue represents gross dealer concessions received in connection with sales of non-proprietary products by Allstate exclusive agents and exclusive financial specialists. Other revenue is recognized when performance obligations are fulfilled.
Deferred policy acquisition and sales inducement costs
Costs that are related directly to the successful acquisition of new or renewal life insurance policies and investment contracts are deferred and recorded as DAC. These costs are principally agent and broker remuneration and certain underwriting expenses. DSI costs, which are deferred and recorded as other assets, relate to sales inducements offered on sales to new customers, principally on fixed annuity and interest-sensitive life contracts. These sales inducements are primarily in the form of additional credits to the customer’s account balance or enhancements to interest credited for a specified period which are in excess of the rates currently being credited to similar contracts without sales inducements. All other acquisition costs are expensed as incurred and included in operating costs and expenses. Amortization of DAC is included in amortization of deferred policy acquisition costs and is described in more detail below. DSI is amortized into income using the same methodology and assumptions as DAC and is included in interest credited to contractholder funds.
For traditional life and voluntary accident and health insurance, DAC is amortized over the premium paying period of the related policies in proportion to the estimated revenues on such business. Assumptions used in the amortization of DAC and reserve calculations are established at the time the policy is issued and are generally not revised during the life of the policy. Any deviations from projected business in force resulting from actual policy terminations differing from expected levels and any estimated premium deficiencies may result in a change to the rate of amortization in the period such events occur. Generally, the amortization periods for these policies approximates the estimated lives of the policies. The Company periodically reviews the recoverability of DAC using actual experience and current assumptions. Traditional life insurance products, immediate annuities with life contingencies, and voluntary accident and health insurance products are reviewed individually. If actual experience and current assumptions are adverse compared to the original assumptions and a premium deficiency is determined to exist, any remaining unamortized DAC balance would be expensed to the extent not recoverable and the establishment of a premium deficiency reserve may be required for any remaining deficiency.
For interest-sensitive life insurance and fixed annuities, DAC and DSI are amortized in proportion to the incidence of the total present value of gross profits, which includes both actual historical gross profits (“AGP”) and estimated future gross profits (“EGP”) expected to be earned over the estimated lives of the contracts. The amortization is net of interest on the prior period DAC balance using rates established at the inception of the contracts. Actual amortization periods generally range from 15-30 years; however, incorporating estimates of the rate of customer surrenders, partial withdrawals and deaths generally results in the majority of the DAC being amortized during the surrender charge period, which is typically 10-20 years for interest-sensitive life and 5-10 years for fixed annuities. The rate of DAC and DSI amortization is reestimated and adjusted by a cumulative charge or credit to income when there is a difference between the incidence of actual versus expected gross profits in a reporting period or when there is a change in total EGP. When DAC or DSI amortization or a component of gross profits for a quarterly period is potentially negative (which would result in an increase of the DAC or DSI balance) as a result of negative AGP, the specific facts and circumstances surrounding the potential negative amortization are considered to determine whether it is appropriate for recognition in the consolidated financial statements. Negative amortization is only recorded when the increased DAC or DSI balance is determined to be recoverable based on facts and circumstances. Recapitalization of DAC and DSI is limited to the originally deferred costs plus interest.
AGP and EGP primarily consist of the following components: contract charges for the cost of insurance less mortality costs and other benefits; investment income and net gains and losses on investments and derivatives less interest credited; and surrender and other contract charges less maintenance expenses. The principal assumptions for determining the amount of EGP are mortality, persistency, expenses, investment returns, including capital gains and losses on assets supporting contract liabilities, interest crediting rates to contractholders, and the effects of any hedges. For products whose supporting investments are exposed to capital losses in excess of the Company’s expectations which may cause periodic AGP to become temporarily negative, EGP and AGP utilized in DAC and DSI amortization may be modified to exclude the excess capital losses.

The Company performs quarterly reviews of DAC and DSI recoverability for interest-sensitive life and fixed annuity contracts using current assumptions. If a change in the amount of EGP is significant, it could result in the unamortized DAC or DSI not being recoverable, resulting in a charge which is included as a component of amortization of deferred policy acquisition costs or interest credited to contractholder funds, respectively.
The DAC and DSI balances presented include adjustments to reflect the amount by which the amortization of DAC and DSI would increase or decrease if the unrealized capital gains or losses in the respective product investment portfolios were actually realized. The adjustments are recorded net of tax in AOCI. DAC, DSI and deferred income taxes determined on unrealized capital gains and losses and reported in AOCI recognize the impact on shareholder’s equity consistently with the amounts that would be recognized in the income statement on net gains and losses on investments and derivatives.
Customers of the Company may exchange one insurance policy or investment contract for another offered by the Company, or make modifications to an existing investment or life contract issued by the Company. These transactions are identified as internal replacements for accounting purposes. Internal replacement transactions determined to result in replacement contracts that are substantially unchanged from the replaced contracts are accounted for as continuations of the replaced contracts. Unamortized DAC and DSI related to the replaced contracts continue to be deferred and amortized in connection with the replacement contracts. For interest-sensitive life and investment contracts, the EGP of the replacement contracts are treated as a revision to the EGP of the replaced contracts in the determination of amortization of DAC and DSI. For traditional life insurance policies, any changes to unamortized DAC that result from replacement contracts are treated as prospective revisions. Any costs associated with the issuance of replacement contracts are characterized as maintenance costs and expensed as incurred. Internal replacement transactions determined to result in a substantial change to the replaced contracts are accounted for as an extinguishment of the replaced contracts, and any unamortized DAC and DSI related to the replaced contracts are eliminated with a corresponding charge to amortization of deferred policy acquisition costs or interest credited to contractholder funds, respectively.
The costs assigned to the right to receive future cash flows from certain business purchased from other insurers are also classified as DAC in the Consolidated Statements of Financial Position. The costs capitalized represent the present value of future profits expected to be earned over the lives of the contracts acquired. These costs are amortized as profits emerge over the lives of the acquired business and are periodically evaluated for recoverability. The present value of future profits was $1 million and $3 million as of December 31, 2021 and 2020, respectively. Amortization expense of the present value of future profits was $917 thousand, $508 thousand and $357 thousand in 2021, 2020 and 2019, respectively. $766 thousand of present value of future profits related to reinsurance agreements with former affiliate American Heritage Life Insurance Company (“AHL”) was removed in connection with the recapture on November 1, 2021 (see Note 5).
Reinsurance
In the normal course of business, the Company seeks to limit aggregate and single exposure to losses on large risks by purchasing reinsurance. The Company has also used reinsurance to effect the disposition of certain blocks of business. The amounts reported as reinsurance recoverables include amounts billed to reinsurers on losses paid as well as estimates of amounts expected to be recovered from reinsurers on insurance reserves and contractholder funds that have not yet been paid. Reinsurance recoverables on unpaid losses are estimated based upon assumptions consistent with those used in establishing the liabilities related to the underlying reinsured contracts. Insurance reserves are reported gross of reinsurance recoverables. Reinsurance premiums are generally reflected in income in a manner consistent with the recognition of premiums on the reinsured contracts. Reinsurance does not extinguish the Company’s primary liability under the policies written. Therefore, the Company evaluates reinsurer counterparty credit risk and records reinsurance recoverables net of credit loss allowances. The Company assesses counterparty credit risk for individual reinsurers separately when more relevant or on a pooled basis when shared risk characteristics exist. The evaluation considers the credit quality of the reinsurer and the period over which the recoverable balances are expected to be collected. The Company considers factors including past events, current conditions and reasonable and supportable forecasts in the development of the estimate of credit loss allowances.
The Company uses a probability of default and loss given default model developed independently of the Company to estimate current expected credit losses. The model utilizes factors including historical industry factors based on the probability of liquidation, and incorporates current loss given default factors reflective of the industry.
The Company monitors the credit ratings of reinsurer counterparties and evaluates the circumstances surrounding credit rating changes as inputs into its credit loss assessments. Uncollectible reinsurance recoverable balances are written off against the allowances when there is no reasonable expectation of recovery. The changes in the allowance are reported in contract benefits.
Deferred cost of reinsurance is amortized into income using the estimated average remaining lives for the respective product group.

For business ceded on a funds withheld basis, a separate investment portfolio is maintained with the investments supporting the ceded statutory reserves. A funds withheld payable is recorded in liabilities for the portion qualifying as reinsurance accounting. The funds withheld balance is settled quarterly based on the change in statutory reserves and investment income results.
Income taxes
Income taxes are accounted for using the asset and liability method under which deferred tax assets and liabilities are recognized for temporary differences between the financial reporting and tax bases of assets and liabilities at the enacted tax rate expected to apply upon realization of the basis difference. Current income taxes are determined by applying the enacted tax law and tax rates to the results of operations. The principal assets and liabilities giving rise to such differences are insurance reserves, investments (including unrealized capital gains and losses), net operating loss carryforwards, intangible assets and DAC. Realization of deferred tax assets is assessed annually by applying a more likely than not realization standard. A deferred tax asset valuation allowance is established when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company only recognizes tax positions that meet a two-step recognition and measurement standard. The Company recognizes interest expense related to income tax matters in income tax expense and penalties in operating costs and expenses.
Reserve for life-contingent contract benefits
The reserve for life-contingent contract benefits payable under insurance policies, including traditional life insurance, life-contingent immediate annuities and voluntary accident and health insurance products, is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, policy terminations and expenses. These assumptions, which for traditional life insurance are applied using the net level premium method, include provisions for adverse deviation and generally vary by characteristics such as type of coverage, year of issue and policy duration. The assumptions are established at the time the policy is issued and are generally not changed during the life of the policy. The Company periodically reviews the adequacy of reserves using actual experience and current assumptions. If actual experience and current assumptions are adverse compared to the original assumptions and a premium deficiency is determined to exist, any remaining unamortized DAC balance would be expensed to the extent not recoverable and the establishment of a premium deficiency reserve may be required for any remaining deficiency. Traditional life insurance products, immediate annuities with life contingencies, and voluntary accident and health insurance are reviewed individually. The Company also reviews these policies for circumstances where projected profits would be recognized in early years followed by projected losses in later years. If this circumstance exists, the Company will accrue a liability, during the period of profits, to offset the losses at such time as the future losses are expected to commence using a method updated prospectively over time. To the extent that unrealized gains on fixed income securities would result in a premium deficiency if those gains were realized, the related increase in reserves for certain immediate annuities with life contingencies is recorded net of tax as a reduction of unrealized net capital gains included in AOCI.
Contractholder funds
Contractholder funds represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities. Contractholder funds primarily comprise cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals and contract charges for mortality or administrative expenses. Contractholder funds also include reserves for secondary guarantees on interest-sensitive life insurance and certain fixed annuity contracts and reserves for certain guarantees on reinsured variable annuity contracts.
Separate accounts
Separate accounts assets are carried at fair value. The assets of the separate accounts are legally segregated and available only to settle separate accounts contract obligations. Separate accounts liabilities represent the contractholders’ claims to the related assets and are carried at an amount equal to the separate accounts assets. Investment income and net gains and losses on investments and derivatives of the separate accounts accrue directly to the contractholders and therefore are not included in the Company’s Consolidated Statements of Operations and Comprehensive Income. Deposits to and surrenders and withdrawals from the separate accounts are reflected in separate accounts liabilities and are not included in consolidated cash flows.
Absent any contract provision wherein the Company provides a guarantee, variable annuity and variable life insurance contractholders bear the investment risk that the separate accounts’ funds may not meet their stated investment objectives. Substantially all of the Company’s variable annuity business was reinsured beginning in 2006.
Measurement of credit losses
The Company carries an allowance for expected credit losses for all financial assets measured at amortized cost on the Consolidated Statements of Financial Position. The Company considers past events, current conditions and reasonable and supportable forecasts in estimating an allowance for credit losses. The Company also carries a credit loss allowance for fixed income securities where applicable and, when amortized cost is reported, it is net of credit loss allowances. For additional information, refer to the Investments or Reinsurance topics of this section.
The Company also estimates a credit loss allowance for commitments to fund loans unless they are unconditionally cancellable by the Company. The related allowance is reported in other liabilities and accrued expenses.
The Company’s allowance for credit losses is presented in the following table.

($ in millions)	December 31, 2021	December 31, 2020
Fixed income securities	$—	$1
Mortgage loans	27	59
Other investments
Directly originated corporate loans	6	—
Aviation loans	6	—
Bank loans	7	16
Agent loans	—	5
Investments	46	81
Reinsurance recoverables	15	15
Other assets	2	7
Assets	63	103
Commitments to fund loans	—	—
Liabilities	—	—
Total	$63	$103
Off-balance sheet financial instruments
Commitments to invest, commitments to purchase private placement securities, commitments to fund loans, financial guarantees and credit guarantees have off-balance sheet risk because their contractual amounts are not recorded in the Company’s Consolidated Statements of Financial Position (see Note 8 and Note 12).
Consolidation of variable interest entities (“VIEs”)
The Company consolidates VIEs when it is the primary beneficiary. A primary beneficiary is the variable interest holder in a VIE with both the power to direct the activities of the VIE that most significantly impact the economic performance of the VIE and the obligation to absorb losses, or the right to receive benefits, that could potentially be significant to the VIE.
Adopted accounting standard
Simplifications to the Accounting for Income Taxes
Effective January 1, 2021, the Company adopted new Financial Accounting Standards Board (“FASB”) guidance which simplified the accounting for income taxes by eliminating certain exceptions and clarifying certain guidance. The adoption had an immaterial impact on the Company’s results of operations and financial position.
Pending accounting standard
Accounting for Long-Duration Insurance Contracts
In August 2018, the FASB issued guidance revising the accounting for certain long-duration insurance contracts. The new guidance introduces material changes to the measurement of the Company’s reserves for traditional life, life-contingent immediate annuities and certain voluntary accident and health insurance products.
Under the new guidance, measurement assumptions, including those for mortality, morbidity and policy terminations, will be required to be reviewed at least annually, and updated as appropriate. The effects of updating assumptions other than the discount rate are required to be measured on a retrospective basis and reported in net income. In addition, reserves under the new guidance are required to be discounted using an upper-medium grade fixed income instrument yield that is updated through other comprehensive income (“OCI”) at each reporting date. Current GAAP requires the measurement of reserves to utilize assumptions set at policy issuance unless updated current assumptions indicate that recorded reserves are deficient.
The new guidance also requires DAC and other capitalized balances currently amortized in proportion to premiums or gross profits to be amortized on a constant level basis over the expected term for all long-duration insurance contracts. DAC will not be subject to loss recognition testing but will be reduced when actual lapse experience exceeds expected experience. The new guidance will no longer require adjustments to DAC and DSI related to unrealized gains and losses on investment securities supporting the related business. All market risk benefit product features will be measured at fair value with changes in fair value recorded in net income with the exception of changes in the fair value attributable to changes in the reporting entity’s own credit risk, which are required to be recognized in OCI. Substantially all of the Company’s market risk benefits relate to variable annuities that are reinsured, and therefore these impacts are not expected to be material to the Company.
The new guidance is effective for financial statements issued for reporting periods beginning after December 15, 2022 and restatement of prior periods presented is required. The new guidance will be applied to affected contracts and DAC on the basis of existing carrying amounts at the earliest period presented or retrospectively using actual historical experience as of contract inception. The new guidance for market risk benefits is required to be adopted retrospectively.
The Company is evaluating the anticipated impacts of applying the new guidance to both retained income and AOCI. The requirements of the new guidance represent a material change from existing GAAP, however, the underlying economics of the business and related cash flows are unchanged. The Company anticipates the financial statement impact of adopting the new guidance to be material, largely attributed to the impact of transitioning to a discount rate based on an upper-medium grade fixed income investment yield. The Company expects the most significant impacts will occur in the annuity business. The revised accounting for DAC will be applied prospectively using the new model and any DAC effects existing in AOCI as a result of applying existing GAAP at the date of adoption will be eliminated.

3. Disposition
On March 29, 2021, the Company, Allstate Insurance Company, Allstate Insurance Holdings, LLC (“AIH”) and Allstate Financial Insurance Holding Corporation (“AFIHC”) entered into a Stock Purchase Agreement with Wilton Reassurance Company (“WRAC”) to sell all of the shares of common stock of ALNY, a wholly owned subsidiary of the Company, and Intramerica Life Insurance Company (“ILIC”), a wholly owned subsidiary of AFIHC. As of September 30, 2021, the necessary state regulatory approvals were received and the sale of ALNY was completed on October 1, 2021. Immediately before the consummation of the sale of ALNY, AIH invested $660 million in ALNY in exchange for shares of newly authorized common capital stock. WRAC paid $400 million in exchange for 100% of the shares of common capital stock of ALNY and ILIC, of which $207 million was allocated to the Company in consideration for its investment in ALNY. This transaction resulted in the Company’s divestiture of all of its New York life and annuity business. On November 1, 2021, ALNY was merged with and into Wilton Reassurance Life Company of New York (“WRNY”).
In 2021, the loss on disposition of ALNY was $1.08 billion, pre-tax, and reflects purchase price adjustments associated with certain pre-close transactions specified in the stock purchase agreement, changes in statutory capital and surplus prior to the closing dates and the closing date equity of ALNY determined under GAAP, excluding unrealized gains and losses on fixed income securities.
Pre-tax income related to ALNY, excluding the loss on disposition, was as follows:

	January 1, 2021 through September 30,	Year Ended December 31,	Year Ended December 31,
($ in millions)	2021	2020	2019
Income (loss) from operations before income taxes	$154	$(165)	$70

The major classes of assets and liabilities sold in the ALNY disposition were as follows:

	October 1,	December 31,
($ in millions)	2021	2020
Assets
Investments	$6,091	$6,314
Cash	27	11
Deferred policy acquisition costs	97	101
Reinsurance recoverables, net	255	223
Separate Accounts	285	287
Other assets	55	72
Total assets	$6,810	$7,008
Liabilities
Contractholder funds	$2,384	$2,465
Reserve for life-contingent contract benefits	2,644	2,698
Separate Accounts	285	287
Other liabilities	77	279
Total liabilities	$5,390	$5,729
4. Supplemental Cash Flow Information
Non-cash investing activities include $37 million, $5 million and $67 million related to mergers and exchanges completed with equity securities, fixed income securities and limited partnerships, and modifications of certain mortgage loans and other investments in 2021, 2020 and 2019, respectively. Non-cash investing activities in 2020 also include transfers of invested assets related to a coinsurance reinsurance agreement with EAC (see Note 5).
The Company paid non-cash dividends to AIC consisting of investments with fair values of $40 million and $333 million on April 1, 2021 and May 1, 2021, respectively.
On November 1, 2021, Everlake US Holdings Company contributed all the issued and outstanding common stock of EAC to the Company. This was a non-cash transaction resulting in a $15 million investment in subsidiary and $15 million of additional capital paid in.
The Company did not have any securities lending transactions as of December 31, 2021. Liabilities for collateral received in conjunction with the Company’s securities lending program were $331 million and $522 million as of December 31, 2020 and 2019, respectively, and are reported in other liabilities and accrued expenses. Obligations to return cash collateral for over-the-counter (“OTC”) and cleared derivatives were $3 million and $8 million as of December 31, 2020 and 2019, respectively, and are reported in other liabilities and accrued expenses or other investments.
The accompanying cash flows are included in cash flows from operating activities in the Consolidated Statements of Cash Flows along with the activities resulting from management of the proceeds, which for the years ended December 31 are as follows:

($ in millions)	2020	2019
Net change in proceeds managed
Net change in fixed income securities	$—	$28
Net change in short-term investments	196	(33)
Operating cash flow provided (used)	196	(5)
Net change in cash	—	—
Net change in proceeds managed	$196	$(5)

Net change in liabilities
Liabilities for collateral, beginning of year	$(530)	$(525)
Liabilities for collateral, end of year	(334)	(530)
Operating cash flow (used) provided	$(196)	$5

5. Related Party Transactions
For periods prior to the acquisition on November 1, 2021:
Business operations
The Company used services performed by AIC and other affiliates, and business facilities owned or leased and operated by AIC in conducting its business activities. In addition, the Company shared the services of employees with AIC. The Company reimbursed its affiliates for the operating expenses incurred on behalf of the Company. The Company was charged for the cost of these operating expenses based on the level of services provided. Operating expenses, including compensation, retirement and other benefit programs (see Note 16), allocated to the Company were $136 million, $191 million and $211 million in 2021, 2020 and 2019, respectively.
Agent loan sale and securitization
On December 22, 2016, ELIC’s subsidiary Allstate Finance Company, LLC (“AFC”) sold agent loans with a fair value of $419 million to affiliate Allstate Finance Company Agency Loans LLC (“AFCAL”) and AFCAL used the loans as collateral in the issuance of notes. On December 16, 2019, investors in the notes approved redemption of the original notes and AFCAL issued replacement notes at new terms. Concurrent with redemption, AFC sold agent loans with a fair value of $222 million to AFCAL, and AFCAL used the loans as collateral in the issuance of additional notes. Investors in the notes were as follows:

($ in millions)	December 31, 2020
Class A Notes, Due March 10, 2037 (1)
Allstate New Jersey Insurance Company	$101
AHL	62
First Colonial Insurance Company	9
Allstate Fire & Casualty Insurance Company	10
Allstate Property and Casualty Insurance Company	9
Allstate Indemnity Company	4
Esurance Insurance Company	7
North Light Specialty Insurance Company	4
Allstate Vehicle and Property Insurance Company	2
Allstate New Jersey Property and Casualty Insurance Company	2
Esurance Property and Casualty Insurance Company	4
Subtotal - Class A	214
Class B Deferrable Notes, Due March 10, 2037
Everlake Life Insurance Company	214
Class C Deferrable Notes, Due March 10, 2037
Everlake Life Insurance Company	168
Subordinated Notes, Due March 10, 2037
Everlake Life Insurance Company	45
Total	$641
_______________
(1)As of December 31, 2020, $74 million of these notes have an annual interest rate of 3.16% and $140 million have an annual interest rate of 3.36%.
AFCAL was a VIE established as a bankruptcy-remote entity whose assets were isolated from those of ELIC and were not available to ELIC’s creditors. ELIC was the primary beneficiary since ELIC had control over the significant activities of AFCAL, the obligation to absorb significant losses and the rights to residual returns. Therefore, AFCAL was included in ELIC’s consolidated financial statements. Transactions between ELIC, AFC and AFCAL were eliminated in consolidation. The Company’s Consolidated Statements of Financial Position included $568 million of agent loans, zero cash and $214 million of notes due to related parties as of December 31, 2020.
The Company incurred interest expense related to these notes of $7 million in 2020 and $5 million in 2019.
On August 16, 2021, ELIC agreed to allow AFCAL to redeem all the outstanding notes at fair value. AFCAL was dissolved on September 22, 2021.

Reinsurance
The Company has coinsurance reinsurance agreements with its unconsolidated affiliate AHL whereby the Company assumes certain interest-sensitive life insurance, fixed annuity contracts and accident and health insurance policies. The majority of these agreements were recaptured and terminated on November 1, 2021. In connection with the recaptures, the Company recorded reductions in the following line items: invested assets of $171 million, cash of $16 million, DAC of $31 million, contractholder funds of $146 million, and reserve for life-contingent contract benefits of $49 million. The $24 million loss on the transaction was recorded as an decrease to retained income since the transaction was between entities under common control.
Effective December 1, 2020, ELIC entered into a coinsurance reinsurance agreement with EAC to assume all of EAC’s term and interest-sensitive life insurance policies, and to recapture certain interest-sensitive life insurance policies previously ceded to EAC. In connection with the agreement, the Company recorded invested assets of $534 million, DAC of $245 million, reserve for life-contingent contract benefits of $118 million, contractholder funds of $256 million and reduced reinsurance recoverables by $397 million. The $59 million gain on the transaction was recorded as an increase to additional capital paid-in since the transaction was between entities under common control.
ELIC enters into certain intercompany reinsurance transactions with its wholly owned subsidiaries. ELIC enters into these transactions in order to maintain underwriting control and spread risk among various legal entities. These reinsurance agreements have been approved by the appropriate regulatory authorities. All significant intercompany transactions have been eliminated in consolidation.
Broker-Dealer agreement
The Company received distribution services from Allstate Financial Services, LLC, an affiliated broker-dealer company, for certain annuity and variable life insurance contracts sold by Allstate exclusive agents and exclusive financial specialists. For these services, the Company incurred commission and other distribution expenses of $3 million in each year of 2021, 2020 and 2019. This agreement was terminated on November 1, 2021.
Structured settlement annuities
The Company previously issued structured settlement annuities, a type of immediate annuity, to fund structured settlements in matters involving AIC. In most cases, these annuities were issued under a “qualified assignment” whereby Everlake Assignment Company (formerly known as Allstate Assignment Company) and prior to July 1, 2001 Everlake Settlement Corporation (“ESC”, formerly known as Allstate Settlement Corporation), both wholly owned subsidiaries of ELIC, purchased annuities from ELIC and assumed AIC’s obligation to make future payments.
AIC issued surety bonds to guarantee the payment of structured settlement benefits assumed by ESC (from both AIC and non-related parties) and funded by certain annuity contracts issued by the Company through June 30, 2001. ESC entered into a General Indemnity Agreement pursuant to which it indemnified AIC for any liabilities associated with the surety bonds and gave AIC certain collateral security rights with respect to the annuities and certain other rights in the event of any defaults covered by the surety bonds. ELIC guaranteed the payment of structured settlement benefits on all contracts issued on or after July 1, 2001. Reserves recorded by the Company for annuities that are guaranteed by the surety bonds of AIC were $3.12 billion and $4.73 billion as of December 31, 2021 and 2020, respectively.
Income taxes
The Company is a party to a federal income tax allocation agreement with the Corporation (see Note 13).
Surplus notes
On December 2, 2016, the Company purchased for cash a $40 million, 3.07% surplus note due December 2, 2036 that was issued by EAC. No payment of principal or interest was permitted on the surplus note without the written approval from the proper regulatory authority. The surplus note was classified as fixed income securities on the Consolidated Statements of Financial Position. The Company recorded investment income on this surplus note of $1 million in both 2020 and 2019. On December 1, 2020, with regulatory approval, EAC repaid the entire principal of this surplus note.
Liquidity and intercompany loan agreements
The Company was party to an Amended and Restated Intercompany Liquidity Agreement (“Liquidity Agreement”) with certain of its affiliates, which include, but are not limited to, AIC, EAC and the Corporation. The Liquidity Agreement allows for short-term advances of funds to be made between parties for liquidity and other general corporate purposes. The Liquidity Agreement does not establish a commitment to advance funds on the part of any party. The Company and AIC each served as a lender and borrower, EAC and certain other affiliates served only as borrowers, and the Corporation served only as a lender. The maximum amount of advances each party may make or receive is limited to $1 billion. Advances bear interest equal to or greater than the rate applicable to 30-day commercial paper issued by the Corporation on the date the advance is made with an adjustment on the first day of each month thereafter. The Company had no amounts outstanding under the Liquidity Agreement as of December 31, 2020. The Company was terminated from the Liquidity Agreement on November 1, 2021.
In addition to the Liquidity Agreement, the Company had an intercompany loan agreement with the Corporation. The amount of intercompany loans available to the Company was at the discretion of the Corporation. The maximum amount of loans the Corporation will have outstanding to all its eligible subsidiaries at any given point in time is limited to $1 billion. The Corporation may use commercial paper borrowings, bank lines of credit and securities lending to fund intercompany borrowings. The Company had no amounts outstanding under the intercompany loan agreement as of December 31, 2020. The Company was terminated from the intercompany loan agreement on November 1, 2021.
Road Bay Investments, LLC (“RBI”), a consolidated subsidiary of ELIC, had a Revolving Loan Credit Agreement (“Credit Agreement”) with AHL, according to which AHL agreed to extend revolving credit loans to RBI. As security for its obligations under the Credit Agreement, RBI entered into a Pledge and Security Agreement with AHL, according to which RBI agreed to grant a pledge of and security interest in RBI’s right, title, and interest in certain assets of RBI. The Company had no amounts outstanding under the Credit Agreement as of December 31, 2020. RBI was dividended to AIC on May 1, 2021, so is no longer a subsidiary of ELIC.
Capital support agreement
The Company had a capital support agreement with AIC. Under the terms of this agreement, AIC agreed to provide capital to maintain the amount of statutory capital and surplus necessary to maintain a company action level risk-based capital (“RBC”) ratio of at least 150%. AIC’s obligation to provide capital to the Company under the agreement was limited to an aggregate amount of $1 billion. In exchange for providing this capital, the Company paid AIC an annual commitment fee of 1% of the amount of the Capital and Surplus maximum that remained available on January 1 of such year. The Company or AIC had the right to terminate this agreement when: 1) the Company qualifies for a financial strength rating from S&P, Moody’s or A.M. Best, without giving weight to the existence of this agreement, that is the same or better than its rating with such support; 2) the Company’s RBC ratio was at least 300%; or 3) AIC no longer directly or indirectly owns at least 50% of the voting stock of the Company. During 2021 and 2020, no capital was provided by AIC under this agreement. The agreement was terminated on November 1, 2021.
External financing agreement
In January 2017, ELIC Reinsurance Company (“ELIC Re”, formerly known as ALIC Reinsurance Company), a wholly owned subsidiary of the Company, entered into a master transaction agreement with Bueller Financing LLC (“Bueller”), an external financing provider. In accordance with the agreement, Bueller issued a variable funding puttable note (“credit-linked note”) that is held in a trust. The credit-linked note can be put back to Bueller for cash in the event certain ELIC Re statutory reserves and capital are depleted. The balance of the credit-linked note will vary based on the statutory reserve balance with a maximum value of $1.75 billion. The impacts of the agreement are eliminated in consolidation and have no impact on the Consolidated Statements of Financial Position.
Dividends
The Company paid dividends of $392 million to AIC consisting of investments with fair values of $40 million and $333 million on April 1, 2021 and May 1, 2021, respectively, and cash of $19 million on June 30, 2021. The Company also paid a dividend of $1.25 billion in cash to AIC on November 1, 2021. The Company did not pay dividends in 2020 and paid $75 million to AIC in the form of cash in 2019.
For periods subsequent to the acquisition on November 1, 2021:
Business operations
Everlake Services Company, an affiliate of the Company, provides services and administrative activities to the Company. The Company reimburses Everlake Services Company for costs incurred in providing these services. The cost to the Company is determined by various allocation methods and is primarily related to the level of services provided. In 2021, the total costs allocated to the Company for these services totaled $41 million.
Reinsurance
On November 1, 2021, ELIC entered into a funds withheld reinsurance agreement with Everlake Reinsurance Limited (“ERL”), an affiliate of the Company, whereby ELIC ceded to ERL 35% of the majority of ELIC’s net in force policies. This includes life insurance, accident and health insurance, and fixed and immediate annuities. In consideration for ERL’s assumption of these liabilities, ELIC initially transferred assets of $7.4 billion, an amount based on the statutory liabilities of the ceded policies (net of other reinsurance), to a funds withheld portfolio. ELIC also paid ERL a ceding commission in cash and assets in the amount of $500 million. In connection with the agreement, the Company recorded reinsurance recoverables of $4.9 billion, funds withheld payable of $5.7 billion, and deferred cost of reinsurance asset of $1.3 billion. Reinsurance recoverables were not recorded for investment contracts, including fixed annuities and non-life contingent immediate annuities, that are subject to the agreement. The initial deposits for these investment contracts are included in the deferred cost of reinsurance on the Consolidated Statements of Financial Position. The deferred cost of reinsurance will be amortized into income using the estimated average remaining lives for the respective product group.
Investment management
On November 1, 2021, the Company and Blackstone ISG-1 Advisors LLC (“BIS”) entered in an Investment Management Agreement whereby BIS provides investment management services and advice. In 2021, the Company incurred investment expense for these services totaling $11 million.
Investment purchase
On November 8, 2021, the Company acquired equity interests in BXC DL (WH) Holdings, LLC, a direct lending warehouse facility, from Blackstone Treasury Holdings II L.L.C. for a purchase price in the amount of $231 million.
Affiliated variable interest entities
ELIC invested in a Blackstone managed direct lending securitization structure (“Azul”) in fourth quarter 2021. The directly originated corporate loans, which are senior secured loans with middle market private companies, were transferred to a dedicated special purpose vehicle and ELIC owns a vertical strip of rated notes and equity. The notes will use the underlying directly originated corporate loans as collateral. Azul is a VIE established as a bankruptcy-remote entity whose assets were isolated from those of ELIC and are not available to ELIC’s creditors. ELIC is the primary beneficiary since ELIC owns 100% of the investments and therefore substantially all of the activities of Azul are considered to be conducted on ELIC’s behalf. ELIC also has the obligation to absorb significant losses and the rights to residual returns. Therefore, Azul is consolidated by ELIC and is included in ELIC’s consolidated financial statements. Transactions between ELIC and Azul are eliminated in consolidation. The Company’s Consolidated Statements of Financial Position included $937 million of directly originated corporate loans (reported in other investments) and $32 million of cash as of December 31, 2021.
ELIC invested in a Blackstone managed aviation loan securitization structure (“Maybay”) in fourth quarter 2021. The aviation loans were transferred to a dedicated special purpose vehicle and ELIC owns a vertical strip of rated notes and equity. The notes will use the underlying aviation loans as collateral. Maybay is a VIE established as a bankruptcy-remote entity whose assets were isolated from those of ELIC and are not available to ELIC’s creditors. ELIC is the primary beneficiary since ELIC owns 100% of the investments and therefore substantially all of the activities of Maybay are considered to be conducted on ELIC’s behalf. ELIC also has the obligation to absorb significant losses and the rights to residual returns. Therefore, Maybay is consolidated by ELIC and is included in ELIC’s consolidated financial statements. Transactions between ELIC and Maybay are eliminated in consolidation. The Company’s Consolidated Statements of Financial Position included $197 million of aviation loans (reported in other investments) and $2 million of cash as of December 31, 2021.
ELIC invested in a Blackstone managed multi-tiered structure that includes three distribution centers with in-place triple net leases (“TNL”) in fourth quarter 2021. ELIC invested 66.67% of the debt and equity of the structure. TNL is a VIE. ELIC is not the primary beneficiary because it does not independently have the power to direct the activities of TNL and substantially all of the activities of TNL are not being conducted on behalf of ELIC. Therefore, TNL is not consolidated by ELIC. ELIC’s debt investment is reported as a fixed income security and the equity investment is reported as a limited partnership interest. The Company’s Consolidated Statements of Financial Position included $237 million of fixed income securities and $29 million of limited partnership interests as of December 31, 2021 related to the investment in TNL.
Income taxes
ELIC, ELIC Re, EAC, and Everlake Distributors, LLC are party to a Consolidated Federal Income Tax Agreement to provide for the allocation of consolidated federal income tax liability and the manner of computation of the amounts and times of payments (see Note 13).
Dividends
The Company paid dividends of $350 million in cash to Everlake US Holdings Company on November 1, 2021.

6. Investments
Portfolio composition
The composition of the investment portfolio is presented as follows:

	As of December 31,
($ in millions)	2021	2020
Fixed income securities, at fair value	$17,937	$23,907
Mortgage loans, net	2,951	3,359
Equity securities, at fair value	11	1,536
Limited partnership interests	1,348	3,065
Short-term investments, at fair value	1,035	974
Policy loans	525	582
Other, net	1,382	1,375
Total	$25,189	$34,798
Fair values
The amortized cost, gross unrealized gains and losses and fair value for fixed income securities are as follows:

($ in millions)	Amortized cost, net	Gross unrealized		Fair value
		Gains	Losses
December 31, 2021
U.S. government and agencies	$476	$18	$(8)	$486
Municipal	755	66	(4)	817
Corporate	14,095	656	(114)	14,637
Foreign government	11	1	—	12
ABS	1,193	17	(3)	1,207
MBS	777	2	(1)	778
Total fixed income securities	$17,307	$760	$(130)	$17,937

December 31, 2020
U.S. government and agencies	$1,060	$45	$—	$1,105
Municipal	1,650	357	—	2,007
Corporate	18,287	2,009	(40)	20,256
Foreign government	91	5	—	96
ABS	420	6	(2)	424
MBS	14	5	—	19
Total fixed income securities	$21,522	$2,427	$(42)	$23,907

Scheduled maturities
The scheduled maturities for fixed income securities are as follows:

($ in millions)	As of December 31, 2021
	Amortized cost, net	Fair value
Due in one year or less	$1,345	$1,360
Due after one year through five years	5,079	5,237
Due after five years through ten years	5,839	6,036
Due after ten years	3,079	3,323
	15,342	15,956
ABS and MBS	1,965	1,981
Total	$17,307	$17,937
Actual maturities may differ from those scheduled as a result of calls and make-whole payments by the issuers. ABS and MBS are shown separately because of potential prepayment of principal prior to contractual maturity dates.

Net investment income
Net investment income for the years ended December 31 is as follows:

($ in millions)	2021	2020	2019
Fixed income securities	$831	$894	$963
Mortgage loans	149	184	190
Equity securities	18	19	29
Limited partnership interests	775	99	175
Short-term investments	1	6	31
Policy loans	30	31	34
Other	43	90	93
Investment income, before expense	1,847	1,323	1,515
Investment expense	(61)	(81)	(104)
Net investment income	$1,786	$1,242	$1,411
Net gains and losses on investments and derivatives
Net gains (losses) on investments and derivatives by asset type for the years ended December 31 are as follows:

($ in millions)	2021	2020	2019
Fixed income securities	$476	$54	$25
Mortgage loans	29	(45)	—
Equity securities	146	225	276
Directly originated corporate loans	(6)	—	—
Aviation loans	(6)	—	—
Limited partnership interests	9	38	43
Derivatives	(103)	5	11
Other	79	(11)	(14)
Net gains (losses) on investments and derivatives	$624	$266	$341
Net gains (losses) on investments and derivatives by transaction type for the years ended December 31 are as follows:

($ in millions)	2021	2020	2019
Sales	$552	$42	$54
Credit losses (1)	21	(47)	(21)
Valuation of equity investments (2)	154	266	297
Valuation and settlements of derivative instruments	(103)	5	11
Net gains (losses) on investments and derivatives	$624	$266	$341
_______________
(1)Due to the adoption of the measurement of credit losses on financial instruments accounting standard effective January 1, 2020, prior period other-than-temporary impairment write-downs are now presented as credit losses.
(2)Includes valuation of equity securities and certain limited partnership interests where the underlying assets are predominately public equity securities.
Gross realized gains (losses) on sales of fixed income securities for the years ended December 31 are as follows:

($ in millions)	2021	2020	2019
Gross realized gains	$489	$101	$65
Gross realized losses	(13)	(44)	(35)
The following table presents the net pre-tax appreciation (decline) recognized in net income of equity securities and limited partnership interests carried at fair value that are still held as of December 31, 2021 and 2020, respectively.

	For the years ended December 31,
($ in millions)	2021	2020
Equity securities	$1	$229
Limited partnership interests carried at fair value	—	100
Total	$1	$329

Credit losses recognized in net income (1) for the years ended December 31 are as follows:

($ in millions)	2021	2020	2019
Fixed income securities:
Corporate	$—	$—	$(2)
ABS	—	(1)	(1)
MBS	—	(2)	(2)
Total fixed income securities	—	(3)	(5)
Mortgage loans	27	(37)	—
Limited partnership interests	—	(4)	(2)
Other investments
Directly originated corporate loans	(6)	—	—
Aviation loans	(6)	—	—
Bank loans	6	(4)	(13)
Agent loans	—	—	(1)
Total credit losses by asset type	$21	$(48)	$(21)
Liabilities
Commitments to fund loans	—	1	—
Total	$21	$(47)	$(21)
_______________
(1)Due to the adoption of the measurement of credit losses on financial instruments accounting standard effective January 1, 2020, realized capital losses previously reported as other-than-temporary impairment write-downs are now presented as credit losses.

Unrealized net capital gains and losses
Unrealized net capital gains and losses included in AOCI are as follows:

($ in millions)	Fair value	Gross unrealized		Unrealized net gains (losses)
December 31, 2021		Gains	Losses
Fixed income securities	$17,937	$760	$(130)	$630
Short-term investments	1,035	—	—	—
EMA limited partnerships (1)				—
Unrealized net capital gains and losses, pre-tax				630
Amounts recognized for:
Insurance reserves (2)				(118)
DAC and DSI (3)				15
Amounts recognized				(103)
Deferred income taxes				(110)
Unrealized net capital gains and losses, after-tax				$417

December 31, 2020
Fixed income securities	$23,907	$2,427	$(42)	$2,385
Short-term investments	974	—	—	—
EMA limited partnerships				(2)
Unrealized net capital gains and losses, pre-tax				2,383
Amounts recognized for:
Insurance reserves				(496)
DAC and DSI				(363)
Amounts recognized				(859)
Deferred income taxes				(320)
Unrealized net capital gains and losses, after-tax				$1,204
____________
(1)Unrealized net capital gains and losses for limited partnership interests represent the Company’s share of EMA limited partnerships’ OCI. Fair value and gross unrealized gains and losses are not applicable.
(2)The insurance reserves adjustment represents the amount by which the reserve balance would increase if the net unrealized gains in the applicable product portfolios were realized and reinvested at lower interest rates, resulting in a premium deficiency. This adjustment primarily relates to structured settlement annuities with life contingencies (a type of immediate fixed annuity).
(3)The DAC and DSI adjustment balance represents the amount by which the amortization of DAC and DSI would increase or decrease if the unrealized gains or losses in the respective product portfolios were realized.
Change in unrealized net capital gains and losses
The change in unrealized net capital gains and losses for the years ended December 31 is as follows:

($ in millions)	2021	2020	2019
Fixed income securities	$(1,755)	$877	$1,165
Short-term investments	—	—	—
Derivative instruments	—	—	—
EMA limited partnerships	2	—	(2)
Total	(1,753)	877	1,163
Amounts recognized for:
Insurance reserves	378	(370)	(126)
DAC and DSI	378	(150)	(178)
Amounts recognized	756	(520)	(304)
Deferred income taxes	210	(75)	(180)
(Decrease) increase in unrealized net capital gains and losses, after-tax	$(787)	$282	$679

Mortgage loans
The Company’s mortgage loans include both commercial and residential mortgage loans. The commercial mortgage loans are collateralized by a variety of commercial real estate property types located across the United States and totaled $2.18 billion and $3.36 billion, net of credit loss allowance, as of December 31, 2021 and 2020, respectively. The residential mortgage loans are collateralized by variety of residential property types across the United States and totaled $766 million, net of credit loss allowance, as of December 31, 2021. Substantially all of the mortgage loans are non-recourse to the borrower.
The following table shows the principal geographic distribution of real estate represented in the Company’s mortgage loan portfolio. No other state represented more than 5% of the portfolio as of December 31.

(% of mortgage loan portfolio carrying value)	2021	2020
Texas	18.3%	20.1%
California	12.9	14.3
Florida	9.3	6.3
North Carolina	4.4	5.6
Illinois	4.3	6.9
The types of properties collateralizing the mortgage loans as of December 31 are as follows:

(% of mortgage loan portfolio carrying value)	2021	2020
Apartment complex	33.0%	34.1%
Office buildings	19.7	23.3
Residential homes	18.8	—
Retail	9.0	15.8
Warehouse	12.3	14.5
Other	7.2	12.3
Total	100.0%	100.0%
The contractual maturities of the mortgage loan portfolio as of December 31, 2021 are as follows:

($ in millions)	Number of loans	Amortized cost, net	Percent
2022	13	$116	3.9%
2023	27	277	9.4
2024	27	398	13.5
2025	43	554	18.8
Thereafter	1,787	1,606	54.4
Total	1,897	$2,951	100.0%
Limited partnerships
Investments in limited partnership interests include interests in private equity funds, real estate funds and other funds. Principal factors influencing carrying value appreciation or decline include operating performance, comparable public company earnings multiples, capitalization rates and the economic environment. For equity method limited partnerships, the Company recognizes an impairment loss when evidence demonstrates that the loss is other than temporary. Evidence of a loss in value that is other than temporary may include the absence of an ability to recover the carrying amount of the investment or the inability of the investee to sustain a level of earnings that would justify the carrying amount of the investment. Changes in fair value limited partnerships are recorded through net investment income and therefore are not tested for impairment.
The carrying value for limited partnership interest as of December 31 is as follows:

	2021			2020
($ in millions)	EMA	Fair Value	Total	EMA	Fair Value	Total
Private equity	$1,156	$—	$1,156	$1,768	$721	$2,489
Real estate	183	—	183	334	42	376
Other (1)	9	—	9	200	—	200
Total	$1,348	$—	$1,348	$2,302	$763	$3,065
____________
(1)Other consists of certain limited partnership interests where the underlying assets are predominately public equity and debt securities.

Municipal bonds
The Company maintains a diversified portfolio of municipal bonds which totaled $817 million and $2.01 billion as of December 31, 2021 and 2020, respectively. The municipal bond portfolio includes general obligations of state and local issuers and revenue bonds (including pre-refunded bonds, which are bonds for which an irrevocable trust has been established to fund the remaining payments of principal and interest). The following table shows the principal geographic distribution of municipal bond issuers represented in the Company’s portfolio as of December 31. No other state represents more than 5% of the portfolio.

(% of municipal bond portfolio carrying value)	2021	2020
Texas	22.6%	16.8%
Oregon	11.6	11.3
New Jersey	10.5	7.4
California	7.8	16.8
New York	6.9	5.3
Hawaii	5.7	2.7
Arizona	5.1	2.1
Short-term investments
Short-term investments, including money market funds, commercial paper, U.S. Treasury bills and other short-term investments, are carried at fair value. As of December 31, 2021 and 2020, the fair value of short-term investments totaled $1.04 billion and $974 million, respectively.
Policy loans
Policy loans are carried at unpaid principal balances. As of December 31, 2021 and 2020, the carrying value of policy loans totaled $525 million and $582 million, respectively.
Other investments
Other investments primarily consist of directly originated corporate loans, aviation loans, agent loans, real estate, bank loans and derivatives. The following table summarizes other investments by asset type.

	As of December 31,
($ in millions)	2021	2020
Directly originated corporate loans, net	$937	$—
Aviation loans, net	197	—
Agent loans, net	—	631
Real estate	—	315
Bank loans, net	108	245
Derivatives	140	184
Total	$1,382	$1,375
Concentration of credit risk
As of December 31, 2021, the Company is not exposed to any credit concentration risk of a single issuer and its affiliates greater than 10% of the Company’s shareholder’s equity, other than the U.S. government and its agencies.
Securities loaned
The Company did not have any security lending transactions as of December 31, 2021. Prior to the acquisition of the Company, the Company’s business activities include securities lending programs with third parties, mostly large banks. As of December 31, 2020, fixed income and equity securities with a carrying value of $322 million were on loan under these agreements. Interest income on collateral, net of fees, was $1 million in each of 2020 and 2019.
Other investment information
Included in fixed income securities are below investment grade assets totaling $1.34 billion and $2.99 billion as of December 31, 2021 and 2020, respectively.
As of December 31, 2021, fixed income securities and short-term investments with a carrying value of $24 million were on deposit with regulatory authorities as required by law.
As of December 31, 2021, the carrying value of fixed income securities and other investments that were non-income producing was $2 million.

Portfolio monitoring and credit losses
Fixed income securities The Company has a comprehensive portfolio monitoring process to identify and evaluate each fixed income security that may require a credit loss allowance.
For each fixed income security in an unrealized loss position, the Company assesses whether management with the appropriate authority has made the decision to sell or whether it is more likely than not the Company will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, any existing credit loss allowance would be written-off against the amortized cost basis of the asset along with any remaining unrealized losses, with incremental losses recorded in earnings.
If the Company has not made the decision to sell the fixed income security and it is not more likely than not the Company will be required to sell the fixed income security before recovery of its amortized cost basis, the Company evaluates whether it expects to receive cash flows sufficient to recover the entire amortized cost basis of the security. The Company calculates the estimated recovery value based on the best estimate of future cash flows considering past events, current conditions and reasonable and supportable forecasts. The estimated future cash flows are discounted at the security’s current effective rate and is compared to the amortized cost of the security.
The determination of cash flow estimates is inherently subjective, and methodologies may vary depending on facts and circumstances specific to the security. All reasonably available information relevant to the collectability of the security is considered when developing the estimate of cash flows expected to be collected. That information generally includes, but is not limited to, the remaining payment terms of the security, prepayment speeds, the financial condition and future earnings potential of the issue or issuer, expected defaults, expected recoveries, the value of underlying collateral, origination vintage year, geographic concentration of underlying collateral, available reserves or escrows, current subordination levels, third-party guarantees and other credit enhancements. Other information, such as industry analyst reports and forecasts, credit ratings, financial condition of the bond insurer for insured fixed income securities, and other market data relevant to the realizability of contractual cash flows, may also be considered. The estimated fair value of collateral will be used to estimate recovery value if the Company determines that the security is dependent on the liquidation of collateral for ultimate settlement.
If the Company does not expect to receive cash flows sufficient to recover the entire amortized cost basis of the fixed income security, a credit loss allowance is recorded in earnings for the shortfall in expected cash flows; however, the amortized cost, net of the credit loss allowance, may not be lower than the fair value of the security. The portion of the unrealized loss related to factors other than credit remains classified in AOCI. If the Company determines that the fixed income security does not have sufficient cash flow or other information to estimate a recovery value for the security, the Company may conclude that the entire decline in fair value is deemed to be credit related and the loss is recorded in earnings.
When a security is sold or otherwise disposed or when the security is deemed uncollectible and written off, the Company removes amounts previously recognized in the credit loss allowance. Recoveries after write-offs are recognized when received. Accrued interest excluded from the amortized cost of fixed income securities totaled $131 million and $198 million as of December 31, 2021 and 2020, respectively, and is reported within the accrued investment income line of the Consolidated Statements of Financial Position. The Company monitors accrued interest and writes off amounts when they are not expected to be received.
The Company’s portfolio monitoring process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost is below internally established thresholds. The process also includes the monitoring of other credit loss indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which the Company may have a concern, are evaluated for potential credit losses using all reasonably available information relevant to the collectability or recovery of the security. Inherent in the Company’s evaluation of credit losses for these securities are assumptions and estimates about the financial condition and future earnings potential of the issue or issuer. Some of the factors that may be considered in evaluating whether a decline in fair value requires a credit loss allowance are: 1) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; 2) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity; and 3) the extent to which the fair value has been less than amortized cost.

Rollforward of credit loss allowance for fixed income securities for the year ended December 31 is as follows:

($ in millions)	2021	2020
Beginning balance	$(1)	—
Credit losses on securities for which credit losses not previously reported	—	(3)
Reduction of allowance related to sales	1	2
Write-offs	—	—
Ending balance	$—	$(1)
The following table summarizes the gross unrealized losses and fair value of securities by the length of time that individual securities have been in a continuous unrealized loss position.

($ in millions)	Less than 12 months			12 months or more			Total unrealized losses
	Number of issues	Fair value	Unrealized losses	Number of issues	Fair value	Unrealized losses

December 31, 2021
Fixed income securities
U.S. government and agencies	20	$346	$(7)	9	$11	$(1)	$(8)
Municipal	101	196	(4)	—	—	—	(4)
Corporate	581	3,372	(93)	57	314	(21)	(114)
ABS	55	639	(3)	1	—	—	(3)
MBS	42	619	(1)	—	—	—	(1)
Total fixed income securities	799	$5,172	$(108)	67	$325	$(22)	$(130)
Investment grade fixed income securities	662	$4,882	$(98)	56	$281	$(19)	$(117)
Below investment grade fixed income securities	137	290	(10)	11	44	(3)	(13)
Total fixed income securities	799	$5,172	$(108)	67	$325	$(22)	$(130)

December 31, 2020
Fixed income securities
U.S. government and agencies	10	$17	$—	—	$—	$—	$—
Municipal	7	31	—	—	—	—	—
Corporate	114	558	(19)	25	153	(21)	(40)
ABS	5	2	—	4	5	(2)	(2)
MBS	3	—	—	10	—	—	—
Total fixed income securities	139	$608	$(19)	39	$158	$(23)	$(42)
Investment grade fixed income securities	69	$388	$(5)	19	$73	$(17)	$(22)
Below investment grade fixed income securities	70	220	(14)	20	85	(6)	(20)
Total fixed income securities	139	$608	$(19)	39	$158	$(23)	$(42)

The following table summarizes gross unrealized losses by unrealized loss position and credit quality as of December 31, 2021.

($ in millions)	Investment grade	Below investment grade	Total
Fixed income securities with unrealized loss position less than 20% of amortized cost, net (1) (2)	$(117)	$(10)	$(127)
Fixed income securities with unrealized loss position greater than or equal to 20% of amortized cost, net (3) (4)	—	(3)	(3)
Total unrealized losses	$(117)	$(13)	$(130)
_______________
(1)Below investment grade fixed income securities include $8 million that have been in an unrealized loss position for less than twelve months.
(2)Related to securities with an unrealized loss position less than 20% of amortized cost, net, the degree of which suggests that these securities do not pose a high risk of having credit losses.
(3)Below investment grade fixed income securities include $1 million that have been in an unrealized loss position for a period of twelve or more consecutive months.
(4)Evaluated based on factors such as discounted cash flows and the financial condition and near-term and long-term prospects of the issue or issuer and were determined to have adequate resources to fulfill contractual obligations.
Investment grade is defined as a security having a rating of Aaa, Aa, A or Baa from Moody’s, a rating of AAA, AA, A or BBB from S&P Global Ratings (“S&P”), a comparable rating from another nationally recognized rating agency, or a comparable internal rating if an externally provided rating is not available. Market prices for certain securities may have credit spreads which imply higher or lower credit quality than the current third-party rating. Unrealized losses on investment grade securities are principally related to an increase in market yields which may include increased risk-free interest rates or wider credit spreads since the time of initial purchase. The unrealized losses are expected to reverse as the securities approach maturity.
ABS and MBS in an unrealized loss position were evaluated based on actual and projected collateral losses relative to the securities’ positions in the respective securitization trusts, security specific expectations of cash flows, and credit ratings. This evaluation also takes into consideration credit enhancement, measured in terms of (i) subordination from other classes of securities in the trust that are contractually obligated to absorb losses before the class of security the Company owns, and (ii) the expected impact of other structural features embedded in the securitization trust beneficial to the class of securities the Company owns, such as overcollateralization and excess spread. Municipal bonds in an unrealized loss position were evaluated based on the underlying credit quality of the primary obligor, obligation type and quality of the underlying assets.
As of December 31, 2021, the Company has not made the decision to sell and it is not more likely than not the Company will be required to sell fixed income securities with unrealized losses before recovery of the amortized cost basis.
Loans The Company establishes a credit loss allowance for mortgage loans, directly originated corporate loans, aviation loans, agent loans and bank loans when they are originated or purchased, and for unfunded commitments unless they are unconditionally cancellable by the Company. The Company uses a probability of default and loss given default model for mortgage loans, directly originated corporate loans, aviation loans and bank loans to estimate current expected credit losses that considers all relevant information available including past events, current conditions, and reasonable and supportable forecasts over the life of an asset. The Company also considers such factors as historical losses, expected prepayments and various economic factors. For mortgage loans, the Company considers origination vintage year and property level information such as debt service coverage, property type, property location and collateral value. For directly originated corporate loans and aviation loans, the Company considers the loan-level contractual attributes of each loan coupled with risk assumptions sourced from relevant peer loss data sourced from a national peer group for commercial lending. For bank loans, the Company considers the credit rating of the borrower, credit spreads and type of loan. After the reasonable and supportable forecast period, the Company’s model reverts to historical loss trends. Given the less complex and homogenous nature of agent loans, the Company estimates current expected credit losses using historical loss experience over the estimated life of the loans, adjusted for current conditions, reasonable and supportable forecasts and expected prepayments.
Loans are evaluated on a pooled basis when they share similar risk characteristics. The Company monitors loans through a quarterly credit monitoring process to determine when they no longer share similar risk characteristics and are to be evaluated individually when estimating credit losses.
Loans are written off against their corresponding allowances when there is no reasonable expectation of recovery. If a loan recovers after a write-off, the estimate of expected credit losses includes the expected recovery.
Accrual of income is suspended for loans that are in default or when full and timely collection of principal and interest payments is not probable. Accrued income receivable is monitored for recoverability and when not expected to be collected is written off through net investment income. Cash receipts on loans on non-accrual status are generally recorded as a reduction of amortized cost.
Accrued interest is excluded from the amortized cost of loans and is reported within the accrued investment income line of the Consolidated Statements of Financial Position. As of December 31, 2021, accrued interest totaled $11 million for mortgage loans. As of December 31, 2020, accrued interest totaled $13 million, $2 million and $1 million for mortgage loans, agent loans and bank loans, respectively,
Mortgage loans When it is determined a mortgage loan shall be evaluated individually, the Company uses various methods to estimate credit losses on individual loans such as using collateral value less estimated costs to sell where applicable, including when foreclosure is probable or when repayment is expected to be provided substantially through the operation or sale of the collateral and the borrower is experiencing financial difficulty. When collateral value is used, the mortgage loans may not have a credit loss allowance when the fair value of the collateral exceeds the loan’s amortized cost. An alternative approach may be utilized to estimate credit losses using the present value of the loan’s expected future repayment cash flows discounted at the loan’s current effective interest rate.
Individual loan credit loss allowances are adjusted for subsequent changes in the fair value of the collateral less costs to sell, when applicable, or present value of the loan’s expected future repayment cash flows.
Debt service coverage ratio is considered a key credit quality indicator when mortgage loan credit loss allowances are estimated. Debt service coverage ratio represents the amount of estimated cash flow from the property available to the borrower to meet principal and interest payment obligations. Debt service coverage ratio estimates are updated annually or more frequently if conditions are warranted based on the Company’s credit monitoring process.
The following table reflects mortgage loans amortized cost by debt service coverage ratio distribution and year of origination as of December 31.

($ in millions)	2021							2020
	2016 and prior	2017	2018	2019	2020	Current	Total	Total
Below 1.0	$35	$—	$—	$—	$10	$169	$214	$15
1.0 - 1.25	16	—	8	9	—	150	183	293
1.26 - 1.50	101	—	15	—	—	222	338	906
Above 1.50	359	165	263	207	18	1,231	2,243	2,204
Amortized cost before allowance	$511	$165	$286	$216	$28	$1,772	$2,978	$3,418
Allowance							(27)	(59)
Amortized cost, net							$2,951	$3,359

Mortgage loans with a debt service coverage ratio below 1.0 that are not considered impaired primarily relate to situations where the borrower has the financial capacity to fund the revenue shortfalls from the properties for the foreseeable term, the decrease in cash flows from the properties is considered temporary, or there are other risk mitigating factors such as additional collateral, escrow balances or borrower guarantees. Payments on all mortgage loans were current as of December 31, 2021, 2020 and 2019. During the fourth quarter of 2020, the Company sold $217 million of mortgage loans, net of a $15 million credit loss allowance, resulting in a net realized capital loss of $4 million.
The rollforward of credit loss allowance for mortgage loans for the years ended December 31 is as follows:

($ in millions)	2021	2020
Beginning balance	$(59)	$(3)
Cumulative effect of change in accounting principle	—	(33)
Net decreases (increases) related to credit losses	23	(37)
Reduction of allowance related to sales	4	15
Sale of ALNY	5	—
Loans transferred due to reinsurance agreement with EAC	—	(1)
Write-offs	—	—
Ending balance	$(27)	$(59)

Directly originated corporate loans
The Company monitors loan level performance and will remove from collective analysis any loan with existing or expected delinquency. Such loans are individually analyzed and reserved for specifically. Loan level performance monitoring includes annual reviews and risk rating updates, which consider capacity and collateral analysis monitored by loan-to-value (“LTV”) ratios. As of December 31, 2021, directly originated corporate loans had a weighted average 42.1% LTV.
The rollforward of credit loss allowance for directly originated corporate loans for the years ended December 31 is as follows:

($ in millions)	2021
Beginning balance	$—
Net (increases) decreases related to credit losses	(6)
Reduction of allowance related to sales	—
Write-offs	—
Ending balance	$(6)

Aviation loans
The Company monitors loan level performance and will remove from collective analysis any loan with existing or expected delinquency. Such loans are individually analyzed and reserved for specifically. Loan level performance monitoring includes annual reviews and risk rating updates, which consider capacity and collateral analysis monitored by LTV ratios. As of December 31, 2021, aviation loans had a weighted average 65.7% LTV.
The rollforward of credit loss allowance for aviation loans for the years ended December 31 is as follows:

($ in millions)	2021
Beginning balance	$—
Net (increases) decreases related to credit losses	(6)
Reduction of allowance related to sales	—
Write-offs	—
Ending balance	$(6)

Agent loans The Company monitors agent loans to determine when they should be removed from the pool and assessed for credit losses individually by using internal credit risk grades that classify the loans into risk categories. The categorization is based on relevant information about the ability of borrowers to service their debt, such as historical payment experience, current business trends, cash flow coverage and collateral quality. Internal credit risk grades are updated annually or more frequently if conditions are warranted based on the Company’s credit monitoring process.
As of December 31, 2021, we no longer held agent loans. As of December 31, 2020, 85% of agent loans balance represents the top three highest credit quality categories. The allowance for agent loans was $5 million as of December 31, 2020 and this did not change from January 1, 2020.
Bank loans When it is determined a bank loan shall be evaluated individually, the Company uses various methods to estimate credit losses on individual loans such as the present value of the loan’s expected future repayment cash flows discounted at the loan’s current effective interest rate.
Credit ratings of the borrower are considered a key credit quality indicator when bank loan credit loss allowances are estimated. The ratings are updated quarterly and are either received from a nationally recognized rating agency or a comparable internal rating is derived if an externally provided rating is not available. The year of origination is determined to be the year in which the asset is acquired.

The bank loans amortized cost by credit rating and year of origination as of December 31 is as follows:

($ in millions)	2021
	2016 and Prior	2017	2018	2019	2020	Current	Total
BBB	$—	$—	$—	$1	$1	$—	$2
BB	—	11	1	6	3	5	26
B	—	10	22	9	9	7	57
CCC and below	3	7	6	11	1	2	30
Amortized cost before allowance	$3	$28	$29	$27	$14	$14	$115
Allowance							(7)
Amortized cost, net							$108

($ in millions)	2020
	2015 and Prior	2016	2017	2018	2019	Current	Total
BBB	$—	$—	$4	$—	$—	$2	$6
BB	10	—	1	16	11	5	43
B	5	8	42	37	23	35	150
CCC and below	3	8	15	12	18	6	62
Amortized cost before allowance	$18	$16	$62	$65	$52	$48	$261
Allowance							(16)
Amortized cost, net							$245

The rollforward of credit loss allowance for bank loans for the years ended December 31 is as follows:

($ in millions)	2021	2020
Beginning balance	$(16)	$—
Cumulative effect of change in accounting principle	—	(16)
Net decreases (increases) related to credit losses	6	(4)
Reduction of allowance related to sales	3	3
Write-offs	—	1
Ending balance	$(7)	$(16)

7. Fair Value of Assets and Liabilities
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Assets and liabilities recorded on the Consolidated Statements of Financial Position at fair value are categorized in the fair value hierarchy based on the observability of inputs to the valuation techniques as follows:
Level 1: Assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company can access.
Level 2: Assets and liabilities whose values are based on the following:
(a)Quoted prices for similar assets or liabilities in active markets;
(b)Quoted prices for identical or similar assets or liabilities in markets that are not active; or
(c)Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability.
Level 3: Assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Unobservable inputs reflect the Company’s estimates of the assumptions that market participants would use in valuing the assets and liabilities.
The availability of observable inputs varies by instrument. In situations where fair value is based on internally developed pricing models or inputs that are unobservable in the market, the determination of fair value requires more judgment. The degree of judgment exercised by the Company in determining fair value is typically greatest for instruments categorized in Level 3. In many instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company uses prices and inputs that are current as of the measurement date, including during periods of market disruption. In periods of market disruption, the ability to observe prices and inputs may be reduced for many instruments.
The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance that assets and liabilities are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, the Company’s processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, the Company assesses the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. The Company performs procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third-party valuation sources for selected securities. The Company performs ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.
The Company has two types of situations where investments are classified as Level 3 in the fair value hierarchy:
(1) Specific inputs significant to the fair value estimation models are not market observable. This primarily occurs in the Company’s use of broker quotes to value certain securities where the inputs have not been corroborated to be market observable, and the use of valuation models that use significant non-market observable inputs.
(2) Quotes continue to be received from independent third-party valuation service providers and all significant inputs are market observable; however, there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity such that the degree of market observability has declined to a point where categorization as a Level 3 measurement is considered appropriate. The indicators considered in determining whether a significant decrease in the volume and level of activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, the level of credit spreads over historical levels, applicable bid-ask spreads, and price consensus among market participants and other pricing sources.

Certain assets are not carried at fair value on a recurring basis, including mortgage loans, directly originated corporate loans, aviation loans, bank loans, agent loans and policy loans, and these are only included in the fair value hierarchy disclosure when the individual investment is reported at fair value.
In determining fair value, the Company principally uses the market approach which generally utilizes market transaction data for the same or similar instruments. To a lesser extent, the Company uses the income approach which involves determining fair values from discounted cash flow methodologies. For the majority of Level 2 and Level 3 valuations, a combination of the market and income approaches is used.
Summary of significant inputs and valuation techniques for Level 2 and Level 3 assets and liabilities measured at fair value on a recurring basis
Level 2 measurements
•Fixed income securities:
U.S. government and agencies, municipal, corporate - public and foreign government: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.
Corporate - privately placed: Privately placed are valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer.
Corporate - privately placed also includes redeemable preferred stock that are valued using quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, underlying stock prices and credit spreads.
ABS and MBS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, collateral performance and credit spreads. Certain ABS are valued based on non-binding broker quotes whose inputs have been corroborated to be market observable. ABS and residential MBS include prepayment speeds as a primary input for valuation.
•Equity securities: The primary inputs to the valuation include quoted prices or quoted net asset values for identical or similar assets in markets that are not active.
•Short-term: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.
•Other investments/Other liabilities: Free-standing exchange listed derivatives that are not actively traded are valued based on quoted prices for identical instruments in markets that are not active.
Over-the-counter (“OTC”) derivatives, including interest rate swaps, foreign currency swaps, total return swaps, foreign exchange forward contracts, options and certain credit default swaps, are valued using models that rely on inputs such as interest rate yield curves, implied volatilities, index price levels, currency rates, and credit spreads that are observable for substantially the full term of the contract. The valuation techniques underlying the models are widely accepted in the financial services industry and do not involve significant judgment.
•Funds withheld payable to affiliate: The fair value of the embedded derivative is valued based on the change in fair value of the assets supporting the funds withheld payable under the funds withheld reinsurance agreement. The fair value is classified as Level 2 based on the valuation methods used for the assets supporting the funds withheld payable.
Level 3 measurements
•Fixed income securities:
Municipal: Comprise municipal bonds that are not rated by third-party credit rating agencies. The primary inputs to the valuation of these municipal bonds include quoted prices for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 fair value measurements, contractual cash flows, benchmark yields and credit spreads. Also included are municipal bonds valued based on non-binding broker quotes where the inputs have not been corroborated to be market observable.
Corporate - public and privately placed, ABS and MBS: Primarily valued based on non-binding broker quotes where the inputs have not been corroborated to be market observable. Other inputs for corporate fixed income securities include an interest rate yield curve, as well as published credit spreads for similar assets that incorporate the credit quality and industry sector of the issuer.
•Equity securities: The primary inputs to the valuation include quoted prices or quoted net asset values for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 fair value measurements.
•Other investments: Certain OTC derivatives, such as interest rate caps and certain credit default swaps, are valued using models that are widely accepted in the financial services industry. These are categorized as Level 3 as a result of the significance of non-market observable inputs such as volatility. Other primary inputs include interest rate yield curves and credit spreads.
•Contractholder funds:  Derivatives embedded in certain life and annuity contracts are valued internally using models widely accepted in the financial services industry that determine a single best estimate of fair value for the embedded derivatives within a block of contractholder liabilities. The models primarily use stochastically determined cash flows based on the contractual elements of embedded derivatives, projected option cost and applicable market data, such as interest rate yield curves and equity index volatility assumptions. These are categorized as Level 3 as a result of the significance of non-market observable inputs.
Investments excluded from the fair value hierarchy
Limited partnerships carried at fair value, which do not have readily determinable fair values, use NAV provided by the investees and are excluded from the fair value hierarchy. These investments are generally not redeemable by the investees and generally cannot be sold without approval of the general partner. The Company receives distributions of income and proceeds from the liquidation of the underlying assets of the investees, which usually takes place in years 4-9 of the typical contractual life of 10-12 years. As of December 31, 2021, the Company did not have any limited partnerships carried at fair value.
The following table summarizes the Company’s assets and liabilities measured at fair value as of December 31, 2021.

($ in millions)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Counterparty and cash collateral netting	Total
Assets
Fixed income securities:
U.S. government and agencies	$416	$70	$—		$486
Municipal	—	815	1		816
Corporate - public	—	10,808	—		10,808
Corporate - privately placed	—	3,804	25		3,829
Foreign government	—	12	—		12
ABS	—	1,208	—		1,208
MBS	—	778	—		778
Total fixed income securities	416	17,495	26		17,937
Equity securities	—	—	11		11
Short-term investments	1,035	—	—		1,035
Other investments: Free-standing derivatives	—	140	—	$—	140
Separate account assets	3,021	—	—		3,021
Total recurring basis assets	$4,472	$17,635	$37	$—	$22,144
% of total assets at fair value	20.2%	79.6%	0.2%	—%	100.0%

Investments reported at NAV					—
Total					$22,144

Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$—	$—	$(427)		$(427)
Funds withheld payable to affiliate	—	(112)	—		(112)
Other liabilities: Free-standing derivatives	—	(86)	—	$—	(86)
Total recurring basis liabilities	$—	$(198)	$(427)	$—	$(625)
% of total liabilities at fair value	—%	31.7%	68.3%	—%	100.0%

The following table summarizes the Company’s assets and liabilities measured at fair value as of December 31, 2020.

($ in millions)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Counterparty and cash collateral netting	Total
Assets
Fixed income securities:
U.S. government and agencies	$784	$321	$—		$1,105
Municipal	—	1,958	49		2,007
Corporate - public	—	14,535	31		14,566
Corporate - privately placed	—	5,622	68		5,690
Foreign government	—	96	—		96
ABS	—	419	5		424
MBS	—	19	—		19
Total fixed income securities	784	22,970	153		23,907
Equity securities	1,408	14	114		1,536
Short-term investments	601	373	—		974
Other investments: Free-standing derivatives	—	190	—	$(6)	184
Separate account assets	3,294	—	—		3,294
Total recurring basis assets	$6,087	$23,547	$267	$(6)	$29,895
% of total assets at fair value	20.3%	78.8%	0.9%	—%	100%

Investments reported at NAV					763
Total					$30,658

Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$—	$—	$(516)		$(516)
Other liabilities: Free-standing derivatives	—	(119)	—	$9	(110)
Total recurring basis liabilities	$—	$(119)	$(516)	$9	$(626)
% of total liabilities at fair value	—%	19.0%	82.4%	(1.4)%	100%

The following table summarizes quantitative information about the significant unobservable inputs used in Level 3 fair value measurements.

($ in millions)	Fair value	Valuation technique	Unobservable input	Range	Weighted average
December 31, 2021
Derivatives embedded in life and annuity contracts – Equity-indexed and forward starting options	$(404)	Stochastic cash flow model	Projected option cost	1.0 - 4.2%	2.89%
December 31, 2020
Derivatives embedded in life and annuity contracts – Equity-indexed and forward starting options	$(483)	Stochastic cash flow model	Projected option cost	1.0 - 4.2%	2.80%

The embedded derivatives are equity-indexed and forward starting options in certain life and annuity products that provide customers with interest crediting rates based on the performance of the S&P 500. If the projected option cost increased (decreased), it would result in a higher (lower) liability fair value.
As of December 31, 2021, Level 3 fair value measurements of fixed income securities did not include any securities valued based on non-binding broker quotes. As of December 31, 2020, Level 3 fair value measurements of fixed income securities total $153 million and include $24 million of securities valued based on non-binding broker quotes where the inputs have not been corroborated to be market observable. As the Company does not develop the Level 3 fair value unobservable inputs for these fixed income securities, they are not included in the table above. However, an increase (decrease) in credit spreads for fixed income securities valued based on non-binding broker quotes would result in a lower (higher) fair value.

The following table presents the rollforward of Level 3 assets and liabilities held at fair value during the year ended December 31, 2021.

($ in millions)		Total gains (losses) included in:
	Balance as of December 31, 2020	Net income	OCI	Transfers into Level 3	Transfers out of Level 3	Purchases	Sales	Sold in ALNY disposition	Issues	Settlements	Balance as of December 31, 2021
Assets
Fixed income securities:
Municipal	$49	$3	$(2)	$1	$(15)	$—	$(19)	$(16)	$—	$—	$1
Corporate - public	31	—	(2)	—	(37)	18	(1)	(7)	—	(2)	—
Corporate - privately placed	68	1	(1)	13	(18)	—	(30)	(5)	—	(3)	25
ABS	5	—	1	—	(6)	—	—	—	—	—	—
MBS	—	—	—	—	—	—	—	—	—	—	—
Total fixed income securities	153	4	(4)	14	(76)	18	(50)	(28)	—	(5)	26
Equity securities	114	11	—	—	—	—	(114)	—	—	—	11
Free-standing derivatives, net	—	—	—	—	—	—	—	—	—	—	—
Total recurring Level 3 assets	$267	$15	$(4)	$14	$(76)	$18	$(164)	$(28)	$—	$(5)	$37
Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$(516)	$81	$—	$—	$20	$—	$—	$—	$(33)	$21	$(427)
Total recurring Level 3 liabilities	$(516)	$81	$—	$—	$20	$—	$—	$—	$(33)	$21	$(427)

The following table presents the total Level 3 gains (losses) included in net income for the year ended December 31, 2021.

($ in millions)	Net investment income	Net gains and losses on investments and derivatives	Contract benefits	Interest credited to contractholder funds	Total
Components of net income	$2	$13	$10	$71	$96

The following table presents the rollforward of Level 3 assets and liabilities held at fair value during the year ended December 31, 2020.

($ in millions)		Total gains (losses) included in:
	Balance as of December 31, 2019	Net income	OCI	Transfers into Level 3	Transfers out of Level 3	Purchases	Sales	Issues	Settlements	Balance as of December 31, 2020
Assets
Fixed income securities:
Municipal	$40	$1	$2	$20	$(11)	$—	$(1)	$—	$(2)	$49
Corporate - public	25	—	—	—	—	7	—	—	(1)	31
Corporate - privately placed	122	2	(7)	32	(32)	8	(55)	—	(2)	68
ABS	16	—	—	—	—	—	(10)	—	(1)	5
MBS	5	1	(2)	—	—	—	(3)	—	(1)	—
Total fixed income securities	208	4	(7)	52	(43)	15	(69)	—	(7)	153
Equity securities	116	(3)	—	—	—	9	(8)	—	—	114
Free-standing derivatives, net	—	—	—	—	—	—	—	—	—	—
Total recurring Level 3 assets	$324	$1	$(7)	$52	$(43)	$24	$(77)	$—	$(7)	$267
Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$(427)	$(24)	—	$(54)	$—	$—	$—	$(34)	$23	$(516)
Total recurring Level 3 liabilities	$(427)	$(24)	$—	$(54)	$—	$—	$—	$(34)	$23	$(516)

The following table presents the total Level 3 gains (losses) included in net income for the year ended December 31, 2020.

($ in millions)	Net investment income	Net gains and losses on investments and derivatives	Contract benefits	Interest credited to contractholder funds	Total
Components of net income	$(8)	$9	$(1)	$(23)	$(23)

The following table presents the rollforward of Level 3 assets and liabilities held at fair value during the year ended December 31, 2019.

($ in millions)		Total gains (losses) included in:
	Balance as of December 31, 2018	Net income	OCI	Transfers into Level 3	Transfers out of Level 3	Purchases	Sales	Issues	Settlements	Balance as of December 31, 2019
Assets
Fixed income securities:
Municipal	$39	$—	$4	$—	$—	$—	$(1)	$—	$(2)	$40
Corporate - public	33	—	—	5	(38)	32	(2)	—	(5)	25
Corporate - privately placed	97	(1)	1	43	(1)	4	(13)	—	(8)	122
ABS	22	1	(1)	—	(30)	36	(6)	—	(6)	16
MBS	—	—	(1)	6	—	—	—	—	—	5
Total fixed income securities	191	—	3	54	(69)	72	(22)	—	(21)	208
Equity securities	129	15	—	—	—	10	(38)	—	—	116
Free-standing derivatives, net	1	(1)	—	—	—	—	—	—	—	—
Total recurring Level 3 assets	$321	$14	$3	$54	$(69)	$82	$(60)	$—	$(21)	$324
Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$(223)	$(52)	$—	$(154)	$—	$—	$—	$(10)	$12	$(427)
Total recurring Level 3 liabilities	$(223)	$(52)	$—	$(154)	$—	$—	$—	$(10)	$12	$(427)

The following table presents the total Level 3 gains (losses) included in net income for the year ended December 31, 2019.

($ in millions)	Net investment income	Net gains and losses on investments and derivatives	Contract benefits	Interest credited to contractholder funds	Total
Components of net income	$(2)	$16	$7	$(59)	$(38)
Transfers into Level 3 during 2021, 2020 and 2019 included situations where a quote was not provided by the Company’s independent third-party valuation service provider and as a result the price was stale or had been replaced with a broker quote where the inputs had not been corroborated to be market observable resulting in the security being classified as Level 3. Transfers into Level 3 during 2020 also included derivatives embedded in equity-indexed universal life contracts related to reinsurance assumed from EAC. Transfers into Level 3 during 2019 also included derivatives embedded in equity-indexed universal life contracts due to refinements in the valuation modeling resulting in an increase in significance of non-market observable inputs.
Transfers out of Level 3 during 2021, 2020 and 2019 included situations where a broker quote was used in the prior period and a quote became available from the Company’s independent third-party valuation service provider in the current period. A quote utilizing the new pricing source was not available as of the prior period, and any gains or losses related to the change in valuation source for individual securities were not significant.

The table below provides valuation changes included in net income and OCI for Level 3 assets and liabilities held as of December 31.

($ in millions)	2021	2020	2019
Assets
Fixed income securities:
Municipal	$1	$1	$1
Corporate - public	—	—	—
Corporate - privately placed	2	2	—
Total fixed income securities	3	3	1
Equity securities	1	(3)	2
Free-standing derivatives, net	—	—	(1)
Total recurring Level 3 assets	$4	$—	$2
Liabilities
Contractholder funds: Derivatives embedded in life and annuity contracts	$81	$(24)	$(52)
Total recurring Level 3 liabilities	$81	$(24)	$(52)
Total included in net income	$85	$(24)	$(50)

Components of net income
Net investment income	$3	$(8)	$(2)
Net gains (losses) on investments and derivatives	1	8	4
Contract benefits	10	(1)	7
Interest credited to contractholder funds	71	(23)	(59)
Total included in net income	$85	$(24)	$(50)

Assets
Municipal	$(1)
Corporate - public	(1)
Corporate - privately placed	(1)
ABS	1
Changes in unrealized net capital gains and losses reported in OCI	$(2)
Presented below are the carrying values and fair value estimates of financial instruments not carried at fair value.

($ in millions)		December 31, 2021		December 31, 2020
Financial assets	Fair value level	Amortized cost, net	Fair value	Amortized cost, net	Fair value
Mortgage loans	Level 3	$2,951	$3,063	$3,359	$3,587
Directly originated corporate loans	Level 3	937	944	—	—
Aviation loans	Level 3	197	203	—	—
Bank loans	Level 3	108	110	245	250
Agent loans	Level 3	—	—	631	634

Financial liabilities	Fair value level	Carrying value (1)	Fair value	Carrying value (1)	Fair value
Contractholder funds on investment contracts	Level 3	$5,768	$6,233	$7,764	$9,058
Liability for collateral	Level 2	—	—	334	334
Notes due to related parties	Level 3	—	—	214	225
____________________
(1)Represents the amounts reported on the Consolidated Statements of Financial Position.
8. Derivative Financial Instruments and Off-balance sheet Financial Instruments
The Company significantly changed their use of derivatives after the sale on November 1, 2021.
Strategy for periods prior to the acquisition on November 1, 2021:
The Company used derivatives for risk reduction and to increase investment portfolio returns through asset replication. Risk reduction activity was focused on managing the risks with certain assets and liabilities arising from the potential adverse impacts from changes in risk-free interest rates, changes in equity market valuations, increases in credit spreads and foreign currency fluctuations. Asset replication refers to the “synthetic” creation of assets through the use of derivatives. The Company replicated fixed income securities using a combination of a credit default swap, index total return swap, options, or a foreign currency forward contract and one or more highly rated fixed income securities, primarily investment grade host bonds, to synthetically replicate the economic characteristics of one or more cash market securities. The Company replicated equity securities using futures, index total return swaps and options to increase equity exposure.
The Company utilized several derivative strategies to manage risk. Asset-liability management is a risk management strategy that is principally employed to balance the respective interest-rate sensitivities of the Company’s assets and liabilities. Depending upon the attributes of the assets acquired and liabilities issued, derivative instruments such as interest rate swaps, caps, swaptions and futures were utilized to change the interest rate characteristics of existing assets and liabilities to ensure the relationship was maintained within specified ranges and to reduce exposure to rising or falling interest rates. Fixed income index total return swaps were used to offset valuation losses in the portfolio during periods of declining market values. Credit default swaps were typically used to mitigate the credit risk within the Company’s fixed income portfolio. Futures and options were used for hedging the equity exposure contained in the Company’s equity indexed life and annuity product contracts that offer equity returns to contractholders. In addition, the Company used equity index total return swaps, options and futures to offset valuation losses in the equity portfolio during periods of declining equity market values. Foreign currency swaps and forwards were primarily used to reduce the foreign currency risk associated with holding foreign currency denominated investments.
Strategy for periods subsequent to the acquisition on November 1, 2021:
The Company utilizes certain derivative strategies to manage risk. Futures and options are used for hedging the equity exposure contained in the Company’s equity indexed life and annuity product contracts that offer equity returns to contractholders.
Embedded derivatives and accounting
The Company also has derivatives embedded in non-derivative host contracts that are required to be separated from the host contracts and accounted for at fair value with changes in fair value of embedded derivatives reported in net income. The Company’s primary embedded derivatives are equity options in life and annuity product contracts, which provide returns linked to equity indices to contractholders. The Company also has an embedded derivative in the funds withheld reinsurance agreement with ERL.
When derivatives meet specific criteria, they may be designated as accounting hedges and accounted for as fair value, cash flow, foreign currency fair value or foreign currency cash flow hedges. The Company designates certain investment risk transfer reinsurance agreements as fair value hedges when the hedging instrument is highly effective in offsetting the risk of changes in the fair value of the hedged item. The fair value of the hedged liability is reported in contractholder funds in the Consolidated Statements of Financial Position. The impact from results of the fair value hedge is reported in interest credited to contractholder funds in the Consolidated Statements of Operations and Comprehensive Income.
The notional amounts specified in the contracts are used to calculate the exchange of contractual payments under the agreements and are generally not representative of the potential for gain or loss on these agreements. However, the notional amounts specified in credit default swaps where the Company has sold credit protection represent the maximum amount of potential loss, assuming no recoveries.
Fair value, which is equal to the carrying value, is the estimated amount that the Company would receive or pay to terminate the derivative contracts at the reporting date. The carrying value amounts for OTC derivatives are further adjusted for the effects, if any, of enforceable master netting agreements and are presented on a net basis, by counterparty agreement, in the Consolidated Statements of Financial Position.
For those derivatives which qualify and have been designated as fair value accounting hedges, net income includes the changes in the fair value of both the derivative instrument and the hedged risk. For cash flow hedges, gains and losses are amortized from AOCI and are reported in net income in the same period the forecasted transactions being hedged impact net income.
Non-hedge accounting is generally used for “portfolio” level hedging strategies where the terms of the individual hedged items do not meet the strict homogeneity requirements to permit the application of hedge accounting. For non-hedge derivatives, net income includes changes in fair value and accrued periodic settlements, when applicable. With the exception of non-hedge derivatives used for asset replication and non-hedge embedded derivatives, all of the Company’s derivatives are evaluated for their ongoing effectiveness as either accounting hedge or non-hedge derivative financial instruments on at least a quarterly basis.
Fair value hedges The Company had one derivative designated as a fair value hedge and had no foreign currency contracts designated as fair value hedges during 2021, 2020 and 2019.

Cash flow hedges The Company had no derivatives designated as cash flow hedges during 2021, 2020 and 2019.
The following table provides a summary of the volume and fair value positions of derivative instruments as well as their reporting location in the Consolidated Statement of Financial Position as of December 31, 2021.

($ in millions, except number of contracts)		Volume (1)
	Balance sheet location	Notional amount	Number of contracts	Fair value, net	Gross asset	Gross liability
Asset derivatives
Derivatives designated as fair value accounting hedging instruments
Other	Other assets	$3	n/a	$—	$—	$—
Derivatives not designated as accounting hedging instruments
Interest rate contracts
Interest rate cap agreements	Other investments	—	—	—	—	—
Futures	Other assets	—	—	—	—	—
Equity and index contracts
Options	Other investments	n/a	2,175	140	140	—
Futures	Other assets	—	—	—	—	—
Total return index contracts
Total return swap agreements - equity index	Other investments	—	—	—	—	—
Foreign currency contracts
Foreign currency forwards	Other investments	—	—	—	—	—
Embedded derivative financial instruments
Other embedded derivative financial instruments	Other investments	—	—	—	—	—
Credit default contracts
Credit default swaps - buying protection	Other investments	—	—	—	—	—
Credit default swaps - selling protection	Other investments	—	—	—	—	—
Subtotal		—	2,175	140	140	—
Total asset derivatives		$3	$2,175	$140	$140	$—

Liability derivatives
Derivatives not designated as accounting hedging instruments
Interest rate contracts
Interest rate cap agreements	Other liabilities & accrued expenses	$—	n/a	$—	$—	$—
Futures	Other liabilities & accrued expenses	n/a	—	—	—	—
Equity and index contracts
Options	Other liabilities & accrued expenses	n/a	2,175	(86)	—	(86)
Futures	Other liabilities & accrued expenses	—	38	—	—	—
Foreign currency contracts
Foreign currency forwards	Other liabilities & accrued expenses	—	n/a	—	—	—
Embedded derivative financial instruments
Guaranteed accumulation benefits	Contractholder funds	97	n/a	(12)	—	(12)
Guaranteed withdrawal benefits	Contractholder funds	167	n/a	(11)	—	(11)
Equity-indexed and forward starting options in life and annuity product contracts	Contractholder funds	1,723	n/a	(404)	—	(404)
Funds withheld reinsurance agreement with ERL	Funds withheld payable to affiliate	—	1	(112)	—	(112)
Credit default contracts
Credit default swaps - selling protection	Other liabilities & accrued expenses	—	n/a	—	—	—
Total liability derivatives		1,987	2,214	(625)	$—	$(625)
Total derivatives		$1,990	4,389	$(485)
_________________________________________
(1)  Volume for OTC and cleared derivative contracts is represented by their notional amounts. Volume for exchange traded derivatives is represented by the number of contracts, which is the basis on which they are traded. (n/a = not applicable)

The following table provides a summary of the volume and fair value positions of derivative instruments as well as their reporting location in the Consolidated Statement of Financial Position as of December 31, 2020.

($ in millions, except number of contracts)		Volume
	Balance sheet location	Notional amount	Number of contracts	Fair value, net	Gross asset	Gross liability
Asset derivatives
Derivatives designated as fair value accounting hedging instruments
Other	Other assets	$3	n/a	$—	$—	$—
Derivatives not designated as accounting hedging instruments
Interest rate contracts
Interest rate cap agreements	Other investments	$13	n/a	$—	$—	$—
Futures	Other assets	n/a	312	—	—	—
Equity and index contracts
Options	Other investments	n/a	2,831	184	184	—
Futures	Other assets	n/a	46	—	—	—
Total return index contracts
Total return swap agreements - equity index	Other investments	8	n/a	1	1	—
Foreign currency contracts
Foreign currency forwards	Other investments	113	n/a	1	4	(3)
Embedded derivative financial instruments
Other embedded derivative financial instruments	Other investments	750	n/a	—	—	—
Credit default contracts
Credit default swaps - buying protection	Other investments	17	n/a	(1)	—	(1)
Credit default swaps – selling protection	Other investments	4	n/a	—	—	—
Subtotal		905	3,189	185	189	(4)
Total asset derivatives		$908	3,189	$185	$189	$(4)

Liability derivatives
Derivatives not designated as accounting hedging instruments
Interest rate contracts
Interest rate cap agreements	Other liabilities & accrued expenses	$19	n/a	$—	$—	$—
Futures	Other liabilities & accrued expenses	n/a	25	—	—	—
Equity and index contracts
Options	Other liabilities & accrued expenses	n/a	2,712	(110)	—	(110)
Foreign currency contracts
Foreign currency forwards	Other liabilities & accrued expenses	117	n/a	(4)	1	(5)
Embedded derivative financial instruments
Guaranteed accumulation benefits	Contractholder funds	128	n/a	(18)	—	(18)
Guaranteed withdrawal benefits	Contractholder funds	190	n/a	(15)	—	(15)
Equity-indexed and forward starting options in life and annuity product contracts	Contractholder funds	1,785	n/a	(483)	—	(483)
Credit default contracts
Credit default swaps - selling protection	Other liabilities & accrued expenses	1	n/a	—	—	—
Total liability derivatives		2,240	2,737	(630)	$1	$(631)
Total derivatives		$3,148	5,926	$(445)

The Company had no OTC derivatives as of December 31, 2021. The following table provides gross and net amounts for the Company’s OTC derivatives as of December 31, 2020, all of which are subject to enforceable master netting agreements.

($ in millions)		Offsets
	Gross amount	Counter- party netting	Cash collateral (received) pledged	Net amount on balance sheet	Securities collateral (received) pledged	Net amount

Asset derivatives	$6	$(5)	$(1)	$—	$—	$—
Liability derivatives	(9)	5	4	—	—	—
The following tables present gains and losses from valuation and settlements reported on derivatives not designated as accounting hedging instruments in the Consolidated Statements of Operations and Comprehensive Income.

($ in millions)	Net gains and losses on investments and derivatives	Contract benefits	Interest credited to contractholder funds	Total gain (loss) recognized in net income on derivatives
2021
Interest rate contracts	$—	$—	$—	$—
Equity and index contracts	5	—	31	36
Embedded derivative financial instruments	(112)	10	59	(43)
Foreign currency contracts	4	—	—	4
Credit default contracts	—	—	—	—
Total	$(103)	$10	$90	$(3)
2020
Interest rate contracts	$4	$—	$—	$4
Equity and index contracts	6	—	20	26
Embedded derivative financial instruments	—	(1)	(34)	(35)
Foreign currency contracts	(7)	—	—	(7)
Credit default contracts	1	—	—	1
Total return swaps - equity index	1	—	—	1
Total	$5	$(1)	$(14)	$(10)
2019
Equity and index contracts	5	—	58	63
Embedded derivative financial instruments	—	7	(57)	(50)
Foreign currency contracts	3	—	—	3
Credit default contracts	(1)	—	—	(1)
Total return swaps - fixed income	1	—	—	1
Total return swaps - equity index	3	—	—	3
Total	$11	$7	$1	$19
The Company manages its exposure to credit risk by utilizing highly rated counterparties, establishing risk control limits, executing legally enforceable master netting agreements (“MNAs”) and obtaining collateral where appropriate. The Company uses MNAs for OTC derivative transactions that permit either party to net payments due for transactions and collateral is either pledged or obtained when certain predetermined exposure limits are exceeded. As of December 31, 2021, counterparties did not pledge collateral to the Company, and the Company pledged $4 million in securities to counterparties. The Company has not incurred any losses on derivative financial instruments due to counterparty nonperformance. Other derivatives, including futures and certain option contracts, are traded on organized exchanges which require margin deposits and guarantee the execution of trades, thereby mitigating any potential credit risk.
Counterparty credit exposure represents the Company’s potential loss if all of the counterparties concurrently fail to perform under the contractual terms of the contracts and all collateral, if any, becomes worthless. This exposure is measured by the fair value of OTC derivative contracts with a positive fair value at the reporting date reduced by the effect, if any, of legally enforceable master netting agreements.

The following table summarizes the counterparty credit exposure as of December 31, 2020 by counterparty credit rating as it relates to the Company’s OTC derivatives.

($ in millions)
Rating (1)	Number of counter-parties	Notional amount (2)	Credit exposure (2)	Exposure, net of collateral (2)
A+	3	$94	$3	$—
Total	3	$94	$3	$—
_________________________
(1)Everlake uses the lower of S&P’s or Moody’s long-term debt issuer ratings.
(2)Only OTC derivatives with a net positive fair value are included for each counterparty.
For certain exchange traded and cleared derivatives, margin deposits are required as well as daily cash settlements of margin accounts. As of December 31, 2021, the Company pledged $4 million in the form of margin deposits.
Market risk is the risk that the Company will incur losses due to adverse changes in market rates and prices. Market risk exists for all of the derivative financial instruments the Company currently holds, as these instruments may become less valuable due to adverse changes in market conditions. To limit this risk, the Company’s senior management has established risk control limits. In addition, changes in fair value of the derivative financial instruments that the Company uses for risk management purposes are generally offset by the change in the fair value or cash flows of the hedged risk component of the related assets, liabilities or forecasted transactions.
Certain of the Company’s derivative instruments contain credit-risk-contingent cross-default provisions. Credit-risk-contingent cross-default provisions allow the counterparties to terminate the derivative agreement if the Company defaults by pre-determined threshold amounts on certain debt instruments.
The following summarizes the fair value of derivative instruments with credit-risk-contingent features that are in a gross liability position, as well as the fair value of assets and collateral that are netted against the liability in accordance with provisions within legally enforceable MNAs as of December 31, 2020.

($ in millions)
Gross liability fair value of contracts containing credit-risk-contingent features	$8
Gross asset fair value of contracts containing credit-risk-contingent features and subject to MNAs	(3)
Collateral posted under MNAs for contracts containing credit-risk-contingent features	(5)
Maximum amount of additional exposure for contracts with credit-risk-contingent features if all features were triggered concurrently	$—
Credit derivatives - selling protection
A credit default swap (“CDS”) is a derivative instrument, representing an agreement between two parties to exchange the credit risk of a specified entity (or a group of entities), or an index based on the credit risk of a group of entities (all commonly referred to as the “reference entity” or a portfolio of “reference entities”), in return for a periodic premium. In selling protection, CDS are used to replicate fixed income securities and to complement the cash market when credit exposure to certain issuers is not available or when the derivative alternative is less expensive than the cash market alternative. CDS typically have a five-year term.
The following table shows the CDS notional amounts by credit rating and fair value of protection sold as of December 31, 2020. The Company had no CDS outstanding as of December 31, 2021.

($ in millions)	Notional amount
	AA	A	BBB	BB and lower	Total	Fair value
Single name
Corporate debt	$—	$—	$—	$5	$5	$—
Total	$—	$—	$—	$5	$5	$—
In selling protection with CDS, the Company sells credit protection on an identified single name, a basket of names in a first-to-default (“FTD”) structure or credit derivative index (“CDX”) that is generally investment grade, and in return receives periodic premiums through expiration or termination of the agreement. With single name CDS, this premium or credit spread generally corresponds to the difference between the yield on the reference entity’s public fixed maturity cash instruments and swap rates at the time the agreement is executed. With a FTD basket, because of the additional credit risk inherent in a basket of named reference entities, the premium generally corresponds to a high proportion of the sum of the credit spreads of the names in the basket and the correlation between the names. CDX is utilized to take a position on multiple (generally 125)

reference entities. Credit events are typically defined as bankruptcy, failure to pay, or restructuring, depending on the nature of the reference entities. If a credit event occurs, the Company settles with the counterparty, either through physical settlement or cash settlement. In a physical settlement, a reference asset is delivered by the buyer of protection to the Company, in exchange for cash payment at par, whereas in a cash settlement, the Company pays the difference between par and the prescribed value of the reference asset. When a credit event occurs in a single name or FTD basket (for FTD, the first credit event occurring for any one name in the basket), the contract terminates at the time of settlement. For CDX, the reference entity’s name incurring the credit event is removed from the index while the contract continues until expiration. The maximum payout on a CDS is the contract notional amount. A physical settlement may afford the Company with recovery rights as the new owner of the asset.
The Company monitors risk associated with credit derivatives through individual name credit limits at both a credit derivative and a combined cash instrument/credit derivative level. The ratings of individual names for which protection has been sold are also monitored.
Off-balance sheet financial instruments
The contractual amounts of off-balance sheet financial instruments as of December 31 are as follows:

($ in millions)	2021	2020
Commitments to invest in limited partnership interests	$377	$918
Private placement commitments	—	—
Other loan commitments	—	75
In the preceding table, the contractual amounts represent the amount at risk if the contract is fully drawn upon, the counterparty defaults and the value of any underlying security becomes worthless. Unless noted otherwise, the Company does not require collateral or other security to support off-balance sheet financial instruments with credit risk.
Commitments to invest in limited partnership interests represent agreements to acquire new or additional participation in certain limited partnership investments. The Company enters into these agreements in the normal course of business. Because the investments in limited partnerships are not actively traded, it is not practical to estimate the fair value of these commitments.
Private placement commitments represent commitments to purchase private placement debt and private equity securities at a future date. The Company enters into these agreements in the normal course of business. The fair value of the debt commitments generally cannot be estimated on the date the commitment is made as the terms and conditions of the underlying private placement securities are not yet final. Because the private equity securities are not actively traded, it is not practical to estimate fair value of the commitments.
Other loan commitments are agreements to lend to a borrower provided there is no violation of any condition established in the contract. The Company enters into these agreements to commit to future loan fundings at predetermined interest rates. Unless unconditionally cancellable, the Company recognizes a credit loss allowance on such commitments. Commitments have either fixed or varying expiration dates or other termination clauses. The fair value of these commitments is insignificant.
9. Reserve for Life-Contingent Contract Benefits and Contractholder Funds
As of December 31, the reserve for life-contingent contract benefits consists of the following:

($ in millions)	2021	2020
Immediate fixed annuities:
Structured settlement annuities	$5,166	$7,407
Other immediate fixed annuities	1,357	1,507
Traditional life insurance	2,425	2,650
Accident and health insurance	102	169
Other	69	67
Total reserve for life-contingent contract benefits	$9,119	$11,800

The following table highlights the key assumptions generally used in calculating the reserve for life-contingent contract benefits.

Product	Mortality	Interest rate	Estimation method
Structured settlement annuities	Actual company experience with projected calendar year improvements	6.0%	Present value of contractually specified future benefits and expenses
Other immediate fixed annuities	Actual company experience with projected calendar year improvements	6.0%	Present value of expected future benefits based on historical experience and expenses
Traditional life insurance	Actual company experience plus loading	Interest rate assumptions range from 2.5% to 11.3%	Net level premium reserve method using the Company’s withdrawal experience rates; includes reserves for unpaid claims
Accident and health insurance	Industry data with internal modifications	4.5%	Unearned premium; additional contract reserves for morbidity risk and unpaid claims
Other: Variable annuity guaranteed minimum death benefits (1)	Annuity 2012 mortality table with internal modifications	Interest rate assumptions range from 2.0% to 5.8%	Projected benefit ratio applied to cumulative assessments
______________________
(1)In 2006, the Company disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial, Inc. (collectively “Prudential”).
In the fourth quarter of 2021, the premium deficiency evaluation of the Company’s immediate annuities with life contingencies resulted in an increase to the premium deficiency reserve of $174 million. The long-term investment yield assumption was lowered in connection with a new strategy that reduces equity exposure. This was partially offset by a projected reduction in expenses. The additional deficiency was recognized as an increase in the reserve for life contingent contract benefits.
In the third quarter of 2020, the premium deficiency evaluation of the Company’s immediate annuities with life contingencies resulted in a premium deficiency reserve of $226 million. The long-term investment yield assumption was lowered, which resulted in the prior sufficiency changing to a deficiency. The deficiency was recognized as an increase in the reserve for life contingent contract benefits. The original assumptions used to establish reserves were updated to reflect current assumptions, and the primary changes included mortality expectations, where annuitants are living longer than originally anticipated, and long-term investment yields.
To the extent that unrealized gains on fixed income securities would result in a premium deficiency had those gains actually been realized, an insurance reserves adjustment is recorded for certain immediate annuities with life contingencies. This liability is included in the reserve for life-contingent contract benefits with respect to this unrealized deficiency. The offset to this liability is recorded as a reduction of the unrealized net capital gains included in AOCI. This liability was $118 million and $496 million as of December 31, 2021 and 2020, respectively.
As of December 31, contractholder funds consist of the following:

($ in millions)	2021	2020
Interest-sensitive life insurance	$6,883	$7,794
Investment contracts:
Fixed annuities	6,000	8,163
Other investment contracts	511	524
Total contractholder funds	$13,394	$16,481

The following table highlights the key contract provisions relating to contractholder funds.

Product	Interest rate	Withdrawal/surrender charges
Interest-sensitive life insurance	Interest rates credited range from 0.0% to 8.8% for equity-indexed life (whose returns are indexed to the S&P 500) and 1.0% to 6.0% for all other products	Either a percentage of account balance or dollar amount grading off generally over 20 years
Fixed annuities	Interest rates credited range from 0.0% to 8.7% for immediate annuities; (8.0)% to 9.0% for equity-indexed annuities (whose returns are indexed to the S&P 500); and 0.1% to 5.5% for all other products
Either a declining or a level percentage charge generally over ten years or less. Additionally, approximately 11.3% of fixed annuities are subject to market value adjustment for discretionary withdrawals

Other investment contracts:
Guaranteed minimum income, accumulation and withdrawal benefits on variable (1) and fixed annuities and secondary guarantees on interest-sensitive life insurance and fixed annuities
	Interest rates used in establishing reserves range from 1.7% to 10.3%	Withdrawal and surrender charges are based on the terms of the related interest-sensitive life insurance or fixed annuity contract
______________________
(1)In 2006, the Company disposed of substantially all of its variable annuity business through reinsurance agreements with Prudential.
Contractholder funds activity for the years ended December 31 is as follows:

($ in millions)	2021	2020	2019
Balance, beginning of year	$16,481	$16,711	$17,470
Deposits	904	818	834
Interest credited	449	574	581
Benefits	(693)	(733)	(769)
Surrenders and partial withdrawals	(590)	(649)	(844)
Contract charges	(705)	(643)	(637)
Net transfers from separate accounts	7	5	11
Decrease related to sale of ALNY	(2,368)	—	—
Decrease related to AHL recapture of reinsurance	(146)	—	—
Reinsurance assumed from EAC	—	256	—
Other adjustments	55	142	65
Balance, end of year	$13,394	$16,481	$16,711
The Company offered various guarantees to variable annuity contractholders. In 2006, the Company disposed of substantially all of its variable annuity business through reinsurance agreements with Prudential. Liabilities for variable contract guarantees related to death benefits are included in the reserve for life-contingent contract benefits and the liabilities related to the income, withdrawal and accumulation benefits are included in contractholder funds. All liabilities for variable contract guarantees are reported on a gross basis on the balance sheet with a corresponding reinsurance recoverable asset for those contracts subject to reinsurance.
Absent any contract provision wherein the Company guarantees either a minimum return or account value upon death, a specified contract anniversary date, partial withdrawal or annuitization, variable annuity and variable life insurance contractholders bear the investment risk that the separate accounts’ funds may not meet their stated investment objectives. The account balances of variable annuity contracts’ separate accounts with guarantees included $2.66 billion and $2.94 billion of equity, fixed income and balanced mutual funds and $224 million and $238 million of money market mutual funds as of December 31, 2021 and 2020, respectively.

The table below presents information regarding the Company’s variable annuity contracts with guarantees. The Company’s variable annuity contracts may offer more than one type of guarantee in each contract; therefore, the sum of amounts listed exceeds the total account balances of variable annuity contracts’ separate accounts with guarantees.

($ in millions)	As of December 31,
	2021	2020
In the event of death
Separate account value	$2,885	$3,174
Net amount at risk (1)	$267	$308
Average attained age of contractholders	68 years	72 years
At annuitization (includes income benefit guarantees)
Separate account value	$914	$925
Net amount at risk (2)	$113	$140
Weighted average waiting period until annuitization options available	None	None
For cumulative periodic withdrawals
Separate account value	$156	$178
Net amount at risk (3)	$11	$12
Accumulation at specified dates
Separate account value	$66	$93
Net amount at risk (4)	$7	$11
Weighted average waiting period until guarantee date	3 years	3 years
____________
(1)Defined as the estimated current guaranteed minimum death benefit in excess of the current account balance as of the balance sheet date.
(2)Defined as the estimated present value of the guaranteed minimum annuity payments in excess of the current account balance.
(3)Defined as the estimated current guaranteed minimum withdrawal balance (initial deposit) in excess of the current account balance as of the balance sheet date.
(4)Defined as the estimated present value of the guaranteed minimum accumulation balance in excess of the current account balance.
The liability for death and income benefit guarantees is equal to a benefit ratio multiplied by the cumulative contract charges earned, plus accrued interest less contract excess guarantee benefit payments. The benefit ratio is calculated as the estimated present value of all expected contract excess guarantee benefits divided by the present value of all expected contract charges. The establishment of reserves for these guarantees requires the projection of future fund values, mortality, persistency and customer benefit utilization rates. These assumptions are periodically reviewed and updated. For guarantees related to death benefits, benefits represent the projected excess guaranteed minimum death benefit payments. For guarantees related to income benefits, benefits represent the present value of the minimum guaranteed annuitization benefits in excess of the projected account balance at the time of annuitization.
Projected benefits and contract charges used in determining the liability for certain guarantees are developed using models and stochastic scenarios that are also used in the development of estimated expected gross profits. Underlying assumptions for the liability related to income benefits include assumed future annuitization elections based on factors such as the extent of benefit to the potential annuitant, eligibility conditions and the annuitant’s attained age. The liability for guarantees is re-evaluated periodically, and adjustments are made to the liability balance through a charge or credit to contract benefits.
Guarantees related to the majority of withdrawal and accumulation benefits are considered to be derivative financial instruments; therefore, the liability for these benefits is established based on its fair value.

The following table summarizes the liabilities for guarantees.

($ in millions)	Liability for guarantees related to death benefits and interest-sensitive life products	Liability for guarantees related to income benefits	Liability for guarantees related to accumulation and withdrawal benefits	Total
Balance, December 31, 2020	$329	$26	$121	$476
Less reinsurance recoverables	69	23	33	125
Net balance as of December 31, 2020	260	3	88	351
Incurred guarantee benefits	36	—	19	55
Paid guarantee benefits	(5)	—	—	(5)
Decrease related to sale of ALNY	(41)	—	—	(41)
Reinsurance ceded to ERL	(87)	—	—	(87)
Net change	(97)	—	19	(78)
Net balance as of December 31, 2021	163	3	107	273
Plus reinsurance recoverables	161	17	23	201
Balance, December 31, 2021	$324	$20	$130	$474

Balance, December 31, 2019	$292	$23	$103	$418
Less reinsurance recoverables	81	20	32	133
Net balance as of December 31, 2019	211	3	71	285
Incurred guarantee benefits	49	—	17	66
Paid guarantee benefits	(2)	—	—	(2)
Reinsurance assumed from EAC	2	—	—	2
Net change	49	—	17	66
Net balance as of December 31, 2020	260	3	88	351
Plus reinsurance recoverables	69	23	33	125
Balance, December 31, 2020	$329	$26	$121	$476
The following table summarizes reserves included in total liability balance for guarantees by type of benefit as of December 31.

($ in millions)	2021	2020	2019
Variable annuity
Death benefits	$69	$67	$78
Income benefits	18	24	21
Accumulation benefits	12	18	18
Withdrawal benefits	11	15	14
Other guarantees	364	352	287
Total	$474	$476	$418

10. Reinsurance
The Company reinsures certain of its risks to other insurers primarily under yearly renewable term, coinsurance and modified coinsurance agreements. These agreements result in a passing of the agreed-upon percentage of risk to the reinsurer in exchange for negotiated reinsurance premium payments. Modified coinsurance is similar to coinsurance, except that the cash and investments that support the liability for contract benefits are not transferred to the assuming company and settlements are made on a net basis between the companies.

For certain term life insurance policies issued prior to October 2009, the Company ceded up to 90% of the mortality risk depending on the year of policy issuance under coinsurance agreements to a pool of thirteen unaffiliated reinsurers. Effective October 2009, mortality risk on term business is ceded under yearly renewable term agreements under which the Company cedes mortality in excess of its retention, which is consistent with how the Company generally reinsures its permanent life insurance business. The following table summarizes those retention limits by period of policy issuance.

Period	Retention limits
April 2015 through current	Single life: $2 million per life Joint life: no longer offered
April 2011 through March 2015
Single life: $5 million per life, $3 million age 70 and over, and $10 million for contracts that meet specific criteria
Joint life: $8 million per life, and $10 million for contracts that meet specific criteria

July 2007 through March 2011	$5 million per life, $3 million age 70 and over, and $10 million for contracts that meet specific criteria
September 1998 through June 2007	$2 million per life, in 2006 the limit was increased to $5 million for instances when specific criteria were met
August 1998 and prior	Up to $1 million per life
In addition, the Company has used reinsurance to effect the disposition of certain blocks of business. The Company had reinsurance recoverables of $1.09 billion and $1.28 billion as of December 31, 2021 and 2020, respectively, due from Prudential related to the disposal of substantially all of its variable annuity business that was effected through reinsurance agreements.
The amounts ceded to Prudential for the years ended December 31 are as follows:

($ in millions)	2021	2020	2019
Premiums and contract charges	$74	$64	$65
Contract benefits	31	46	(4)
Interest credited to contractholder funds	18	20	19
Operating costs and expenses	13	12	12
As of December 31, 2021 and 2020, the Company had reinsurance recoverables of $98 million and $99 million, respectively, due from subsidiaries of Citigroup (Triton Insurance and American Health and Life Insurance) and Scottish Re (U.S.), Inc. in connection with the disposition of substantially all of the direct response distribution business in 2003.
As of December 31, 2021 and 2020, the Company had $62 million and $66 million, of reinsurance recoverables related to Scottish Re (U.S.), Inc (“SRUS”). On December 14, 2018, the Delaware Insurance Commissioner placed Scottish Re (U.S.), Inc. under regulatory supervision.  On March 6, 2019, the Chancery Court of the State of Delaware entered a Rehabilitation and Injunction Order (the “Rehabilitation Order”) in response to a petition filed by the Insurance Commissioner (the “Petition”).
The Rehabilitation and Injunction Order included a broad injunction barring cedents from exercising their contractual and common law netting and setoff rights with respect to claim payments and losses against premiums remitted to SRUS. In response to opposition from numerous cedents, the Receiver filed a request to establish a temporary stay of offsets subject to a review process. In March 2019, the Company joined other cedents in objecting to the Receiver’s proposal. The motion was resolved by the implementation of a stipulated offset “protocol” that permits cedents to continue to offset claim payments and losses against premiums subject to certain limitations and reservations of rights by the receiver. The Company also filed a separate motion related to the reimbursement of claim payments where SRUS is also acting as administrator. This motion resulted in the receiver’s agreement to refund advances made by the Company to SRUS’s administrator from collected premiums. On June 30, 2020, the receiver filed a proposed Plan of Rehabilitation (“Plan”) for consideration by the Court. On February 26, 2021, following several months of negotiations and discussions with SRUS’ cedents and retrocessionaires, the Company joined in a motion by a group of cedents and retrocessionaires for the appointment of a special master to assist the Court in overseeing and effectuating the information sharing and consulting process between the receiver and stakeholders. The receiver opposed the motion and filed an amended draft Plan on March 16, 2021. On June 11, 2021, the Court denied the motion for appointment of a special master and directed the parties to negotiate or brief their respective positions on the legal standard that should apply to the Court’s consideration of whether to approve the rehabilitation plan. The Company joined in briefs filed by a group of cedents and retrocessionaires asserting that the “no-less-favorable-treatment-than-in-liquidation” standard must be satisfied in order for the Court to approve the plan. The receiver has disputed the application of that standard. The Court heard oral arguments on the dispute on January 20, 2022, and the parties are currently awaiting a ruling from the Court. The receiver filed an outline of anticipated Plan modifications on July 26, 2021 but has not filed an amended plan, and there is currently no hearing date scheduled for plan approval. The Company continues to monitor SRUS for future developments and will reevaluate its allowance for expected credit losses as new information becomes available.

The Company is the assuming reinsurer for Lincoln Benefit Life Company’s (“LBL’s”) life insurance business sold through the Allstate agency channel and LBL’s payout annuity business in force prior to the sale of LBL on April 1, 2014. Under the terms of the reinsurance agreement, the Company is required to have a trust with assets greater than or equal to the statutory reserves ceded by LBL to the Company, measured on a monthly basis. As of December 31, 2021, the trust held $6.40 billion of investments, which are reported in the Consolidated Statement of Financial Position.
Prior to October 1, 2021, ELIC and its subsidiary ALNY were parties to a reinsurance treaty through which ALNY ceded reinvestment related risk on its structured settlement annuities to ELIC. The reinsurance treaty was eliminated in consolidation. In 2019, ELIC established a trust for the benefit of ALNY maintained with assets equal to or greater than ALNY’s statutory-basis cession. As of December 31, 2020, the trust held $1.56 billion of investments, which were reported in the Consolidated Statement of Financial Position. The trust was terminated on October 1, 2021.
As of December 31, 2021, the gross life insurance in force was $362.98 billion of which $109.34 billion was ceded to unaffiliated reinsurers.
The effects of reinsurance on premiums and contract charges for the years ended December 31 are as follows:

($ in millions)	2021	2020	2019
Direct	$670	$652	$748
Assumed
Affiliate	359	241	231
Non-affiliate	649	671	699
Ceded
Affiliate	(19)	(44)	(49)
Non-affiliate	(242)	(227)	(270)
Premiums and contract charges, net of reinsurance	$1,417	$1,293	$1,359
The effects of reinsurance on contract benefits for the years ended December 31 are as follows:

($ in millions)	2021	2020	2019
Direct	$1,160	$1,238	$1,038
Assumed
Affiliate	245	157	137
Non-affiliate	585	510	493
Ceded
Affiliate	(114)	(37)	(35)
Non-affiliate	(157)	(139)	(152)
Contract benefits, net of reinsurance	$1,719	$1,729	$1,481
The effects of reinsurance on interest credited to contractholder funds for the years ended December 31 are as follows:

($ in millions)	2021	2020	2019
Direct	$376	$452	$463
Assumed
Affiliate	13	9	8
Non-affiliate	91	162	154
Ceded
Affiliate	(19)	(18)	(20)
Non-affiliate	(26)	(26)	(20)
Interest credited to contractholder funds, net of reinsurance	$435	$579	$585
Reinsurance recoverables, net of allowance, as of December 31 are summarized in the following table.

($ in millions)	2021	2020
Annuities	$3,230	$1,282
Life insurance	3,349	660
Other	66	47
Total	$6,645	$1,989
As of December 31, 2021 and 2020, approximately 24% (93% without new reinsurance agreement with affiliate ERL) and 94%, respectively, of the Company’s reinsurance recoverables are due from companies rated A- or better by S&P.

The following table shows the rollforward of the credit loss allowance for reinsurance recoverables for the year ended December 31.

($ in millions)	2021	2020
Beginning balance	$(15)	$(3)
Cumulative effect of change in accounting principle	—	(11)
Increase in the provision for credit losses	(1)	(1)
Decrease related to sale of ALNY	1	—
Ending Balance	$(15)	$(15)

11. Deferred Policy Acquisition and Sales Inducement Costs
Deferred policy acquisition costs for the years ended December 31 are as follows:

($ in millions)	2021	2020	2019
Balance, beginning of year	$973	$947	$1,232
Acquisition costs deferred	89	51	55
Amortization charged to income	(150)	(147)	(180)
Effect of unrealized gains and losses	365	(123)	(160)
Decrease related to sale of ALNY	(134)	—	—
Decrease related to AHL recapture of reinsurance	(31)	—	—
Reinsurance assumed from EAC	—	245	—
Balance, end of year	$1,112	$973	$947
DSI activity, which primarily relates to fixed annuities and interest-sensitive life contracts, for the years ended December 31 was as follows:

($ in millions)	2021	2020	2019
Balance, beginning of year	$25	$27	$34
Amortization charged to income	(4)	(5)	(5)
Effect of unrealized gains and losses	—	3	(2)
Decrease related to sale of ALNY	(2)	—	—
Balance, end of year	$19	$25	$27
12. Guarantees and Contingent Liabilities
Guaranty funds
Under state insurance guaranty fund laws, insurers doing business in a state can be assessed, up to prescribed limits, for certain obligations of insolvent insurance companies to policyholders and claimants. Amounts assessed to each company are typically related to its proportion of business written in each state. The Company’s policy is to accrue assessments when the entity for which the insolvency relates has met its state of domicile’s statutory definition of insolvency and the amount of the loss is reasonably estimable. In most states, the definition is met with a declaration of financial insolvency by a court of competent jurisdiction. In certain states there must also be a final order of liquidation. Since most states allow a credit against premium or other state related taxes for assessments, an asset is recorded based on paid and accrued assessments for the amount the Company expects to recover on the respective state’s tax return and is realized over the period allocated by each state. As of December 31, 2021 and 2020, the liability balance included in other liabilities and accrued expenses was $3 million and $4 million, respectively. The related premium tax offsets included in other assets were $5 million and $6 million as of December 31, 2021 and 2020, respectively.
Guarantees
In the normal course of business, the Company provides standard indemnifications to contractual counterparties in connection with numerous transactions, including acquisitions and divestitures. The types of indemnifications typically provided include indemnifications for breaches of representations and warranties, taxes and certain other liabilities, such as third-party lawsuits. The indemnification clauses are often standard contractual terms and are entered into in the normal course of business based on an assessment that the risk of loss would be remote. The terms of the indemnifications vary in duration and nature. In many cases, the maximum obligation is not explicitly stated and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur. Consequently, the maximum amount of the obligation under such indemnifications is not determinable. Historically, the Company has not made any material payments pursuant to these obligations.

The Company issued guarantees on all structured settlement annuities issued by ALNY on or after July 1, 2001. On October 1, 2021, ALNY was sold to WRAC and on November 1, 2021, ALNY was merged with and into WRNY (see Note 3). WRNY statutory reserves for annuities that are guaranteed by ELIC were $599.6 million and $557.2 million as of December 31, 2021 and 2020, respectively. The Company has not made any payments pursuant to these guarantees.
The aggregate liability balance related to all guarantees was not material as of December 31, 2021.
Regulation and compliance
The Company is subject to extensive laws, regulations and regulatory actions. From time to time, regulatory authorities or legislative bodies seek to regulate the nature of and amount of investments and reserves, impose fines and penalties for unintended errors or mistakes, impose additional regulations regarding cybersecurity and privacy, and otherwise expand overall regulation of insurance products and the insurance industry. In addition, the Company is subject to laws and regulations administered and enforced by federal agencies, international agencies, and other organizations, including but not limited to the Securities and Exchange Commission, the Financial Industry Regulatory Authority, and the U.S. Department of Justice. The Company has established procedures and policies to facilitate compliance with laws and regulations, to foster prudent business operations, and to support financial reporting. The Company routinely reviews its practices to validate compliance with laws and regulations and with internal procedures and policies. As a result of these reviews, from time to time the Company may decide to modify some of its procedures and policies. Such modifications, and the reviews that led to them, may be accompanied by payments being made and costs being incurred. The ultimate changes and eventual effects of these actions on the Company’s business, if any, are uncertain.
Legal and regulatory proceedings and inquiries
The Company and certain subsidiaries are involved in a number of lawsuits, regulatory inquiries, and other legal proceedings arising out of various aspects of its business.
Background
These matters raise difficult and complicated factual and legal issues and are subject to many uncertainties and complexities, including the underlying facts of each matter; novel legal issues; variations between jurisdictions in which matters are being litigated, heard, or investigated; changes in assigned judges; differences or developments in applicable laws and judicial interpretations; judges reconsidering prior rulings; the length of time before many of these matters might be resolved by settlement, through litigation, or otherwise; adjustments with respect to anticipated trial schedules and other proceedings; developments in similar actions against other companies; the fact that some of the lawsuits are putative class actions in which a class has not been certified and in which the purported class may not be clearly defined; and the challenging legal environment faced by corporations and insurance companies.
The outcome of these matters may be affected by decisions, verdicts, and settlements, and the timing of such decisions, verdicts, and settlements, in other individual and class action lawsuits that involve the Company, other insurers, or other entities and by other legal, governmental, and regulatory actions that involve the Company, other insurers, or other entities. The outcome may also be affected by future state or federal legislation, the timing or substance of which cannot be predicted.
In the lawsuits, plaintiffs seek a variety of remedies which may include equitable relief in the form of injunctive and other remedies and monetary relief in the form of contractual and extra-contractual damages. In some cases, the monetary damages sought may include punitive or treble damages. Often specific information about the relief sought, such as the amount of damages, is not available because plaintiffs have not requested specific relief in their pleadings. When specific monetary demands are made, they are often set just below a state court jurisdictional limit in order to seek the maximum amount available in state court, regardless of the specifics of the case, while still avoiding the risk of removal to federal court. In the Company’s experience, monetary demands in pleadings bear little relation to the ultimate loss, if any, to the Company.
In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution, and changes in business practices. The Company may not be advised of the nature and extent of relief sought until the final stages of the examination or proceeding.
Accrual and disclosure policy
The Company reviews its lawsuits, regulatory inquiries, and other legal proceedings on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. The Company establishes accruals for such matters at management’s best estimate when the Company assesses that it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. The Company does not establish accruals for such matters when the Company does not believe both that it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. The Company’s assessment of whether a loss is reasonably possible or probable is based on its assessment of the ultimate outcome of the matter following all appeals. The Company does not include potential recoveries in its estimates of reasonably possible or probable losses. Legal fees are expensed as incurred.

The Company continues to monitor its lawsuits, regulatory inquiries, and other legal proceedings for further developments that would make the loss contingency both probable and estimable, and accordingly accruable, or that could affect the amount of accruals that have been previously established. There may continue to be exposure to loss in excess of any amount accrued. Disclosure of the nature and amount of an accrual is made when there have been sufficient legal and factual developments such that the Company’s ability to resolve the matter would not be impaired by the disclosure of the amount of accrual.
When the Company assesses it is reasonably possible or probable that a loss has been incurred, it discloses the matter. When it is possible to estimate the reasonably possible loss or range of loss above the amount accrued, if any, for the matters disclosed, that estimate is aggregated and disclosed. Disclosure is not required when an estimate of the reasonably possible loss or range of loss cannot be made.
For the matters described below in the “Proceedings” subsection, the Company is currently unable to estimate the reasonably possible loss or range of loss above the amount accrued, if any. In determining whether it is possible to estimate the reasonably possible loss or range of loss, the Company reviews and evaluates the disclosed matters, in conjunction with counsel, in light of potentially relevant factual and legal developments.
These developments may include information learned through the discovery process, rulings on dispositive motions, settlement discussions, information obtained from other sources, experience from managing these and other matters, and other rulings by courts, arbitrators or others. When the Company possesses sufficient appropriate information to develop an estimate of the reasonably possible loss or range of loss above the amount accrued, if any, that estimate would be aggregated and disclosed. Disclosure of the estimate of the reasonably possible loss or range of loss above the amount accrued, if any, for any individual matter would only be considered when there have been sufficient legal and factual developments such that the Company’s ability to resolve the matter would not be impaired by the disclosure of the individual estimate.
Due to the complexity and scope of the matters disclosed in the “Proceedings” subsection below and the many uncertainties that exist, the ultimate outcome of these matters cannot be predicted. In the event of an unfavorable outcome in one or more of these matters, the ultimate liability may be in excess of amounts currently accrued, if any, and may be material to the Company’s operating results or cash flows for a particular quarterly or annual period. However, based on information currently known to it, management believes that the ultimate outcome of all matters described below, as they are resolved over time, is not likely to have a material effect on the financial position of the Company.
Proceedings
Everlake Life Insurance Company is continuing to defend two putative class actions in California federal court, Holland Hewitt v. Allstate Life Insurance Company (E.D. Cal., filed May 2020) and Farley v. Lincoln Benefit Life Company (E.D. Cal., filed Dec. 2020). No classes have been certified in these matters. Everlake Life Insurance Company is also defending an individual action in California state court, Gilmore v. Lincoln Benefit Life Company (San Diego Co., Cal., filed October 29, 2021). In these cases, plaintiffs generally allege that the defendants failed to comply with certain California statutes which address contractual grace periods and lapse notice requirements for certain life insurance policies. Plaintiffs claim that these statutes apply to life insurance policies that existed before the statutes’ effective date. The plaintiffs seek damages and injunctive relief. Similar litigation is pending against other insurance carriers. In August 2021, the California Supreme Court in McHugh v. Protective Life, a matter involving another insurer, determined that the statutory notice requirements apply to life insurance policies issued before the statutes’ effective date. Everlake Life Insurance Company asserts various defenses to plaintiffs’ claims and to class certification.
Following the consummation of the transactions contemplated by the ALIC Purchase Agreement with Everlake US Holdings Company, decisions concerning the conduct of the litigation matters described above, including as to strategy, settlement, pursuit and abandonment, will continue to be made by Allstate Insurance Company (subject to certain Everlake consultation and consent rights). In addition, Allstate Insurance Company has agreed to indemnify Everlake for any fees, expenses and damages incurred or imposed as a result of these litigation matters.
13. Income Taxes
For the period from January 1 to October 31, 2021, ELIC and its subsidiaries will join with the Corporation (the “Allstate Group”) in the filing of a consolidated federal income tax return and are party to a federal income tax allocation agreement (the “Allstate Tax Sharing Agreement”). Under the Allstate Tax Sharing Agreement, the Company will pay to or receive from the Corporation the amount, if any, by which the Allstate Group’s federal income tax liability is affected by virtue of inclusion of the Company in the consolidated federal income tax return. Effectively, this results in the Company’s annual income tax provision being computed, with adjustments, as if the Company filed a separate return.
The Internal Revenue Service (“IRS”) began its exam of the Allstate Group’s 2017 and 2018 federal income tax returns in the first quarter of 2021. As discussed below, all exposures related to examinations would remain with Allstate as the selling company. Therefore, any adjustments that may result from IRS examinations of the Company’s historic tax returns are not expected to have a material effect on the financial statements.

On November 1, 2021, the stock of the Company was acquired by Everlake US Holdings Company, and the Company made an election to treat the acquisition for US income tax purposes as an acquisition of assets and a reinsurance transaction pursuant to Internal Revenue Code Section 338(h)(10). Accordingly, the Company’s tax basis in the acquired assets was reset to equal the fair market value of such assets at the time of the acquisition which, in turn, impacted the related deferred tax values. The net impact to the deferred tax values is reported in the effective tax rate analysis except for those items accelerated by the seller through the current provision such as the acceleration of accounting method changes and recognition of deferred intercompany gains and losses. The transaction also resulted in the historic uncertain tax positions (“UTP”) remaining with the Allstate Group and being terminated under the terms of the agreement of the sale. Any IRS examination adjustments for periods prior to sale date remain with the seller. The Company has no further obligation or liability related to the pre-transaction period.
For the period from November 1 to December 31, 2021, ELIC will join its subsidiaries ELIC Reinsurance Company and Everlake Assurance Company (the “Everlake Life Group”) in the filing of a consolidated federal income tax return and is a party to a federal income tax allocation agreement (the “Everlake Tax Sharing Agreement”). ELIC’s non-life insurance affiliates will each file separate income tax returns for the period November 1 to December 31, 2021 and are not part of the Everlake Tax Sharing Agreement.
Deferred income taxes result from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. Deferred tax assets and liabilities are adjusted through income tax expense as changes in tax laws or rates are enacted.
The Company recognizes tax positions in the consolidated financial statements only when it is more likely than not that the position will be sustained on examination by the relevant taxing authority based on the technical merits of the position. A position that meets this standard is measured at the largest amount of benefit that will more likely than not be realized on settlement. A liability is established for differences between positions taken in a tax return and amounts recognized in the consolidated financial statements.
The Company had zero, $12 million and $14 million liability for unrecognized tax benefits as of December 31, 2021, 2020 and 2019, respectively. As described above, the historic UTP balances were relieved due to the change in ownership. For the period November 1, 2021 through December 31, 2021, the Company had no liability for unrecognized tax benefits. The change in the liability for unrecognized tax benefits in 2020 related to a decrease for settlements. The Company believes that the unrecognized tax benefits balance will not materially change within the next twelve months.
The components of the deferred income tax assets and liabilities as of December 31 are as follows:

($ in millions)	2021	2020
Deferred tax assets
Deferred reinsurance gain	$—	$5
Net operating loss carryforward	224	—
Intangible assets	156	—
Other assets	12	1
Total deferred tax assets	392	6
Deferred tax liabilities
Unrealized net capital gains	(111)	(320)
Life and annuity reserves	(337)	(231)
Investments	(208)	(181)
DAC	(190)	(181)
Other investments	(211)	—
Other liabilities	(128)	(49)
Total deferred tax liabilities	(1,185)	(962)
Net deferred tax liability	$(793)	$(956)
Although realization is not assured, management believes that, based upon the assessment of all available evidence, it is more likely than not that the deferred tax assets will be realized as stated. As of December 31, 2021, the Company has U.S. federal net operating loss (“NOL”) carryforwards of $1.07 billion and U.S. federal net capital loss carryforwards of $6 million.

The components of income tax expense for the years ended December 31 are as follows:

($ in millions)	2021	2020	2019
Current	$88	$26	$76
Deferred	242	(19)	52
Total income tax expense	$330	$7	$128
With respect to the period November 1, 2021 through December 31, 2021, the Company made no tax payments and received no tax refunds. For January 1, 2021 through October 31, 2021, the Company received a refund of $6 million in 2021. The Company paid taxes of $30 million and $62 million in 2020 and 2019, respectively. The Company had current income tax payable of $2 million as of December 31, 2021 and current income tax receivable of $35 million as of December 31, 2020.
A reconciliation of the statutory federal income tax rate to the effective income tax rate on income from operations for the years ended December 31 is as follows:

($ in millions)	2021	2020	2019
Statutory federal income tax rate - expense	21.0%	21.0%	21.0%
Tax credits	(9.8)	(14.9)	(1.9)
Section 338(h)(10) impact	93.0	—	—
Adjustments to prior year tax liabilities	(6.6)	(3.1)	0.2
Dividends received deduction	(1.2)	(1.9)	(0.5)
State income taxes	1.8	3.4	0.5
Non-deductible expenses	—	—	0.1
Sale of ALNY subsidiary	95.1	—	—
Other	5.5	(0.1)	—
Effective income tax rate - expense	198.8%	4.4%	19.4%
14. Capital Structure
Debt outstanding
The Company had no outstanding debt as of December 31, 2021. All of the Company’s outstanding debt as of December 31, 2020 related to intercompany obligations. These obligations reflected notes due to related parties and are discussed in Note 5. The Company paid $5 million, $7 million and $5 million of interest on debt in 2021, 2020 and 2019, respectively.
The Company had no investment-related debt as of December 31, 2021. The Company had $85 million of investment-related debt reported in other liabilities and accrued expenses as of December 31, 2020.
15. Statutory Financial Information and Dividend Limitations
ELIC and its insurance subsidiaries prepare their statutory-basis financial statements in conformity with accounting practices prescribed or permitted by the insurance department of the applicable state of domicile. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.
All states require domiciled insurance companies to prepare statutory-basis financial statements in conformity with the NAIC Accounting Practices and Procedures Manual, subject to any deviations prescribed or permitted by the applicable insurance commissioner or director. Statutory accounting practices differ from GAAP primarily since they require charging policy acquisition and certain sales inducement costs to expense as incurred, expensing cost of reinsurance immediately, establishing life insurance reserves based on different actuarial assumptions, and valuing certain investments and establishing deferred taxes on a different basis.
ELIC and its insurance subsidiaries had a statutory net income of $1.39 billion in 2021, a statutory net loss of $125 million in 2020, and statutory net income of $363 million in 2019. ELIC’s statutory capital and surplus was $2.60 billion and $3.93 billion as of December 31, 2021 and 2020, respectively.
Dividend Limitations
The ability of ELIC to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends by ELIC to Everlake US Holdings Company without the prior approval of the Illinois Department of Insurance (“IL DOI”) is limited to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. ELIC paid $1.99 billion of dividends in 2021. The maximum amount of dividends ELIC will be able to pay at a given point in time during 2022 is $669 million.  Additionally, any dividend must be paid out of unassigned surplus excluding unrealized appreciation from investments, which for ELIC totaled $583 million as of December 31, 2021, and cannot result in capital and surplus being less than the minimum amount required by law. Until November 1, 2024, ELIC is required to obtain prior written approval from the IL DOI to declare or distribute any shareholder dividend (both ordinary and extraordinary).
ELIC may receive dividends from time to time from its insurance subsidiaries. The ability of these insurance subsidiaries to pay dividends is generally dependent on business conditions, income, cash requirements, and other relevant factors. Insurance subsidiaries cannot pay dividends to ELIC without prior DOI approval at any given point during 2022. ELIC did not receive dividends from its insurance subsidiaries during 2021 or 2020.
Under state insurance laws, insurance companies are required to maintain paid up capital of not less than the minimum capital requirement applicable to the types of insurance they are authorized to write. Insurance companies are also subject to risk-based capital (“RBC”) requirements adopted by state insurance regulators. A company’s “authorized control level RBC” is calculated using various factors applied to certain financial balances and activity. Companies that do not maintain adjusted statutory capital and surplus at a level in excess of the company action level RBC, which is two times authorized control level RBC, are required to take specified actions. Company action level RBC is significantly in excess of the minimum capital requirements. As of December 31, 2021, total adjusted statutory capital and surplus and authorized control level RBC of ELIC were $2.92 billion and $193 million, respectively. ELIC’s insurance subsidiaries are included as a component of ELIC’s total statutory capital and surplus.
Intercompany transactions
Notification and approval of intercompany lending activities is also required by the IL DOI when ELIC does not have unassigned surplus and for transactions that exceed a level that is based on a formula using statutory admitted assets and statutory surplus.
16. Benefit Plans
For periods prior to the acquisition on November 1, 2021:
Pension and other postretirement plans
Defined benefit pension plans and other postretirement plans, sponsored by the Corporation, cover most full-time employees, certain part-time employees and employee-agents. Benefits under the pension plans are based upon the employee’s length of service and eligible annual compensation. The Corporation also provides a medical coverage subsidy for eligible employees hired before January 1, 2003, including their eligible dependents, when they retire. In September 2020, the Corporation announced it will eliminate the medical coverage subsidy effective January 1, 2021 for employees who are not eligible to retire as of December 31, 2020. The cost allocated to the Company for these plans was $1 million, $2 million and $3 million in 2021, 2020 and 2019, respectively.
The Corporation had reserved the right to modify or terminate its benefit plans at any time and for any reason.
Allstate 401(k) Savings Plan
Employees of AIC are eligible to become members of the Allstate 401(k) Savings Plan (“Allstate Plan”). The Corporation’s contributions are based on the Corporation’s matching obligation. The cost allocated to the Company for the Allstate Plan was $2 million, $4 million and $4 million in 2021, 2020 and 2019, respectively.
For periods subsequent to the acquisition on November 1, 2021:
Insperity 401(k) Plan
Employees of Everlake Services Company (“ESC”) are eligible to become members of the Insperity 401(k) Plan. Insperity PEO Services, L.P. is ESC’s outsourced human resource and administrative service company. ESC’s contributions are based on the plan’s matching obligation. The cost allocated to the Company, which relates to ESC’s matching obligation, was $85 thousand in 2021.

17. Other Comprehensive Income
The components of other comprehensive income (loss) on a pre-tax and after-tax basis for the years ended December 31 are as follows:

($ in millions)	2021			2020			2019
	Pre- tax	Tax	After- tax	Pre- tax	Tax	After- tax	Pre- tax	Tax	After- tax
Unrealized net holding gains and losses arising during the period, net of related offsets	$(520)	$109	$(411)	$405	$(85)	$320	$878	$(184)	$694
Less: reclassification adjustment of net gains and losses on investments and derivatives	476	(100)	376	48	(10)	38	19	(4)	15
Unrealized net capital gains and losses	(996)	209	(787)	357	(75)	282	859	(180)	679
Unrealized foreign currency translation adjustments	4	(1)	3	13	(3)	10	(22)	5	(17)
Other comprehensive (loss) income	$(992)	$208	$(784)	$370	$(78)	$292	$837	$(175)	$662
18. Subsequent Event
On February 25, 2022, the Company received approval of membership in the Federal Home Loan Bank of Chicago (“FHLB”). In connection with membership, the Company will purchase approximately $3 million of stock in the FHLB. The Company will have borrowing capacity from the FHLB limited to (1) the amount of eligible assets to pledge and (2) 10% of net admitted assets.

EVERLAKE LIFE INSURANCE COMPANY AND SUBSIDIARIES
SCHEDULE I - SUMMARY OF INVESTMENTS
OTHER THAN INVESTMENTS IN RELATED PARTIES
DECEMBER 31, 2021

($ in millions)	Cost/ amortized cost, net	Fair value (if applicable)	Amount shown in the Balance Sheet
Type of investment
Fixed maturities:
Bonds:
United States government, government agencies and authorities	$476	$486	$486
States, municipalities and political subdivisions	754	816	816
Foreign governments	11	12	12
Public utilities	10,395	10,808	10,808
All other corporate bonds	3,700	3,829	3,829
Asset-backed securities	1,194	1,208	1,208
Mortgage-backed securities	777	778	778
Total fixed maturities	17,307	$17,937	17,937

Equity securities:
Common stocks:
Industrial, miscellaneous and all other	11	11	11
Total equity securities	11	$11	11

Mortgage loans on real estate	2,978	$3,063	2,951
Policy loans	525		525
Derivative instruments	118	$140	140
Limited partnership interests	1,348		1,348
Directly originated corporate loans	944	$944	937
Aviation loans	202	$203	197
Other long-term investments	115	$110	108
Short-term investments	1,035	$1,035	1,035
Total investments	$24,583		$25,189

EVERLAKE LIFE INSURANCE COMPANY AND SUBSIDIARIES
SCHEDULE IV - REINSURANCE

($ in millions)	Gross amount	Ceded to other companies (1)	Assumed from other companies	Net amount	Percentage of amount assumed to net
Year ended December 31, 2021
Life insurance in force	$161,326	$109,344	$201,654	$253,636	79.5%

Premiums and contract charges:
Life insurance	$643	$247	$956	$1,352	70.7%
Accident and health insurance	27	14	52	65	80.0%
Total premiums and contract charges	$670	$261	$1,008	$1,417	71.1%

Year ended December 31, 2020
Life insurance in force	$99,351	$63,697	$336,500	$372,154	90.4%

Premiums and contract charges:
Life insurance	$618	$256	$844	$1,206	70.0%
Accident and health insurance	34	15	68	87	78.2%
Total premiums and contract charges	$652	$271	$912	$1,293	70.5%

Year ended December 31, 2019
Life insurance in force	$107,014	$75,159	$284,518	$316,373	89.9%

Premiums and contract charges:
Life insurance	$683	$302	$858	$1,239	69.2%
Accident and health insurance	65	17	72	120	60.0%
Total premiums and contract charges	$748	$319	$930	$1,359	68.4%
______________________________

(1)No reinsurance or coinsurance income was netted against premium ceded in 2021, 2020 or 2019.

EVERLAKE LIFE INSURANCE COMPANY AND SUBSIDIARIES
SCHEDULE V - VALUATION ALLOWANCES AND QUALIFYING ACCOUNTS

($ in millions)			Additions
Description	Balance as of beginning of period	Cumulative effect of change in accounting principle (1)	Charged to costs and expenses	Other additions	Deductions		Balance as of end of period

Year ended December 31, 2021
Allowance for credit losses on fixed income securities	$1	$—	$—	$—	$1		$—
Allowance for credit losses on mortgage loans	59	—	(23)	—	9	(2)	27
Allowance for credit losses on directly originated corporate loans	—	—	6	—	—		6
Allowance for credit losses on aviation loans	—	—	6	—	—		6
Allowance for credit losses on bank loans	16	—	(6)	—	3		7
Allowance for credit losses on agent loans	5	—	—	—	5		—
Allowance for credit losses on reinsurance recoverables	15	—	1	—	1	(2)	15
Allowances for credit losses on other assets	7	—	—	—	5		2
Allowance for credit losses on commitments to fund loans	—	—	—	—	—		—

Year ended December 31, 2020
Allowance for credit losses on fixed income securities	$—	$—	$3	$—	$2		$1
Allowance for credit losses on mortgage loans	3	33	37	1	15		59
Allowance for credit losses on bank loans	—	16	4	—	4		16
Allowance for credit losses on agent loans	3	2	—	—	—		5
Allowance for credit losses on reinsurance recoverables	3	11	1	—	—		15
Allowances for credit losses on other assets	7	—	—	—	—		7
Allowance for credit losses on commitments to fund loans	—	1	—	—	1		—

Year ended December 31, 2019
Allowance for reinsurance recoverables	$—	$—	$3	$—	$—		$3
Allowance for estimated losses on mortgage loans	3	—	—	—	—		3
Allowance for estimated losses on agent loans	2	—	1	—	—		3
(1)Effective January 1, 2020, the Company adopted the measurement of credit losses on financial instruments accounting standard that primarily affected mortgage loans, bank loans and reinsurance recoverables.
(2)Allowance for credit losses on mortgage loans and reinsurance recoverables includes $5 million and $1 million, respectively, relating to the sale of ALNY. See Note 2 of the consolidated financial statements in Item 11(e) for additional details.

Item 11(f).
None.

Item 11(h). Management’s Discussion and Analysis of Financial Condition and Results of Operations

OVERVIEW
The following discussion highlights significant factors influencing the consolidated financial position and results of operations of Everlake Life Insurance Company, formerly known as Allstate Life Insurance Company, (referred to in this document as “we,” “our,” “us,” the “Company” or “ELIC”). It should be read in conjunction with the consolidated financial statements and related notes found under Item 11 (e) contained herein. We operate as a single segment entity based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources.
The most important factors we monitor to evaluate the financial condition and performance of our company include:
•For operations: benefit spread, asset-liability matching, expenses, net income, and premiums and contract charges.
•For investments: exposure to market risk, asset allocation, credit quality/experience, total return, net investment income, cash flows, net gains and losses on investments and derivatives, unrealized capital gains and losses, stability of long-term returns, and asset and liability duration.
•For financial condition: liquidity, financial strength ratings, capital position, and return on equity.
This Management’s Discussion and Analysis (“MD&A”) generally discusses 2021 and 2020 results and year-to-year comparisons between 2021 and 2020. Discussions of the 2019 results and year to year comparisons between 2020 and 2019 that are not included in this MD&A can be found in Item 11 (h) in the Post-Effective Amendment No. 1 to Form S-1, filed March 30, 2021.
2021 HIGHLIGHTS
•Net loss was $165 million in 2021 compared to net income of $136 million in 2020.
•Premiums and contract charges totaled $1.42 billion in 2021, an increase of 9.6% from $1.29 billion in 2020.
•Investments totaled $25.19 billion as of December 31, 2021, a decrease of $9.61 billion from $34.80 billion as of December 31, 2020. Net investment income increased 43.8% to $1.79 billion in 2021 from $1.24 billion in 2020.
•Net gains and losses on investments and derivatives totaled $624 million in 2021 compared to $266 million in 2020.
•Contractholder funds totaled $13.39 billion as of December 31, 2021, a decrease of $3.09 billion from $16.48 billion as of December 31, 2020. Reserve for life-contingent contract benefits totaled $9.12 billion as of December 31, 2021 compared to $11.80 billion as of December 31, 2020.
•The Novel Coronavirus Pandemic or COVID-19 (“Coronavirus”) resulted in governments worldwide enacting emergency measures to combat the spread of the virus, including travel restrictions, government-imposed shelter-in-place orders, quarantine periods, social distancing and restrictions on large gatherings. These measures have moderated in 2021 as vaccines have become more widely available in the United States. There is no way of predicting with certainty how long the pandemic might last. New variants of the Coronavirus may impact the potential for restrictions being restored or new restrictions being implemented that could result in further economic volatility. We continue to closely monitor and proactively adapt to developments and changing conditions. Currently, it is not possible to reliably estimate the impact to our operations, but the effects have been and could be material. Coronavirus has affected our operations and depending on its length and severity may continue to significantly affect our results of operations, financial condition and liquidity, including retention of existing policies, life insurance mortality, annuity reserves, investment valuations and returns and credit allowance exposure.
•On January 26, 2021, Allstate Insurance Company entered into a purchase agreement with Everlake US Holdings Company (formerly Antelope US Holdings Company), an affiliate of an investment fund managed by Blackstone Inc. to sell the Company and certain affiliates. The necessary state regulatory approvals were received on October 29, 2021 and the sale of the Company and certain affiliates was completed on November 1, 2021, at which time Everlake US Holdings Company became the parent of the Company.
•On March 29, 2021, the Company entered into a stock purchase agreement with Wilton Reassurance Company to sell all of the shares of common stock of Allstate Life Insurance Company of New York (“ALNY”), a wholly owned subsidiary of the Company. This transaction resulted in the Company’s divestiture of all of its New York life and annuities business. The necessary state regulatory approvals were received and the sale of ALNY was completed on October 1, 2021. The loss on disposition was $1.08 billion, pre-tax.
•On November 1, 2021, American Heritage Life Insurance Company recaptured and terminated the majority of the coinsurance reinsurance agreements whereby the Company previously assumed certain interest-sensitive life insurance, fixed annuity contracts and accident and health insurance policies.

•On November 1, 2021, the Company entered into a funds withheld reinsurance agreement with Everlake Reinsurance Limited (“ERL”), an affiliate of the Company, whereby the Company ceded to ERL 35% of the majority of the Company’s net in force policies. This includes life insurance, accident and health insurance, and fixed and immediate annuities.
OPERATIONS
Summary analysis Summarized financial data for the years ended December 31 is presented in the following table.

($ in millions)	2021	2020	2019
Revenues
Premiums	$674	$618	$677
Contract charges	743	675	682
Other revenue	17	34	42
Net investment income	1,786	1,242	1,411
Net gains and losses on investments and derivatives	624	266	341
Total revenues	3,844	2,835	3,153

Costs and expenses
Contract benefits	(1,719)	(1,729)	(1,481)
Interest credited to contractholder funds	(435)	(579)	(585)
Amortization of DAC	(150)	(147)	(180)
Operating costs and expenses	(219)	(229)	(249)
Cost of reinsurance amortization and other reinsurance related expenses	(79)	—	—
Restructuring and related charges	(3)	(5)	(1)
Interest expense	(4)	(7)	(5)
Total costs and expenses	(2,609)	(2,696)	(2,501)

(Loss) gain on disposition of operations	(1,070)	4	6
Income tax expense	(330)	(7)	(128)
Net (loss) income	$(165)	$136	$530
Net loss of $165 million in 2021 compared to net income of $136 million in 2020. The change was primarily due to the loss on disposition of ALNY, partially offset by higher net gains on investments and derivatives as well as increased net investment income. Net income in 2021 included a premium deficiency charge for immediate annuities with life contingencies of $137 million, after-tax ($174 million, pre-tax) compared to a charge of $178 million, after-tax ($226 million, pre-tax) in 2020.
We periodically review the adequacy of reserves for immediate annuities with life contingencies using actual experience and current assumptions. In the event actual experience and current assumptions are adverse compared to the original assumptions and a premium deficiency is determined to exist, the establishment of a premium deficiency reserve is required.
In the fourth quarter of 2021, the premium deficiency evaluation of our immediate annuities with life contingencies resulted in an increase to the premium deficiency reserve of $174 million. Our long-term investment yield assumption was lowered in connection with a new strategy that reduces equity exposure. This was partially offset by a projected reduction in expenses. The additional deficiency was recognized as an increase in the reserve for life contingent contract benefits.
In third quarter 2020, our long-term investment yield assumption was lowered, which resulted in the prior sufficiency changing to a deficiency. The deficiency was recognized as an increase in the reserve for life-contingent contract benefits. The original assumptions used to establish reserves were updated to reflect current assumptions, and the primary changes included mortality expectations, where annuitants are living longer than originally anticipated, and long-term investment yields.
Analysis of revenues Total revenues increased 35.6% or $1.01 billion in 2021 compared to 2020, reflecting higher net gains on investments and derivatives, increased net investment income and higher premiums and contract charges.
Premiums represent revenues generated from traditional life insurance, accident and health insurance products, and immediate annuities with life contingencies that have significant mortality or morbidity risk.
Contract charges are revenues generated from interest-sensitive and variable life insurance and fixed annuities for which deposits are classified as contractholder funds or separate account liabilities. Contract charges are assessed against the contractholder account values for maintenance, administration, cost of insurance and surrender prior to contractually specified dates.

The following table summarizes premiums and contract charges by product for the years ended December 31.

($ in millions)	2021	2020	2019
Underwritten products
Traditional life insurance premiums	$608	$531	$557
Accident and health insurance premiums	66	87	120
Interest-sensitive life insurance contract charges	735	665	669
Subtotal	1,409	1,283	1,346

Annuities
Fixed annuity contract charges	8	10	13
Premiums and contract charges (1)	$1,417	$1,293	$1,359
____________
(1)Contract charges related to the cost of insurance totaled $557 million, $508 million and $501 million in 2021, 2020 and 2019, respectively.
Premiums and contract charges increased 9.6% or $124 million in 2021 compared to 2020, primarily due to higher traditional life insurance premiums and interest-sensitive life insurance contract charges due to business assumed and recaptured from Everlake Assurance Company (“EAC”) effective December 1, 2020, partially offset by lower voluntary accident and health insurance premiums associated with the disposition of ALNY effective October 1, 2021 as well as premiums and contract charges ceded to ERL under a reinsurance agreement effective November 1, 2021.
Other revenue decreased 50.0% or $17 million in 2021 compared to 2020, primarily due to the absence of gross dealer concessions earned on Allstate agents’ or exclusive financial specialists’ sales of non-proprietary products after the termination of the program in August 2021.
Analysis of costs and expenses Total costs and expenses decreased 3.2% or $87 million in 2021 compared to 2020, primarily due to lower interest credited to contractholder funds, partially offset by cost of reinsurance amortization in the current year related to the new reinsurance agreement with ERL effective November 1, 2021.
Contract benefits decreased 0.6% or $10 million in 2021 compared to 2020, primarily due to immediate annuity mortality experience that was favorable in comparison to the prior year and a smaller premium deficiency charge, the absence of contract benefits on business ceded to ERL effective November 1, 2021 and a current year decrease in secondary guarantee reserves compared to prior year increase. This was largely offset by higher mortality experience on life insurance and contract benefits on business assumed and recaptured from EAC effective December 1, 2020. Higher mortality experience on life insurance included estimated Coronavirus claims, net of reinsurance and reserve releases, totaling $147 million in 2021 compared to $73 million in 2020.
Our annual review of assumptions in 2021 resulted in $2 million decrease in reserves primarily for secondary guarantees on interest-sensitive life insurance due to increased projected interest rates that result in higher projected account values which decreases guaranteed benefits. In addition, there was a $1 million decrease in reserves primarily for guaranteed withdrawal benefits on equity indexed annuities due to lower projected guaranteed benefits. In 2020, the review resulted in a $23 million increase in reserves primarily for secondary guarantees on interest-sensitive life insurance due to decreased projected interest rates that result in lower projected policyholder account values which increases guaranteed benefits. In addition, there was a $5 million increase in reserves primarily for guaranteed withdrawal benefits on equity-indexed annuities due to higher projected guaranteed benefits.
We analyze our mortality and morbidity results using the difference between premiums and contract charges earned for the cost of insurance and contract benefits excluding the portion related to the implied interest on immediate annuities with life contingencies (“benefit spread”). This implied interest totaled $477 million and $494 million in 2021 and 2020, respectively.
The benefit spread by product group for the years ended December 31 is disclosed in the following table.

($ in millions)	2021	2020	2019
Life insurance	$58	$104	$218
Accident and health insurance	41	47	53
Annuities	(121)	(260)	(95)
Total benefit spread	$(22)	$(109)	$176
Benefit spread improved to $(22) million in 2021 compared to $(109) million in 2020 as improvement in the spread on annuities was partially offset by reduction associated with life insurance. Improvement in annuities was primarily due to immediate annuity mortality that was favorable in comparison to the prior year as well as a smaller premium deficiency charge. Life insurance declined predominantly as a result of higher Coronavirus claims, partially offset by a current year decrease in secondary guarantee reserves compared to prior year increase.

Interest credited to contractholder funds decreased 24.9% or $144 million in 2021 compared to 2020, primarily due to favorable valuation changes on derivatives embedded in equity-indexed life and annuity contracts that are not hedged compared to unfavorable valuation changes in the prior year, and lower average annuity contractholder funds. Valuation changes on derivatives embedded in equity-indexed life and annuity contracts that are not hedged decreased interest credited to contractholder funds by $64 million in 2021 compared to a $38 million increase in 2020.
The following table summarizes the weighted average guaranteed crediting rates and weighted average current crediting rates as of December 31, 2021 for certain fixed annuities and interest-sensitive life contracts where management has the ability to change the crediting rate, subject to contractual minimums. Other products, including equity-indexed, variable and immediate annuities, and equity-indexed and variable life totaling $4.25 billion of contractholder funds, have been excluded from the analysis because management does not have the ability to change the crediting rate or the minimum crediting rate is not considered meaningful in this context.

($ in millions)	Weighted average guaranteed crediting rates	Weighted average current crediting rates	Contractholder funds
Annuities with annual crediting rate resets	3.28%	3.29%	$2,761
Annuities with multi-year rate guarantees (1):
Resettable in next 12 months	2.42	2.67	105
Resettable after 12 months	1.75	2.30	166
Interest-sensitive life insurance	3.76	3.77	6,134
____________
(1)  These contracts include interest rate guarantee periods, the majority of which are 5 years.
Amortization of DAC The components of amortization of DAC for the years ended December 31 are summarized in the following table.

($ in millions)	2021	2020	2019
Amortization of DAC before amortization relating to net gains and losses on investments and derivatives, valuation changes on embedded derivatives that are not hedged and changes in assumptions	$57	$83	$130
Amortization relating to net gains and losses on investments and derivatives and valuation changes on embedded derivatives that are not hedged (1)	163	(8)	6
Amortization (deceleration) acceleration for changes in assumptions (“DAC unlocking”)	(70)	72	44
Total amortization of DAC	$150	$147	$180
____________
(1)The impact of net gains and losses on investments and derivatives on amortization of DAC is dependent upon the relationship between the assets that give rise to the gain or loss and the product liability supported by the assets. Fluctuations result from changes in the impact of net gains and losses on investments and derivatives on actual and expected gross profits.
Amortization of DAC increased 2.0% or $3 million in 2021 compared to 2020, primarily due to higher amortization relating to net gains and losses on investments and derivatives and valuation changes on embedded derivatives that are not hedged, largely offset by amortization deceleration for changes in assumptions in the current year compared to amortization acceleration in the prior year and lower amortization from lower gross profits on interest-sensitive life insurance.
Our annual comprehensive review of assumptions underlying estimated future gross profits for our interest-sensitive life, fixed annuities and other investment contracts covers assumptions for mortality, persistency, expenses, investment returns, including capital gains and losses, interest crediting rates to policyholders, and the effect of any hedges. An assessment is made of future projections to ensure the reported DAC balances reflect current expectations.
In 2021, the review resulted in a deceleration of DAC amortization (increase to income) of $70 million. DAC amortization deceleration related to the investment margin component of estimated gross profits was due to higher projected investment returns resulting from a new strategic asset allocation strategy for life products. The investment portfolio is being repositioned with a focus on diversified, high quality, credit-focused investments that provide stable, predictable cash flows. The deceleration related to the expense margin was due to a decrease in projected expenses. This was partially offset by DAC amortization acceleration related to the benefit margin due to increased mortality experience, partially offset by favorable persistency.
In 2020, the review resulted in an acceleration of DAC amortization (decrease to income) of $72 million. DAC amortization acceleration primarily related to the investment margin component of estimated gross profits and was due to lower projected future interest rates and investment returns compared to our previous expectations. This was partially offset by DAC amortization deceleration (increase to income) for changes in the expense margin due to a decrease in projected expenses.
For additional detail related to the DAC annual review, see the Application of Critical Accounting Estimates section of this document.
The changes in DAC for the years ended December 31 are detailed in the following table.

($ in millions)	Traditional life and accident and health		Interest-sensitive life insurance		Fixed annuities		Total
	2021	2020	2021	2020	2021	2020	2021	2020
Beginning balance	$557	$468	$400	$459	$16	$20	$973	$947
Acquisition costs deferred	37	19	52	32	—	—	89	51
Amortization of DAC before amortization relating to net gains and losses on investments and derivatives, valuation changes on embedded derivatives that are not hedged and changes in assumptions (1)	(52)	(51)	(2)	(28)	(3)	(4)	(57)	(83)
Amortization relating to net gains and losses on investments and derivatives and valuation changes on embedded derivatives that are not hedged (1)	—	—	(163)	8	—	—	(163)	8
Amortization deceleration (acceleration) for DAC unlocking (1)	—	—	70	(72)	—	—	70	(72)
Effect of unrealized capital gains and losses (2)	—	—	365	(123)	—	—	365	(123)
Decrease related to sale of ALNY	(54)	—	(80)	—	—	—	(134)	—
Decrease related to AHL recapture of reinsurance	(31)	—	—	—	—	—	(31)	—
Reinsurance assumed from EAC	—	121	—	124	—	—	—	245
Ending balance	$457	$557	$642	$400	$13	$16	$1,112	$973
____________
(1)Included as a component of amortization of DAC on the Consolidated Statements of Operations and Comprehensive Income.
(2)Represents the change in the DAC adjustment for unrealized capital gains and losses. The DAC adjustment represents the amount by which the amortization of DAC would increase or decrease if the unrealized gains and losses in the respective product portfolios were realized.
Operating costs and expenses decreased 4.4% or $10 million in 2021 compared to 2020, primarily due to the absence of expenses on business ceded to ERL effective November 1, 2021 as well as expenses on the ALNY business subsequent to the disposition on October 1, 2021, partially offset by expenses on business assumed and recaptured from EAC effective December 1, 2020.
Income tax expense was $330 million in 2021 compared to $7 million in 2020. On November 1, 2021, in connection with the acquisition, the Company made an election to treat the acquisition for US income tax purposes as an acquisition of assets and a reinsurance transaction pursuant to Internal Revenue Code Section 338(h)(10). See Note 13 of the consolidated financial statements in Item 11(e) for more detail.

Analysis of reserves and contractholder funds
The following table summarizes our product liabilities as of December 31.

($ in millions)	2021	2020	2019
Traditional life insurance	$2,425	$2,650	$2,552
Accident and health insurance	102	169	195
Immediate fixed annuities with life contingencies (1) (2)
Sub-standard structured settlements and group pension terminations (1)	4,009	5,780	5,085
Standard structured settlements and SPIA (2)	2,514	3,134	3,362
Other	69	67	78
Reserve for life-contingent contract benefits	$9,119	$11,800	$11,272

Interest-sensitive life insurance	$6,883	$7,794	$7,442
Deferred fixed annuities	4,324	6,003	6,468
Immediate fixed annuities without life contingencies	1,676	2,160	2,343
Other	511	524	458
Contractholder funds	$13,394	$16,481	$16,711
____________
(1)Comprises structured settlement annuities for annuitants with severe injuries or other health impairments which increased their expected mortality rate at the time the annuity was issued (“sub-standard structured settlements”) and group annuity contracts issued to sponsors of terminated pension plans (“ABO”). Sub-standard structured settlements comprise 6% of our immediate annuity policies in force and 53% of the immediate annuity reserve for life-contingent contract benefits.
(2)Comprises structured settlement annuities for annuitants with standard life expectancy (“standard structured settlements”) and single premium immediate annuities (“SPIA”) with life contingencies.
Contractholder funds represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities. The balance of contractholder funds is equal to the cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals and contract charges for mortality or administrative expenses.
The following table shows the changes in contractholder funds for the years ended December 31.

($ in millions)	2021	2020	2019
Contractholder funds, beginning balance	$16,481	$16,711	$17,470

Deposits
Interest-sensitive life insurance	886	799	819
Fixed annuities	18	19	15
Total deposits	904	818	834

Interest credited	449	574	581

Benefits, withdrawals and other adjustments
Benefits	(693)	(733)	(769)
Surrenders and partial withdrawals	(590)	(649)	(844)
Contract charges	(705)	(643)	(637)
Net transfers from separate accounts	7	5	11
Decrease related to sale of ALNY	(2,368)	—	—
Decrease related to AHL recapture of reinsurance	(146)	—	—
Reinsurance assumed from EAC	—	256	—
Other adjustments (1)	55	142	65
Total benefits, withdrawals and other adjustments	(4,440)	(1,622)	(2,174)

Contractholder funds, ending balance	$13,394	$16,481	$16,711
____________
(1)The table above illustrates the changes in contractholder funds, which are presented gross of reinsurance recoverables on the Consolidated Statements of Financial Position. The table above is intended to supplement our discussion and analysis of revenues, which are presented net of reinsurance on the Consolidated Statements of Operations and Comprehensive Income. As a result, the net change in contractholder funds associated with products reinsured is reflected as a component of the other adjustments line.
Contractholder funds decreased 18.7% in 2021, primarily due to the sale of ALNY and, to a lesser extent, the continued runoff of our deferred fixed annuity business. We discontinued the sale of annuities but still accept additional deposits on existing contracts.

Surrenders and partial withdrawals on deferred fixed annuities and interest-sensitive life insurance products decreased 9.1% or $59 million in 2021 compared to 2020. The surrender and partial withdrawal rate on deferred fixed annuities and interest-sensitive life insurance products, based on the beginning of year contractholder funds, was 4.6% in 2021 compared to 4.9% in 2020.
Reinsurance Ceded
In the normal course of business, we seek to limit aggregate and single exposure to losses on large risks by purchasing reinsurance. In addition, we have used reinsurance to effect the disposition of certain blocks of business. We retain primary liability as a direct insurer for all risks ceded to reinsurers. As of December 31, 2021, 30% of our face amount of life insurance in force was reinsured. Additionally, we ceded substantially all of the risk associated with our variable annuity business to Prudential Insurance Company of America.
Our reinsurance recoverables, net of allowance, summarized by reinsurer as of December 31, are shown in the following table.

($ in millions)	S&P financial strength rating (1)	Reinsurance recoverable on paid and unpaid benefits
		2021	2020
Everlake Reinsurance Limited	N/A, Affiliate	$4,937	$—
Prudential Insurance Company of America	AA-	1,088	1,284
RGA Reinsurance Company	AA-	152	166
Swiss Re Life and Health America, Inc.	AA-	118	146
Transamerica Life Group	A+	43	78
Munich American Reassurance	AA-	65	70
Scottish Re (U.S.), Inc. (2)	N/A	69	66
John Hancock Life & Health Insurance Company	AA-	41	45
Triton Insurance Company (3)	N/A	42	40
American Health & Life Insurance Company (3)	N/A	27	29
Hannover Life Reassurance Company of America	AA-	19	1
The Variable Annuity Life Insurance Company	A+	10	—
Security Life of Denver	N/A	—	22
Lincoln National Life Insurance	AA-	20	21
SCOR Global Life	AA-	11	12
American United Life Insurance Company	AA-	7	9
Other (4)		11	14
Credit loss allowance		(15)	(14)
Total		$6,645	$1,989
____________
(1)N/A reflects no S&P Global Ratings (“S&P”) rating available.
(2)In December 2018, the Delaware Insurance Commissioner placed Scottish Re (U.S.), Inc. under regulatory supervision and in March 2019, the reinsurer was placed in rehabilitation. We have been permitted to exercise certain setoff rights while the parties address any potential disputes. See Note 10 of the consolidated financial statements in Item 11(e) for more details.
(3)A.M. Best rating is B++.
(4)As of December 31, 2021 and 2020, the other category includes $6 million and $8 million, respectively, of recoverables due from reinsurers rated A- or better by S&P.

We continuously monitor the creditworthiness of reinsurers in order to determine our risk of recoverability on an individual and aggregate basis. In connection with the adoption of the measurement of credit losses on financial instruments accounting standard in 2020, the method of calculating the allowance for reinsurance recoverables changed. See Note 2 of the consolidated financial statements in Item 11(e) for additional details. No reinsurance recoverables have been written off in the three-years ended December 31, 2021.

INVESTMENTS
Overview and strategy The return on our investment portfolio is an important component of our ability to fulfill our promises to customers and earn an acceptable return on capital. We take a liability-driven investment approach to determine our strategic asset allocation. Our investment portfolio is focused on diversification, credit quality, and production of stable, predictable cash flows. Asset allocations are determined using a segmented approach focusing on risk, return and asset-liability management requirements. Within appropriate ranges relative to strategic allocations, tactical allocations are made considering prevailing or potential future market conditions. We manage risks that involve uncertainty related to interest rates, credit spreads, equity returns and currency exchange rates.
Our portfolio is comprised of assets chosen to generate returns to support corresponding liabilities within an asset-liability framework that targets an appropriate return on capital. A cash flow matching strategy is employed for near-term deferred and immediate annuity liabilities to provide sufficient liquidity and reduce asset-liability management risk. For longer-dated immediate annuity cash flows with no or minimal near-term liquidity needs, we employ total return strategies to generate incremental yield and sufficient time for those strategies to be effective. The life insurance liability investment strategy aims to invest in longer duration assets at attractive yields to align with the long-dated liabilities.
Effective November 1, 2021, we entered into an investment management agreement with Blackstone ISG-I Advisors, LLC (“BIS”). Under this agreement, BIS supervises and directs the investment and reinvestment with respect to all of our invested assets. Our portfolio includes allocations to public fixed income securities, mortgage loans, privately originated credit, and limited partnership interests. The portfolio is primarily allocated to assets with predicable earnings aligned to business needs. Privately originated credit seeks to earn a premium over the public markets through illiquidity and complexity premia. Prior to the acquisition on November 1, 2021, our portfolio had a meaningful allocation to public equity securities, which resulted in higher volatility.
Limited partnership interest returns are impacted by a variety of factors including general macroeconomic conditions and idiosyncratic risk. Variability in earnings will result from the performance of the underlying assets and the timing of sales of those investments. Earnings from the sales of investments may be recorded as net investment income or net gains and losses on investments and derivatives. The portfolio, which primarily includes private equity and real estate limited partnerships, is diversified across several characteristics, including managers or partners, vintage years, strategies, geographies (including international) and industry sectors or property types. These investments are generally illiquid in nature, often require specialized expertise, typically involve a third-party manager, and often enhance returns and income through transformation at the company or property level. A portion of these investments seek returns in markets or asset classes that are dislocated or special situations, primarily in private markets.
Coronavirus impacts
We continue to monitor the impacts to the investment portfolio of the global recovery from the pandemic. Future investment results, asset valuations and liquidity may be affected by the pandemic and its economic impacts.
Impact of low interest rate environment
In March 2022, the Federal Open Market Committee (“FOMC”) increased its target range for the federal funds rate to 1/4 percent to 1/2 percent. Treasury yields imply that market participants expect the FOMC to further increase interest rates multiple times in 2022. Our portfolio includes investments into floating rate assets which will help protect the portfolio valuations against a rise in interest rates. Further, we seek to mitigate the impact of low interest rates by investing in privately originated credit assets, which typically offer higher yields than publicly traded assets.
Contractual maturities and yields of fixed income securities and mortgage loans for the next three years are presented in the following table:

($ in millions)	Fixed income securities		Mortgage loans
	Carrying value	Investment yield	Carrying value	Investment yield
2022	$1,360	3.6%	$116	4.9%
2023	1,584	3.0	277	4.3
2024	1,255	3.4	398	4.1
Investing activity in fixed income securities and mortgage loans will continue to decrease our portfolio yield as long as market yields remain below the current portfolio yield. In the annuity business, the decline in the portfolio yield has been partially mitigated because a portion of the investment cash flows have been used to fund the managed reduction in spread-based liabilities. Any decline in portfolio yield and annuity invested assets are expected to result in lower net investment income in future periods.

Investments outlook
We plan to focus on the following priorities:
•Build a resilient, diversified, income generating portfolio specific to our business informed by our liability profile.
•Reposition a portion of the portfolio over the next 18-24 months to align to our updated strategic asset allocation.
•Leverage Blackstone’s access to privately originated credit assets to seek compelling risk-adjusted returns.
Invested assets and income are expected to decline with reductions in contractholder funds and income related to limited partnership investments will result in variability of our earnings. The repositioning of the portfolio is expected to reduce total portfolio volatility of returns driven by the decreased allocation to limited partnerships and public equity.
Portfolio composition The composition of the investment portfolio is presented in the following table.

($ in millions)	December 31, 2021	Percent to total
Fixed income securities (1)	$17,937	71.2%
Mortgage loans, net	2,951	11.7
Equity securities (2)	11	—
Limited partnership interests	1,348	5.5
Short-term investments (3)	1,035	4.1
Policy loans	525	2.1
Other, net	1,382	5.5
Total	$25,189	100.1%
____________
(1)Fixed income securities are carried at fair value. Amortized cost, net for these securities was $17.31 billion.
(2)Equity securities are carried at fair value. Cost for these securities was $11 million.
(3)Short-term investments are carried at fair value.
Investments totaled $25.19 billion as of December 31, 2021, decreasing from $34.80 billion as of December 31, 2020, primarily due to the sale of ALNY, dividends paid in the form of investments,, net reductions in contractholder funds and the ceding commission paid in the form of investments to ERL as part of the funds withheld reinsurance agreement.

Fixed income securities by type are listed in the following table.

	Fair value as of
($ in millions)	December 31, 2021	December 31, 2020
U.S. government and agencies	$486	$1,105
Municipal	817	2,007
Corporate	14,637	20,256
Foreign government	12	96
Asset-backed securities (“ABS”)	1,207	424
Mortgage-backed securities (“MBS”)	778	19
Total fixed income securities	$17,937	$23,907
Fixed income securities are rated by third-party credit rating agencies or are internally rated. As of December 31, 2021, 92.5% of the fixed income securities portfolio was rated investment grade, which is defined as a security having a rating of Aaa, Aa, A or Baa from Moody’s, a rating of AAA, AA, A or BBB from S&P, a comparable rating from another nationally recognized rating agency, or a comparable internal rating if an externally provided rating is not available. Credit ratings below these designations are considered lower credit quality or below investment grade, which includes high yield bonds. Market prices for certain securities may have credit spreads which imply higher or lower credit quality than the current third-party rating. Our initial investment decisions and ongoing monitoring procedures for fixed income securities are based on a due diligence process which includes, but is not limited to, an assessment of the credit quality, sector, structure and liquidity risks of each issue.
Fixed income portfolio monitoring is a comprehensive process to identify and evaluate each fixed income security that may require a credit loss allowance. The process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost is below internally established thresholds. For further detail on our fixed income portfolio monitoring process, see Note 6 of the consolidated financial statements in Item 11(e).
The following table summarizes the fair value and unrealized net capital gains (losses) for fixed income securities by credit quality as of December 31, 2021.

($ in millions)	Investment grade		Below investment grade		Total
	Fair value	Unrealized gain (loss)	Fair value	Unrealized gain (loss)	Fair value	Unrealized gain (loss)	Percent rated investment grade
U.S. government and agencies	$486	$10	$—	$—	$486	$10	100.0%
Municipal	816	62	—	—	816	62	100.0%
Corporate
Public	10,324	403	484	10	10,808	413	95.5%
Privately placed	2,980	120	849	9	3,829	129	77.8%
Total corporate	13,304	523	1,333	19	14,637	542	90.9%
Foreign government	12	1	—	—	12	1	100.0%
ABS	1,200	14	8	—	1,208	14	99.3%
MBS	775	—	3	1	778	1	99.6%
Total fixed income securities	$16,593	$610	$1,344	$20	$17,937	$630	92.5%
Municipal bonds include general obligations of state and local issuers and revenue bonds.
Our practice for acquiring and monitoring municipal bonds is predominantly based on the underlying credit quality of the primary obligor. We currently rely on the primary obligor to pay all contractual cash flows and are not relying on bond insurers for payments. As a result of downgrades in the insurers’ credit ratings, the ratings of the insured municipal bonds generally reflect the underlying ratings of the primary obligor.
Corporate bonds include publicly traded and privately placed securities. Privately placed securities primarily consist of corporate issued senior debt securities that are negotiated with the borrower or are issued by public entities in unregistered form.
Our portfolio of privately placed securities is diversified by issuer, industry sector and country. The portfolio is made up of 446 issuers. Privately placed corporate obligations may contain structural security features such as financial covenants and call protections that provide investors greater protection against credit deterioration, reinvestment risk or fluctuations in interest rates than those typically found in publicly registered debt securities. Additionally, investments in these securities are made after due diligence of the issuer, typically including discussions with senior management and on-site visits to company facilities. Ongoing monitoring includes direct periodic dialogue with senior management of the issuer and continuous monitoring of operating performance and financial position. Every issue not rated by an independent rating agency is internally rated with a formal rating affirmation at least once a year. Liquidity of securities issued by public entities in unregistered form is similar to public debt markets.
Our corporate bonds portfolio includes $1.33 billion of below investment grade bonds, $849 million of which are privately placed. These securities are diversified by issuer and industry sector. The below investment grade corporate bonds portfolio is made up of 344 issuers. We employ fundamental analyses of issuers and sectors along with macro and asset class views to identify investment opportunities. This results in a portfolio with broad exposure to the high yield market with an emphasis on idiosyncratic positions reflective of our views of market conditions and opportunities.
Foreign government securities include 8.3% backed by the U.S. government and 91.7% that are highly diversified in other foreign governments.
ABS and MBS are structured securities that are primarily collateralized by consumer or corporate borrowings and residential and commercial real estate loans. The cash flows from the underlying collateral paid to the securitization trust are generally applied in a pre-determined order and are designed so that each security issued by the trust, typically referred to as a “class”, qualifies for a specific original rating.
For example, the “senior” portion or “top” of the capital structure, or rating class, which would originally qualify for a rating of Aaa typically has priority in receiving principal repayments on the underlying collateral and retains this priority until the class is paid in full. In a sequential structure, underlying collateral principal repayments are directed to the most senior rated Aaa class in the structure until paid in full, after which principal repayments are directed to the next most senior Aaa class in the structure until it is paid in full. Senior Aaa classes generally share any losses from the underlying collateral on a pro-rata basis after losses are absorbed by classes with lower original ratings.
The payment priority and class subordination included in these securities serves as credit enhancement for holders of the senior or top portions of the structures. These securities continue to retain the payment priority features that existed at the origination of the securitization trust. Other forms of credit enhancement may include structural features embedded in the securitization trust, such as overcollateralization, excess spread and bond insurance. The underlying collateral may contain fixed interest rates, variable interest rates (such as adjustable rate mortgages), or both fixed and variable rate features.
ABS includes collateralized debt obligations, consumer and other ABS. Credit risk is managed by monitoring the performance of the underlying collateral. Many of the securities in the ABS portfolio have credit enhancement with features such as overcollateralization, subordinated structures, reserve funds, guarantees or insurance.
MBS includes residential mortgage-backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”). RMBS is subject to interest rate risk, but unlike other fixed income securities, is additionally subject to prepayment risk from the underlying residential mortgage loans. RMBS consists of a U.S. agency portfolio having collateral issued or guaranteed by U.S. government agencies and a non-agency portfolio consisting of securities collateralized by Prime, Alt-A and Subprime loans. CMBS investments are primarily traditional conduit transactions collateralized by commercial mortgage loans and typically are diversified across property types and geographical area.
Mortgage loans mainly comprise loans secured by first mortgages on developed commercial real estate as well as residential real estate. Key considerations used to manage our exposure include property type and geographic diversification. For further detail on our mortgage loan portfolio, see Note 6 of the consolidated financial statements in Item 11(e).
Equity securities primarily include common stocks, exchange traded and mutual funds, non-redeemable preferred stocks and real estate investment trust equity investments. Certain exchange traded and mutual funds have fixed income securities as their underlying investments.
Limited partnership interests include $1.16 billion of interests in private equity funds, $183 million of interests in real estate funds and $9 million of interests in other funds as of December 31, 2021. We have commitments to invest additional amounts in limited partnership interests totaling $377 million as of December 31, 2021.
Short-term investments primarily comprise money market funds, commercial paper, U.S. Treasury bills and other short-term investments.
Policy loans are carried at unpaid principal balances.
Other investments primarily comprise $937 million of directly originated corporate loans, $197 million of aviation loans, $108 million of bank loans and $140 million of derivatives as of December 31, 2021. For further detail on our use of derivatives, see Note 8 of the consolidated financial statements in Item 11(e).

The following table presents unrealized net capital gains (losses) as of December 31.

($ in millions)	2021	2020
U.S. government and agencies	$10	$45
Municipal	62	357
Corporate	542	1,969
Foreign government	1	5
ABS	14	4
MBS	1	5
Fixed income securities	630	2,385
Equity method of accounting (“EMA”) limited partnerships	—	(2)
Unrealized net capital gains and losses, pre-tax	$630	$2,383
Gross unrealized gains (losses) on fixed income securities by type as of December 31, 2021 are provided in the following table.

($ in millions)	Amortized	Gross unrealized		Fair
	cost	Gains	Losses	value
Corporate	$14,095	$656	$(114)	$14,637
U.S. government and agencies	476	18	(8)	486
Municipal	755	66	(4)	817
Foreign government	11	1	—	12
ABS	1,193	17	(3)	1,207
MBS	777	2	(1)	778
Total fixed income securities	$17,307	$760	$(130)	$17,937
The consumer goods, utilities and capital goods sectors comprise 28%, 16% and 11%, respectively, of the carrying value of our corporate fixed income securities portfolio as of December 31, 2021. The consumer goods, financial services and utilities sectors comprise 25%, 18% and 14%, respectively, of the gross unrealized losses of our corporate fixed income securities portfolio as of December 31, 2021. In general, the gross unrealized losses are related to an increase in market yields, which may include increased risk-free interest rates or wider credit spreads since the time of initial purchase. Similarly, gross unrealized gains reflect a decrease in market yields since the time of initial purchase.
Net investment income  The following table presents net investment income for the years ended December 31.

($ in millions)	2021	2020	2019
Fixed income securities	$831	$894	$963
Mortgage loans	149	184	190
Equity securities	18	19	29
Limited partnership interests	775	99	175
Short-term investments	1	6	31
Policy loans	30	31	34
Other	43	90	93
Investment income, before expense	1,847	1,323	1,515
Investment expense
Investee level expenses (1)	(5)	(21)	(27)
Securities lending expense	(1)	(2)	(13)
Operating costs and expenses	(55)	(58)	(64)
Total investment expense	(61)	(81)	(104)
Net investment income	$1,786	$1,242	$1,411
______________________________
(1)Beginning January 1, 2020, depreciation previously included in investee level expenses is reported as realized capital gains or losses.
Net investment income increased 43.8% or $544 million in 2021 compared to 2020, primarily due to increased valuation of limited partnerships, partially offset by a decrease in fixed income securities driven by lower average investment balances.

Net gains and losses on investments and derivatives The following table presents the components of net gains and losses on investments and derivatives for the years ended December 31.

($ in millions)	2021	2020	2019
Sales (1)	$552	$42	$54
Credit losses (2)
Fixed income securities	—	(3)	(5)
Mortgage loans	27	(36)	—
Directly originated corporate loans	(6)	—	—
Aviation loans	(6)	—	—
Limited partnership interests	—	(4)	(2)
Other investments	6	(4)	(14)
Total credit losses	21	(47)	(21)
Valuation of equity investments - appreciation (decline):
Equity securities	146	225	276
Limited partnerships (3)	8	41	21
Total valuation of equity investments	154	266	297
Valuation and settlements of derivative instruments	(103)	5	11
Net gains and losses on investments and derivatives	$624	$266	$341
______________________________
(1)Beginning January 1, 2020, depreciation previously included in investee level expenses is reported as realized capital gains or losses.
(2)Due to the adoption of the measurement of credit losses on financial instruments accounting standard effective January 1, 2020, realized capital losses previously reported as other-than-temporary impairment write-downs are now presented as credit losses. Positive amounts reflect recoveries or reduction in allowance for credit losses.
(3)Relates to limited partnerships where the underlying assets are predominately public equity securities.
Sales in 2021 primarily related to fixed income securities in connection with ongoing portfolio management and sales of real estate in advance of the Company sale. Sales in 2020 related primarily to fixed income securities in connection with ongoing portfolio management.
Valuation and settlements of derivative instruments in 2021 primarily comprised a loss on the valuation change of the embedded derivative in the funds withheld reinsurance agreement with ERL. This was partially offset by gains on equity options used for asset replication due to increases in equity indices and gains on foreign currency contracts due to the strengthening of the U.S. dollar. 2020 primarily comprised gains on interest rate futures used for asset replication and equity options used for risk management due to an increase in indices, partially offset by losses on foreign currency contracts due to weakening of the U.S. dollar in the second half of 2020.

MARKET RISK
Market risk is the risk that we will incur losses due to adverse changes in interest rates, credit spreads, equity prices, commodity prices or currency exchange rates. Adverse changes to these rates and prices may occur due to changes in fiscal policy, the economic climate, the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants or changes in market perceptions of credit worthiness or risk tolerance. Our primary market risk exposures are to changes in interest rates, credit spreads and equity prices. We also have direct and indirect exposure to commodity price changes through our diversified investments in infrastructure and energy primarily held in limited partnership interests.
The active management of market risk is integral to our results of operations. We may use the following approaches to manage exposure to market risk within defined tolerance ranges: 1) rebalancing existing asset or liability portfolios, 2) changing the type of investments purchased in the future and 3) using derivative instruments to modify the market risk characteristics of existing assets and liabilities or assets expected to be purchased.
Overview  In formulating and implementing guidelines for investing funds, we seek to earn attractive risk adjusted returns that enhance our ability to pay policyholder obligations while contributing to stable profits and long-term capital growth. Accordingly, our investment decisions and objectives are informed by the underlying risks and product profiles.
Investment policies define the overall framework for managing market and other investment risks, including accountability and controls over risk management activities. These investment activities follow policies that have been approved by our board of directors and which specify the investment limits and strategies that are appropriate given the liquidity, surplus, product profile and regulatory requirements. Executive oversight of investment activities is conducted primarily through our board of directors and investment committee. Asset-liability management (“ALM”) policies further define the overall framework for managing market and investment risks and are approved by our board of directors. ALM focuses on strategies to enhance yields, mitigate market risks and optimize capital to improve profitability and returns while incorporating future expected cash requirements to repay liabilities. These ALM policies specify limits, ranges or targets for investments that best meet business objectives in light of the unique demands and characteristics of the product liabilities and are intended to result in a prudent, methodical and effective adjudication of market risk and return.
We use widely-accepted quantitative and qualitative approaches to measure, monitor and manage market risk. We evaluate our market risk exposure using multiple measures including but not limited to duration, scenario analysis and sensitivity analysis. Duration measures the price sensitivity of assets and liabilities to changes in interest rates. For example, if interest rates increase 100 basis points, the fair value of an asset with a duration of 5 is expected to decrease in value by 5%. Scenario analysis estimates the potential changes in the fair value of a portfolio that could occur under hypothetical market conditions defined by changes to multiple market risk factors: interest rates, credit spreads, equity prices or currency exchange rates. Sensitivity analysis estimates the potential changes in the fair value of a portfolio that could occur under different hypothetical shocks to a market risk factor. The selection of measures used in our sensitivity analysis should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event. In general, we establish investment portfolio asset allocation and market limits based upon a combination of these measures. The asset allocation limits place restrictions on the total funds that may be invested within an asset class.
Interest rate risk is the risk that we will incur a loss due to adverse changes in interest rates relative to the characteristics of our interest-bearing assets and liabilities. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields. This risk arises from many of our primary activities, as we invest substantial funds in interest-sensitive assets and issued interest-sensitive liabilities. Changes in interest rates can have favorable and unfavorable effects on our results. For example, increases in rates can improve investment income, but decrease the fair value of our fixed income securities portfolio and increase policyholder surrenders requiring us to liquidate assets. Decreases in rates could increase the fair value of our fixed income securities portfolio while decreasing investment income due to reinvesting at lower market yields and accelerating pay-downs and prepayments of certain investments.
We manage the interest rate risk in our assets relative to the interest rate risk in our liabilities and our assessment of overall economic and capital risk. One of the measures used to quantify this exposure is duration. The difference in the duration of our assets relative to our liabilities is our duration gap. To calculate the duration gap between assets and liabilities, we project asset and liability cash flows and calculate their net present value using a risk-free market interest rate adjusted for credit quality, sector attributes, liquidity and other specific risks. Duration is calculated by revaluing these cash flows at alternative interest rates and determining the percentage change in aggregate fair value. The cash flows used in this calculation include the expected maturity and repricing characteristics of our financial instruments and certain other items including annuity liabilities and other interest-sensitive liabilities.
The projections include assumptions (based upon historical market experience and our experience) that reflect the effect of changing interest rates on the prepayment, lapse, leverage and/or option features of instruments, where applicable. The preceding assumptions relate primarily to callable municipal and corporate bonds, fixed rate single and flexible premium deferred annuities, mortgage-backed securities and municipal housing bonds.

As of December 31, 2021, the difference between our asset and liability duration was a (7.65) gap compared to a (15.19) gap as of December 31, 2020. A negative duration gap indicates that the fair value of our liabilities is more sensitive to interest rate movements than the fair value of our assets, while a positive duration gap indicates that the fair value of our assets is more sensitive to interest rate movements than the fair value of our liabilities. We may have a positive or negative duration gap, as the duration of our assets and liabilities vary based on the characteristics of the products in force and investing activity.
Shorter-term annuity liability cash flows are invested to generate cash flows that will fund future claims, benefits and expenses, and that will earn stable returns across a wide variety of interest rate and economic scenarios. To reduce the risk that investment returns are below levels required to meet the funding needs of longer-term liabilities, we are executing our total return strategy which include directly originated corporate loans and limited partnership investments that supplement market risk with idiosyncratic risk. We are using these investments to support our long-term annuity liability cash flows. Limited partnership investments are generally not interest-bearing; accordingly, using them to support interest-bearing liabilities contributes toward a negative duration gap.
Based upon the information and assumptions used in the duration calculation, and market interest rates as of December 31, 2021, we estimate that a 100 basis point immediate, parallel increase in interest rates (“rate shock”) would increase the net fair value of the assets and liabilities by $1.12 billion, compared to an increase of $2.85 billion as of December 31, 2020, reflecting year to year changes in duration and the amount of assets and liabilities. The estimate excludes traditional and interest-sensitive life insurance and accident and health insurance products that are not considered financial instruments. The assets supporting these products totaled $7.66 billion and $10.31 billion as of December 31, 2021 and 2020, respectively. Based on assumptions described above, these assets would decrease in value by $466 million as of December 31, 2021, compared to a decrease of $579 million as of December 31, 2020.
To the extent that conditions differ from the assumptions we used in these calculations, duration and rate shock measures could be significantly impacted. Additionally, our calculations assume the current relationship between short-term and long-term interest rates (the term structure of interest rates) will remain constant over time. As a result, these calculations may not fully capture the effect of non-parallel changes in the term structure of interest rates or large changes in interest rates.
Credit spread risk is the risk that we will incur a loss due to adverse changes in credit spreads (“spreads”). Credit spread is the additional yield on fixed income securities and loans above the risk-free rate (typically referenced as the yield on U.S. Treasury securities) that market participants require to compensate them for assuming credit, liquidity or prepayment risks. The magnitude of the spread will depend on the likelihood that a particular issuer will default. This risk arises from many of our primary activities, as we invest substantial funds in spread-sensitive fixed income assets.
We manage the spread risk in our assets. One of the measures used to quantify this exposure is spread duration. Spread duration measures the price sensitivity of the assets to changes in spreads. For example, if spreads increase 100 basis points, the fair value of an asset exhibiting a spread duration of 5 is expected to decrease in value by 5%.
Spread duration is calculated similarly to interest rate duration. As of December 31, 2021, the spread duration was 5.27, compared to 5.28 as of December 31, 2020. Based upon the information and assumptions we use in this spread duration calculation and market spreads as of December 31, 2021, we estimate that a 100 basis point immediate, parallel increase in spreads across all asset classes, industry sectors and credit ratings would decrease the net fair value of the assets by $1.17 billion compared to $1.45 billion as of December 31, 2020. Reflected in the spread duration calculation are the effects of tactical positions that may include the use of credit default swaps to manage spread risk.
Equity price risk is the risk that we will incur losses due to adverse changes in the general levels of the markets. As of December 31, 2021, we estimate that a 10% immediate increase or decrease in private market valuations would increase or decrease the net fair value of equity securities interests by $1 million on a total of $11 million total securities. Prior to the sale of the Company on November 1, 2021, the portfolio had a meaningful allocation to public equity, which resulted in higher volatility. As of December 31, 2020, we held $1.29 billion in equity securities, excluding those with fixed income securities as their underlying investments, and limited partnership interests where the underlying assets are predominately public equity securities. As of December 31, 2020, these investments had an equity market portfolio beta of 1.06. Beta represents a widely used methodology to describe, quantitatively, an investment’s market risk characteristics relative to an index such as the Standard & Poor’s 500 Composite Price Index (“S&P 500”). Based upon the information and assumptions we used to calculate beta as of December 31, 2020, we estimate that an immediate increase or decrease in the S&P 500 of 10% would increase or decrease the net fair value of these investments by $138 million.
As of December 31, 2021, we held $1.35 billion in limited partnership interests compared to $2.87 billion as of December 31, 2020. These investments are primarily comprised of private equity. These investments are idiosyncratic in nature and a greater portion of the return is derived from asset operating performance. They are not actively traded, and valuation changes typically reflect the performance of the underlying asset. Based upon the information and assumptions used as of December 31, 2021, we estimate that a 10% immediate increase or decrease in private market valuations would increase or decrease the net fair value of these limited partnership interests by $135 million, compared to $287 million as of December 31, 2020.
For limited partnership interests, quarterly changes in fair values may not be highly correlated to equity indices in the short term and changes in value of these investments are generally recognized on a three-month delay due to the availability of the related investee financial statements. The illustrations noted above may not reflect our actual experience if the future composition of the portfolio and correlation relationships differ from the historical relationships.
As of December 31, 2021 and 2020, we had separate account assets, related to variable annuity and variable life contracts with account values totaling $3.02 billion and $3.29 billion, respectively. Equity risk exists for contract charges based on separate account balances and guarantees for death and/or income benefits provided by our variable products. In 2006, we disposed of substantially all of the variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial Inc. and therefore mitigated this aspect of our risk. Equity risk for our variable life business relates to contract charges and policyholder benefits. Total variable life contract charges, including reinsurance assumed, for 2021 and 2020 were $47 million and $41 million, respectively. Separate account liabilities related to variable life contracts were $105 million and $83 million as of December 31, 2021 and 2020, respectively.
As of December 31, 2021 and 2020, we had $1.87 billion and $1.98 billion, respectively, in equity-indexed life and annuity liabilities that provide customers with interest crediting rates based on the performance of the S&P 500. We hedge the majority of the risk associated with these liabilities using equity-indexed options and futures, maintaining risk within specified value-at-risk limits.
Foreign currency exchange rate risk is the risk that we will incur economic losses due to adverse changes in foreign currency exchange rates. This risk primarily arises from our foreign equity investments, including common stocks and limited partnership interests. We use foreign currency derivative contracts to partially offset this risk.
As of December 31, 2021, we had $190 million in foreign currency denominated equity investments and no unhedged non-U.S. dollar fixed income securities. As of December 31, 2020, we had $598 million in foreign currency denominated equity investments, including the impact of foreign currency derivative contracts, and $49 million in unhedged non-U.S. dollar fixed income securities.
Based upon the information and assumptions used, including the impact of foreign currency derivative contracts, as of December 31, 2021, we estimate that a 10% immediate unfavorable change in each of the foreign currency exchange rates to which we are exposed would decrease the value of our foreign currency denominated instruments by $19 million, compared with an estimated $65 million decrease as of December 31, 2020.
The modeling technique we use to report our currency exposure does not take into account correlation among foreign currency exchange rates. Even though we believe it is very unlikely that all of the foreign currency exchange rates that we are exposed to would simultaneously decrease by 10%, we nonetheless stress test our portfolio under this and other hypothetical extreme adverse market scenarios. Our actual experience may differ from these results because of assumptions we have used or because significant liquidity and market events could occur that we did not foresee.

CAPITAL RESOURCES AND LIQUIDITY
Capital resources consist of shareholder’s equity and notes due to related parties, representing funds deployed or available to be deployed to support business operations. The following table summarizes our capital resources as of December 31.

($ in millions)	2021	2020	2019
Common stock, retained income and additional capital paid-in	$5,003	$7,040	$6,894
Accumulated other comprehensive income	423	1,207	915
Total shareholder’s equity	5,426	8,247	7,809
Notes due to related parties	—	214	214
Total capital resources	$5,426	$8,461	$8,023
Shareholder’s equity decreased in 2021, primarily due to dividends paid, decreased unrealized net capital gains on investments, and a net loss. Shareholder’s equity increased in 2020, primarily due to increased unrealized net capital gains on investments and net income.
Notes due to related parties were fully redeemed in 2021. See Note 5 of the consolidated financial statements in Item 11(e) for further detail.
Financial rating and strength The following table summarizes our insurance financial strength rating.

Rating agency	Rating
A.M. Best Company, Inc.	A+
Our rating is influenced by many factors including our operating and financial performance, asset quality, liquidity, asset/liability management, overall portfolio mix, financial leverage (i.e., debt), exposure to risks and the current level of operating leverage.
Subsequent to the announcement of the pending sale of the Company in January 2021, A.M. Best affirmed our insurance financial strength rating of A+ and placed the rating under review with negative implications. In March 2022, A.M. Best removed our rating from under review with negative implications and affirmed our insurance financial strength rating of A+. The outlook for the rating is stable.
ELIC and its life insurance subsidiaries prepare their statutory-basis financial statements in conformity with accounting practices prescribed or permitted by the insurance department of the applicable state of domicile. Statutory surplus is a measure that is often used as a basis for determining dividend paying capacity, operating leverage and premium growth capacity, and it is also reviewed by rating agencies in determining their ratings. As of December 31, 2021, ELIC’s statutory surplus was $2.60 billion compared to $3.93 billion as of December 31, 2020.
The National Association of Insurance Commissioners (“NAIC”) has developed financial relationships or tests known as the Insurance Regulatory Information System to assist state insurance regulators in monitoring the financial condition of insurance companies and identifying companies that require special attention or actions by state insurance regulators. The NAIC analyzes financial data provided by insurance companies using prescribed ratios, each with defined “usual ranges”. Additional regulatory scrutiny may occur if a company’s ratios fall outside the usual ranges for four or more of the ratios. ELIC and EAC had four and five ratios, respectively, outside of the usual ranges.
Liquidity sources and uses Our potential sources and uses of funds principally include the following activities below.

Potential sources of funds	Potential uses of funds
Receipt of insurance premiums	Payment of contract benefits, surrenders and withdrawals
Contractholder fund deposits	Reinsurance cessions and payments
Reinsurance recoveries	Operating costs and expenses
Receipts of principal, interest and dividends on investments	Purchase of investments
Sales of investments	Dividends and return of capital to parent
Capital contributions from parent	Tax payments/settlements
Tax refunds/settlements	Debt service expenses and repayment
Funds from issuance of surplus notes or other notes	Payments for acquisitions
Contractual obligations and commitments We have short-term and long-term contractual obligations and commitments. We manage our short-term liquidity position to ensure the availability of a sufficient amount of liquid assets to extinguish short-term liabilities as they come due in the normal course of business, including utilizing potential sources of liquidity. Long-term obligations include known contractual commitments that require cash needs beyond 12 months.

Short-term contractual obligations are typically settled with cash or short-term investments and operating cash flows. Most of these obligations are paid within one year. These include other liabilities and accrued expenses, including liabilities for collateral, and net unrecognized tax benefits.
We actively manage our financial position and liquidity levels in light of changing market, economic, and business conditions. Liquidity is managed at both the entity and enterprise level across the Company and is assessed on both base and stressed level liquidity needs. We believe we have sufficient liquidity to meet these needs.
In 2021, ELIC paid dividends of $1.64 billion to AIC, its parent prior to the sale, and $350 million to Everlake US Holdings Company, its parent subsequent to the sale. In 2020 , we did not pay any dividends to AIC. We did not receive any capital contributions in 2021, 2020 or 2019.
Long-term contractual obligations include reserve for life-contingent contract benefits and contractholder funds and notes due to related parties. For further information on notes due to related parties, see Note 5 of the consolidated financial statements in Item 11(e).
For our reserve for life-contingent contract benefits and contractholder funds, we estimate the present value of cash payments to be made to contractholders and policyholders. We are currently making payments for contracts where the timing of a portion or all of the payments has been determined by the contract. Certain of these contracts, such as immediate annuities without life contingencies, involve payment obligations where the amount and timing of the payment are essentially fixed and determinable. Other contracts, such as interest-sensitive life, fixed deferred annuities, traditional life insurance and voluntary accident and health insurance, involve payment obligations where a portion or all of the amount and timing of future payments is uncertain. For immediate annuities with life contingencies, the amount of future payments is uncertain since payments will continue as long as the annuitant lives. We have estimated the timing of payments related to these contracts based on historical experience and our expectation of future payment patterns. Uncertainties relating to these liabilities include mortality, morbidity, expenses, customer lapse and withdrawal activity, estimated additional deposits for interest-sensitive life contracts, and renewal premium for life policies, which may significantly impact both the timing and amount of future payments. See Note 9 of the consolidated financial statements in Item 11(e) and Application of Critical Accounting Estimates section of the MD&A for further information.
Liquidity exposure Contractholder funds were $13.39 billion as of December 31, 2021. The following table summarizes contractholder funds by their contractual withdrawal provisions.

($ in millions)	December 31, 2021	Percent to total
Not subject to discretionary withdrawal	$2,255	16.8%
Subject to discretionary withdrawal with adjustments:
Specified surrender charges (1)	4,085	30.5
Market value adjustments (2)	471	3.5
Subject to discretionary withdrawal without adjustments (3)	6,583	49.2
Total contractholder funds (4)	$13,394	100.0%
____________
(1)Includes $1.10 billion of liabilities with a contractual surrender charge of less than 5% of the account balance.
(2)$131 million of the contracts with market value adjusted surrenders have a 30-45 day period at the end of their initial and subsequent interest rate guarantee periods (which are typically 1, 5, 7 or 10 years) during which there is no surrender charge or market value adjustment.
(3)90% of these contracts have a minimum interest crediting rate guarantee of 3% or higher.
(4)Includes $533 million of contractholder funds on variable annuities reinsured to The Prudential Insurance Company of America, a subsidiary of Prudential Financial Inc., in 2006.
Retail life and annuity products may be surrendered by customers for a variety of reasons. Reasons unique to individual customers include a current or unexpected need for cash or a change in life insurance coverage needs. Other key factors that may impact the likelihood of customer surrender include the level of the contract surrender charge, the length of time the contract has been in force, distribution channel, market interest rates, equity market conditions and potential tax implications. In addition, the propensity for retail life insurance policies to lapse is lower than it is for fixed annuities because of the need for the insured to be re-underwritten upon policy replacement. The surrender and partial withdrawal rate on deferred fixed annuities and interest-sensitive life insurance products, based on the beginning of year contractholder funds, was 4.6% in 2021 and 4.9% in 2020. We strive to promptly pay customers who request cash surrenders; however, statutory regulations generally provide up to six months in most states to fulfill surrender requests.
Our asset-liability management practices enable us to manage the differences between the cash flows generated by our investment portfolio and the expected cash flow requirements of our life insurance and annuity product obligations.

Certain remote events and circumstances could constrain our liquidity. Those events and circumstances include, for example, a catastrophe resulting in extraordinary losses or a downgrade in our financial strength rating.
Cash flows As reflected in our Consolidated Statements of Cash Flows, cash used in operating activities in 2021 compared to cash provided in 2020 primarily due to the settlement of deferred tax balances in connection with the sale of the Company coupled with higher mortality experience.
Higher cash provided by investing activities in 2021 compared to 2020 was the result of increased sales of fixed income securities, partially offset by increased purchases of fixed income securities and an increase in short term investments.
Higher cash used in financing activities in 2021 compared to 2020 was primarily due to dividends paid, partially offset by a capital contribution into ALNY prior to its sale.
Contractual commitments represent investment commitments such as private placements, limited partnership interests and other loans. Limited partnership interests are typically funded over the commitment period which is shorter than the contractual expiration date of the partnership and as a result, the actual timing of the funding may vary.
We have agreements in place for services we conduct, generally at cost, between subsidiaries relating to insurance, reinsurance, loans and capitalization. All material intercompany transactions have been appropriately eliminated in consolidation. Intercompany transactions among insurance subsidiaries and affiliates have been approved by the appropriate departments of insurance as required.
For a more detailed discussion of our off-balance sheet arrangements, see Note 8 of the consolidated financial statements in Item 11(e).

APPLICATION OF CRITICAL ACCOUNTING ESTIMATES
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the consolidated financial statements. The most critical estimates, presented in the order they appear in the Consolidated Statements of Financial Position, include those used in determining:
•Fair value of financial assets
•Impairment of fixed income securities
•Deferred policy acquisition costs amortization
•Reserve for life-contingent contract benefits estimation
In making these determinations, management makes subjective and complex judgments that frequently require estimates about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to our business and operations. It is reasonably likely that changes in these estimates could occur from period to period and result in a material impact on our consolidated financial statements.
A summary of each of these critical accounting estimates follows. For a more detailed discussion of the effect of these estimates on our consolidated financial statements, and the judgments and assumptions related to these estimates, see the referenced sections of this document. For a more detailed summary of our significant accounting policies, see the notes to the consolidated financial statements in Item 11(e).
Fair value of financial assets Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We are responsible for the determination of fair value of financial assets and the supporting assumptions and methodologies. We use independent third-party valuation service providers, broker quotes and internal pricing methods to determine fair values. We obtain or calculate only one single quote or price for each financial instrument.
Valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of proprietary models, produce valuation information in the form of a single fair value for individual fixed income and other securities for which a fair value has been requested under the terms of our agreements. The inputs used by the valuation service providers include, but are not limited to, market prices from recently completed transactions and transactions of comparable securities, interest rate yield curves, credit spreads, liquidity spreads, currency rates, and other information, as applicable. Credit and liquidity spreads are typically implied from completed transactions and transactions of comparable securities. Valuation service providers also use proprietary discounted cash flow models that are widely accepted in the financial services industry and similar to those used by other market participants to value the same financial instruments. The valuation models take into account, among other things, market observable information as of the measurement date, as described above, as well as the specific attributes of the security being valued including its term, interest rate, credit rating, industry sector, and where applicable, collateral quality and other issue or issuer specific information. Executing valuation models effectively requires seasoned professional judgment and experience. For certain equity securities, valuation service providers provide market quotations for completed transactions on the measurement date. In cases where market transactions or other market observable data is limited, the extent to which judgment is applied varies inversely with the availability of market observable information.
For certain of our financial assets measured at fair value, where our valuation service providers cannot provide fair value determinations, we obtain a single non-binding price quote from a broker familiar with the security who, similar to our valuation service providers, may consider transactions or activity in similar securities among other information. The brokers providing price quotes are generally from the brokerage divisions of financial institutions with market making, underwriting and distribution expertise regarding the security subject to valuation.
The fair value of certain financial assets, including privately placed corporate fixed income securities and free-standing derivatives, for which our valuation service providers or brokers do not provide fair value determinations, is developed using valuation methods and models widely accepted in the financial services industry. Our internal pricing methods are primarily based on models using discounted cash flow methodologies that develop a single best estimate of fair value. Our models generally incorporate inputs that we believe are representative of inputs other market participants would use to determine fair value of the same instruments, including yield curves, quoted market prices of comparable securities or instruments, published credit spreads, and other applicable market data as well as instrument-specific characteristics that include, but are not limited to, coupon rates, expected cash flows, sector of the issuer, and call provisions. Because judgment is required in developing the fair values of these financial assets, they may differ from the amount actually received to sell an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the financial assets’ fair values.
For most of our financial assets measured at fair value, all significant inputs are based on or corroborated by market observable data and significant management judgment does not affect the periodic determination of fair value. The determination of fair value using discounted cash flow models involves management judgment when significant model inputs are not based on or corroborated by market observable data. However, where market observable data is available, it takes precedence, and as a result, no range of reasonably likely inputs exists from which the basis of a sensitivity analysis could be constructed.
We gain assurance that our financial assets are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, our processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, we assess the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. We perform procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, we may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third-party valuation sources for selected securities. We perform ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, we validate them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.
We also perform an analysis to determine whether there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity, and if so, whether transactions may not be orderly. Among the indicators we consider in determining whether a significant decrease in the volume and level of market activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, level of credit spreads over historical levels, bid-ask spread, and price consensuses among market participants and sources. If evidence indicates that prices are based on transactions that are not orderly, we place little, if any, weight on the transaction price and will estimate fair value using an internal model. As of December 31, 2021 and 2020, we did not adjust fair values provided by our valuation service providers or brokers or substitute them with an internal model for such securities.
As of December 31, 2021, neither internal pricing models nor broker quotes were used for any fair value amounts. As of December 31, 2020, $1.90 billion or 7.2% of the fair value determinations for fixed income and equity securities and short-term investments were based on internal pricing models. As of December 31, 2020, $443 million of fair values were valued using broker quotes and $114 million were valued using quoted prices or quoted net asset values from deal sponsors.
For additional detail on fair value measurements, see Note 7 of the consolidated financial statements in Item 11(e).
Impairment of fixed income securities For fixed income securities classified as available-for-sale, the difference between amortized cost, net of credit loss allowance (“amortized cost, net”) and fair value, net of certain other items and deferred income taxes (as disclosed in Note 6 of the consolidated financial statements in Item 11(e)), is reported as a component of accumulated other comprehensive income (“AOCI”) on the Consolidated Statements of Financial Position and is not reflected in the operating results of any period until reclassified to net income upon the consummation of a transaction with an unrelated third party or when a credit loss allowance is recorded. We have a comprehensive portfolio monitoring process to identify and evaluate each fixed income security that may require a credit loss allowance.
For each fixed income security in an unrealized loss position, we assess whether management with the appropriate authority has made the decision to sell or whether it is more likely than not we will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, any existing credit loss allowance would be written-off against the amortized cost basis of the asset along with any remaining unrealized losses, with the incremental losses recorded in earnings.

If we have not made the decision to sell the fixed income security and it is not more likely than not we will be required to sell the fixed income security before recovery of its amortized cost basis, we evaluate whether we expect to receive cash flows sufficient to recover the entire amortized cost basis of the security. We calculate the estimated recovery value based on the best estimate of future cash flows considering past events, current conditions and reasonable and supportable forecasts. The estimated future cash flows are discounted at the security’s current effective rate, and are compared to the amortized cost of the security. The determination of cash flow estimates is inherently subjective, and methodologies may vary depending on facts and circumstances specific to the security. All reasonably available information relevant to the collectability of the security are considered when developing the estimate of cash flows expected to be collected. That information generally includes, but is not limited to, the remaining payment terms of the security, prepayment speeds, the financial condition and future earnings potential of the issue or issuer, expected defaults, expected recoveries, the value of underlying collateral, origination vintage year, geographic concentration of underlying collateral, available reserves or escrows, current subordination levels, third-party guarantees and other credit enhancements. Other information, such as industry analyst reports and forecasts, sector credit ratings, financial condition of the bond insurer for insured fixed income securities, and other market data relevant to the realizability of contractual cash flows, may also be considered. The estimated fair value of collateral will be used to estimate recovery value if we determine that the security is dependent on the liquidation of collateral for ultimate settlement.
If we do not expect to receive cash flows sufficient to recover the entire amortized cost basis of the fixed income security, a credit loss allowance is recorded in earnings for the shortfall in expected cash flows; however, the amortized cost, net of the credit loss allowance, may not be lower than the fair value of the security. The portion of the unrealized loss related to factors other than credit remains classified in AOCI. If we determine that the fixed income security does not have sufficient cash flow or other information to estimate a recovery value for the security, we may conclude that the entire decline in fair value is deemed to be credit related and the loss is recorded in earnings.
When a security is sold or otherwise disposed or the security is deemed uncollectible and written off, we remove amounts previously recognized in the credit loss allowance. Recoveries after write-offs are recognized when received.
For additional detail on investment impairments, see Note 6 of the consolidated financial statements in Item 11(e).
Deferred policy acquisition costs amortization We incurred significant costs in connection with acquiring insurance policies and investment contracts. In accordance with GAAP, costs that are related directly to the successful acquisition of new or renewal insurance policies and investment contracts are deferred and recorded as an asset on the Consolidated Statements of Financial Position.
DAC related to traditional life and voluntary accident and health insurance is amortized over the premium paying period of the related policies in proportion to the estimated revenues on such business. Significant assumptions relating to estimated premiums, investment returns, as well as mortality, persistency and expenses to administer the business are established at the time the policy is issued and are generally not revised during the life of the policy. The assumptions for determining the timing and amount of DAC amortization are consistent with the assumptions used to calculate the reserve for life-contingent contract benefits. Any deviations from projected business in force resulting from actual policy terminations differing from expected levels and any estimated premium deficiencies may result in a change to the rate of amortization in the period such events occur. Generally, the amortization periods for these policies approximate the estimated lives of the policies. The recovery of DAC is dependent upon the future profitability of the business.
We periodically review the adequacy of reserves and recoverability of DAC using actual experience and current assumptions. We evaluate our traditional life insurance products, immediate annuities with life contingencies, and voluntary accident and health insurance products individually. In the event actual experience and current assumptions are adverse compared to the original assumptions and a premium deficiency is determined to exist, any remaining unamortized DAC balance must be expensed to the extent not recoverable and a premium deficiency reserve may be required if the remaining DAC balance is insufficient to absorb the deficiency. In 2021 and 2020, our DAC recoverability evaluation concluded that all recorded DAC balances were recoverable. For additional detail on reserve adequacy, see the Reserve for life-contingent contract benefits estimation section.
DAC related to interest-sensitive life insurance is amortized in proportion to the incidence of the total present value of gross profits, which includes both actual historical gross profits (“AGP”) and estimated future gross profits (“EGP”) expected to be earned over the estimated lives of the contracts. The amortization is net of interest on the prior period DAC balance using rates established at the inception of the contracts. Actual amortization periods generally range from 15-30 years; however, incorporating estimates of the rate of customer surrenders, partial withdrawals and deaths generally results in the majority of the DAC being amortized during the surrender charge period, which is typically 10-20 years for interest-sensitive life. The rate of DAC amortization is reestimated and adjusted by a cumulative charge or credit to income when there is a difference between the incidence of actual versus expected gross profits in a reporting period or when there is a change in total EGP.
AGP and EGP primarily consist of the following components: contract charges for the cost of insurance less mortality costs and other benefits (benefit margin); investment income and net gains and losses on investments and derivatives less interest credited (investment margin); and surrender and other contract charges less maintenance expenses (expense margin). The principal assumptions for determining the amount of EGP are mortality, persistency, expenses, investment returns, including net gains and losses on assets supporting contract liabilities, interest crediting rates to contractholders, and the effects of any hedges. These assumptions are reasonably likely to have the greatest impact on the amount of DAC amortization. Changes in these assumptions can be offsetting and we are unable to reasonably predict their future movements or offsetting impacts over time.
Each reporting period, DAC amortization is recognized in proportion to AGP for that period adjusted for interest on the prior period DAC balance. This amortization process includes an assessment of AGP compared to EGP, the actual amount of business remaining in force and net gains and losses on investments supporting the product liability. The impact of net gains and losses on investments and derivatives on amortization of DAC depends upon which product liability is supported by the assets that give rise to the gain or loss. If the AGP is greater than EGP in the period, but the total EGP is unchanged, the amount of DAC amortization will generally increase, resulting in a current period decrease to earnings. The opposite result generally occurs when the AGP is less than the EGP in the period, but the total EGP is unchanged. However, when DAC amortization or a component of gross profits for a quarterly period is potentially negative (which would result in an increase of the DAC balance) as a result of negative AGP, the specific facts and circumstances surrounding the potential negative amortization are considered to determine whether it is appropriate for recognition in the consolidated financial statements. Negative amortization is only recorded when the increased DAC balance is determined to be recoverable based on facts and circumstances. For products whose supporting investments are exposed to losses in excess of our expectations which may cause periodic AGP to become temporarily negative, EGP and AGP utilized in DAC amortization may be modified to exclude the excess losses.
Annually, we review and update the assumptions underlying the projections of EGP, including mortality, persistency, expenses, investment returns, comprising investment income and net gains and losses on investments and derivatives, interest crediting rates and the effect of any hedges, using our experience and industry experience. At each reporting period, we assess whether any revisions to assumptions used to determine DAC amortization are required. These reviews and updates may result in amortization acceleration or deceleration, which are referred to as “DAC unlocking”. If the update of assumptions causes total EGP to increase, the rate of DAC amortization will generally decrease, resulting in a current period increase to earnings. A decrease to earnings generally occurs when the assumption update causes the total EGP to decrease.
The following table provides the effect on DAC amortization of changes in assumptions relating to the gross profit components of investment margin, benefit margin and expense margin during the years ended December 31.

($ in millions)	2021	2020
Investment margin	$(38)	$116
Benefit margin	11	(4)
Expense margin	(43)	(40)
Net (deceleration) acceleration	$(70)	$72
In 2021, DAC amortization deceleration for changes in the investment margin component of EGP related to interest-sensitive life insurance and was due to higher projected investment returns resulting from a new strategic asset allocation strategy for these products. The investment portfolio is being repositioned with a focus on diversified, high quality, credit-focused investments that provide stable, predictable cash flows. The acceleration related to benefit margin was due to increased mortality experience, partially offset by favorable persistency. The expense margin deceleration was due to a decrease in projected expenses.
In 2020, DAC amortization acceleration for changes in the investment margin component of EGP related to interest-sensitive life insurance and was due to lower projected future interest rates and investment returns compared to our previous expectations. The deceleration related to benefit margin was due to decreased projected mortality. The expense margin deceleration was due to a decrease in projected expenses.
The following table displays the sensitivity of reasonably likely changes in assumptions included in the gross profit components of investment margin or benefit margin to amortization of the DAC balance as of December 31, 2021.

($ in millions)	Increase/(reduction)
Increase in future investment margins of 25 basis points	$42
Decrease in future investment margins of 25 basis points	$(46)

Decrease in future life mortality by 1%	$12
Increase in future life mortality by 1%	$(12)

Any potential changes in assumptions discussed above are measured without consideration of correlation among assumptions. Therefore, it would be inappropriate to add them together in an attempt to estimate overall variability in amortization.
For additional detail related to DAC, see the Operations section of this document.
Reserve for life-contingent contract benefits estimation Due to the long-term nature of traditional life insurance, life-contingent immediate annuities and voluntary accident and health insurance products, benefits are payable over many years; accordingly, the reserves are calculated as the present value of future expected benefits to be paid, reduced by the present value of future expected net premiums. Long-term actuarial assumptions of future investment yields, mortality, morbidity, policy terminations and expenses are used when establishing the reserve for life-contingent contract benefits payable under these insurance policies. These assumptions, which for traditional life insurance are applied using the net level premium method, include provisions for adverse deviation and generally vary by characteristics such as type of coverage, year of issue and policy duration. Future investment yield assumptions are determined based upon prevailing investment yields as well as estimated reinvestment yields. Mortality, morbidity and policy termination assumptions are based on our experience and industry experience. Expense assumptions include the estimated effects of inflation and expenses to be incurred beyond the premium-paying period. These assumptions are established at the time the policy is issued, are consistent with assumptions for determining DAC amortization for these policies, and are generally not changed during the policy coverage period. However, if actual experience emerges in a manner that is significantly adverse relative to the original assumptions, adjustments to DAC or reserves may be required resulting in a charge to earnings which could have a material effect on our operating results and financial condition.
We periodically review the adequacy of reserves and recoverability of DAC using actual experience and current assumptions. In the event actual experience and current assumptions are adverse compared to the original assumptions and a premium deficiency is determined to exist, any remaining unamortized DAC balance must be expensed to the extent not recoverable and the establishment of a premium deficiency reserve may be required.
We evaluate our traditional life insurance products, immediate annuities with life contingencies, and voluntary accident and health insurance individually.
In the fourth quarter of 2021, the premium deficiency evaluation of our immediate annuities with life contingencies resulted in an increase to the premium deficiency reserve of $174 million. Our long-term investment yield assumption was lowered in connection with a new strategy that reduces equity exposure. This was partially offset by a projected reduction in expenses. The additional deficiency was recognized as an increase in the reserve for life contingent contract benefits.
In the third quarter of 2020, the premium deficiency evaluation of our immediate annuities with life contingencies resulted in a premium deficiency reserve of $226 million. Our long-term investment yield assumption was lowered, which resulted in the prior sufficiency changing to a deficiency. The deficiency was recognized as an increase in the reserve for life contingent contract benefits. The original assumptions used to establish reserves were updated to reflect current assumptions, and the primary changes included mortality expectations, where annuitants are living longer than originally anticipated, and long-term investment yields. As of December 31, 2020, our reviews concluded that no additional premium deficiency adjustments were necessary for our immediate annuities with life contingencies.
As of December 31, 2021, traditional life insurance has a substantial sufficiency. In 2020, our reviews of traditional life insurance and accident and health insurance concluded that no premium deficiency adjustments were necessary.
We also review these policies for circumstances where projected profits would be recognized in early years followed by projected losses in later years. In 2021 and 2020, our reviews concluded that there were no projected losses following projected profits in each long-term projection.
We will continue to monitor the experience of our traditional life insurance and immediate annuities. We periodically complete comprehensive mortality studies for our structured settlement annuities with life contingencies to determine whether annuitants are living for a longer period than originally estimated. We anticipate that investment and reinvestment yields, mortality, and policy terminations are the factors that would be most likely to require premium deficiency adjustments to reserves or related DAC. Mortality rates and investment and reinvestment yields are the factors that would be most likely to require a profits followed by losses liability accrual.
For further detail on the reserve for life-contingent contract benefits, see Note 9 of the consolidated financial statements in Item 11(e).
REGULATION AND LEGAL PROCEEDINGS
We are subject to extensive regulation and we are involved in various legal and regulatory actions, all of which have an effect on specific aspects of our business. For a detailed discussion of the legal and regulatory actions in which we are involved, see Note 12 of the consolidated financial statements in Item 11(e).

PENDING ACCOUNTING STANDARDS
There are pending accounting standards that we have not implemented because the implementation date has not yet occurred. For a discussion of these pending standards, see Note 2 of the consolidated financial statements in Item 11(e).
The effect of implementing certain accounting standards on our financial results and financial condition is often based in part on market conditions at the time of implementation of the standard and other factors we are unable to determine prior to implementation. For this reason, we are sometimes unable to estimate the effect of certain pending accounting standards until the relevant authoritative body finalizes these standards or until we implement them.
Item 11(i). Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None.
Item 11(j). Quantitative and Qualitative Disclosures About Market Risk
Information required for Item 11(j) is incorporated by reference to the material under the caption “Market Risk” in Item 11(h) of this report.
Item 11(k).    Directors, Executive Officers, Promoters and Control Persons.
Identification of Directors and Executive Officers
Directors are elected at each annual meeting of shareholders for a term of one year. The biographies of each of the directors and executive officers below contain information regarding the person’s service as a director, business experience, director positions at public companies held currently or at any time during the last five years if applicable, and the experiences, qualifications, attributes or skills that caused the company management to determine that a director or executive officer should serve as such for Everlake Life Insurance Company (“Everlake Life”).
Menes O. Chee, 44, has been a director since November 1, 2021. Mr. Chee has been a Senior Managing Director of The Blackstone Group since 2009. Prior to that Mr. Chee served for over four years as Principal with TPG-Axon Capital Management. Mr. Chee has been selected to serve on Everlake Life’s board because he has an extensive background in investment management.
Gilles M. Dellaert, 43, has been a director and Chairman of the Board since November 1, 2021. Mr. Dellaert has been a Senior Managing Director of Blackstone Insurance Solutions since 2020. Prior to that Mr. Dellaert served for over six years as Co-President and Chief Investment Officer with Global Atlantic Financial Group. Mr. Dellaert has been selected to serve on Everlake Life’s board due to his extensive experience in financial services.
Angela K. Fontana, 53, has been a director, Senior Vice President, Chief Legal Officer, and Secretary since November 1, 2021. Prior to joining Everlake, Ms. Fontana served as director for Allstate Life Insurance Company (ALIC) since 2012 and Vice President, General Counsel and Secretary for ALIC since May 2013. Ms. Fontana serves as president-elect of the Association of Life Insurance Counsel. She previously served as a member of the Board of Directors of the Life Insurance Council of New York. Ms. Fontana has been selected to serve on Everlake’s board because she has a deep understanding of the insurance business generally and has extensive experience in regulatory compliance and government relations. In addition, Ms. Fontana has extensive knowledge regarding Everlake Life’s business, including its products, operations and customers.
Laurie L. Harris, 63, has been a director since November 1, 2021, Ms. Harris is a retired PricewaterhouseCoopers LLP Audit Partner. Ms. Harris also serves as a Director for Hagerty, Inc. and Synchronoss Technologies Inc. and as a Non-Executive Director for IWG plc and QBE North America. Ms. Harris has been selected to serve on Everlake Life’s board due to her extensive background auditing insurance companies.
Michael W. Hovey, 46 has been a director since November 1, 2021. Mr. Hovey has been a Senior Managing Director of Blackstone Insurance Solutions since 2021. Prior to that, Mr. Hovey served for over sixteen years as Managing Director, Co-Head of Insurance Investment Banking with Morgan Stanley & Co. LLC. Mr. Hovey has been selected to serve on Everlake Life’s board due to his extensive background in the insurance field of investment banking.
Ted M. Johnson, 52, has been a director and Senior Vice President and Chief Financial Officer since November 1, 2021. Previously for twenty years Mr. Johnson held various positions with American Equity Investment Life Holding Company and American Equity Investment Life Insurance Company as Chief Financial Officer, Treasurer, Vice President Accounting and Vice President and Controller. Mr. Johnson has been selected to serve on Everlake Life’s board due to his extensive financial and accounting experience and deep knowledge of the insurance business.
Rebecca D. Kennedy, 49, has been a Senior Vice President and Chief Operations Officer since November 1, 2021. Prior to joining Everlake Ms. Kennedy served as a Director of Allstate Life since 2021 and as a Vice President since October 2018. In this role, Ms. Kennedy is responsible for leading life and annuity operations, underwriting, and claims. Ms. Kennedy is a

Fellow of the Society of Actuaries and a Chartered Financial Analyst. Ms. Kennedy has extensive experience in the life insurance industry, especially in life and annuity operations.
Tyler E. Largey, 51, has been a director and President and Chief Executive Officer since November 1, 2021. Mr. Largey has been a Managing Director of Blackstone Insurance solutions since 2019. Prior to that, Mr. Largey served for over six years as Chief Operating Officer-Finance and Chief Finance Transformation Officer of AIG. Mr. Largey has been selected to serve on Everlake Life’s board due to his extensive insurance experience.
Brigitte K. Lenz, 47, has been a Senior Vice President and Chief Accounting Officer since November 1, 2021. Prior to joining Everlake, Ms. Lenz served as Vice President of Allstate Life since June 2017. Ms. Lenz has deep knowledge of the insurance industry as well as extensive experience in accounting and finance.
Theresa Resnick, 59, has been a Senior Vice President and Chief Actuary since November 1, 2021. Ms. Resnick served as the Appointed Actuary of Allstate Life since December 2015 and as a Vice President since September 2016. Ms. Resnick is responsible for all aspects of GAAP, statutory and tax valuation in connection with the life, annuity and health liabilities of Everlake’s life companies. Ms. Resnick has deep knowledge of the insurance industry as well as extensive experience in life and health insurance company financial management.
Susan E. Voss, 66, has been a director since November 1, 2021. Ms. Voss served 8 years as the Iowa Insurance Commissioner and previously served 6 years as 1st Deputy Commissioner at the Iowa Insurance Division. Ms. Voss has also owned Voss Consulting for nine years which provides insurance consulting services. Ms. Voss has been selected to serve on Everlake Life’s board due to her extensive experience in the insurance industry.
Bonnie G. Wasgatt, 64, has been a director since November 1, 2021. Ms. Wasgatt has been an Executive Vice President and Chief Operating Office of Fidelity & Guaranty Life Business Services, Inc since 2019. Prior to that Ms. Wasgatt was a Senior Advisor at The Blackstone Group and Executive IT Strategist and Chief Information Officer for six years at Jackson National Life Insurance Company. Ms. Wasgatt has been selected to Everlake Life’s board due to her extensive experience in the insurance and financial fields.
Item 11(l).    Corporate Governance.
Compensation Committee Interlocks and Insider Participation
Everlake Life’s Board of Directors has a Nominating and Governance Committee, which recommends to the Board of Directors the compensation of the principal officers of the Company. No executive officer of Everlake Life served as a member of a compensation committee of another entity of which any executive officer served as a director of Everlake Life.
Item 11(m). Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners
The following table shows the number of Everlake Life shares owned by any beneficial owner who owns more than five percent of any class of Everlake’s voting securities as of March 1, 2021.

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
Common Stock	Everlake US Holdings Company(1) 3100 Sanders Road, Suite 303, Northbrook, IL 60062	23,800	100%
N/A	Everlake US Parent Company 3100 Sanders Road, Suite 303, Northbrook, IL 60062	Indirect voting and investment power of shares owned by Everlake Life Insurance Company (2)	N/A
(1) Everlake US Holdings Company is a wholly owned subsidiary of Everlake US Parent Company.

Everlake Life Insurance Company, which was formerly named Allstate Life Insurance Company, is a direct wholly owned subsidiary of Everlake US Holdings Company, a holding company incorporated in the state of Delaware. Everlake US Holdings Company is a direct wholly owned subsidiary of Everlake US Parent Company, a holding company incorporated in the state of Delaware, which is a direct wholly owned subsidiary of Everlake Holdings, LP, a Cayman Islands limited partnership, whose general partner is Blackstone ISG Investment Partners – A Management Associates (Cayman) – NQ L.P., a Cayman Islands exempted limited partnership (“BISG Management Associates”). BISG Management Associates is an indirect subsidiary of Blackstone Inc., a Delaware corporation, which is a publicly traded company listed on the New York Stock Exchange under the ticker symbol “BX” (“Blackstone”).
Pursuant to the terms of the Joint Shareholder Committee Agreement, dated November 1, 2021 (the “Joint Shareholder Committee Agreement”), Everlake US Holdings Company, Everlake US Parent Company, Everlake Holdings, LP, BISG

Management Associates and the other entities that otherwise would directly or indirectly control Everlake US Holdings Company, including Blackstone (collectively, the “Delegating Persons”), established and delegated all authority that the shareholders of Everlake US Holdings Company would have had as shareholders to a joint shareholder committee (the “Shareholder Committee”) comprised of three employees of Blackstone with the title of managing director or any equivalent or senior title. The Shareholder Committee possesses and is entitled to exercise rights attendant to the shares of Everlake US Holdings Company held by the Delegating Persons and, as such, its primary role is to consider and vote on matters appropriate for Everlake US Holdings Company’s shareholders, including the nomination of members of Everlake US Holding Company’s Board of Directors.
Security Ownership of Directors and Executive Officers
Each member of the Board of Directors of Everlake Life affiliated with Blackstone may be deemed to beneficially own shares owned by such entity. Each such individual disclaims beneficial ownership of any such shares in which such individual does not have a pecuniary interest.
Item 11(n). Transactions with Related Persons, Promoters, and Certain Control Persons.
Transactions with Related Persons
This table describes certain intercompany agreements involving amounts greater than $120,000 between Everlake Life Insurance Company and the following companies:
•Everlake US Holdings Company (“EHC”), the direct parent of Everlake Life;
•Everlake US Parent Company, an indirect parent of Everlake Life;
•Everlake Holdings, LP, an indirect parent of Everlake Life;
•Allstate Insurance Company (“AIC”), the direct parent of the Allstate Life;
•Allstate Insurance Holdings, LLC (“AIH”), an indirect parent of Allstate Life; and
•The Allstate Corporation (“Allcorp”), the ultimate indirect parent of Allstate Life

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year		Related Person(s) involved in the transaction and the approximate dollar value of the Related Person’s interest in the transaction ($)
		($)	EHC	Everlake US Parent Company	Everlake Holdings, LP
Expense Sharing and Services Agreement between Everlake Holdings, LP and certain of its affiliated companies effective November 1, 2021.	2021	41,049,357	41,049,357	0	0
Consolidated Federal Income Tax Agreement between Company, ELIC Reinsurance Company, Everlake Assurance Company, and Everlake Distributors, LLC effective November 1, 2021.	2021	0	0	0	0

On November 1, 2021, the Company and Blackstone ISG-1 Advisors LLC (“BIS”) entered in an Investment Management Agreement whereby BIS provides investment management services and advice. In 2021, the Company incurred investment expense for these services totaling $11 million.
On November 8, 2021, the Company acquired equity interests in BXC DL (WH) Holdings, LLC, a direct lending warehouse facility, from Blackstone Treasury Holdings II L.L.C. for a purchase price in the amount of $231 million.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year		Related Person(s) involved in the transaction and the approximate dollar value of the Related Person’s interest in the transaction ($)
		($)	AIC	AIH	Allcorp
Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004, as amended by Amendment No. 1 effective January 1, 2009, addendum amount Allstate Insurance Company and certain affiliates dated August 17, 2011.[2]	2019 20202021	5,455,724,500[1] 5,410,520,375[1] 4,753,299,565[1]	1,132,529,633 1,145,601,127 992,891,458	0 0 0	24,562,359 36,757,481 84,991,894
Investment Management Agreement among Allstate Investment Management Company, The Allstate Corporation and certain affiliates effective February 1, 2012; Investment Management Agreement among Allstate Investments, LLC, Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2007.[2]	2019 20202021	152,460,143[1] 145,564,718[1] 148,928,835[1]	79,320,950 77,421,912 91,815,883	0 0 0	0 0 0
Intercompany Loan Agreement among The Allstate Corporation, Allstate Life Insurance Company, and other certain subsidiaries of the Allstate Corporation dated February 1, 1996.[2]	2019 20202021	247,543,164[1] 199,388,871[1] 203,246,342[1]	0 0 0	0 0 0	(247,543,164) 199,388,871 (203,246,342)
Amended and Restated Intercompany Liquidity Agreement between Allstate Insurance Company, Allstate Life Insurance Company and The Allstate Corporation effective May 8, 2008.[2]	2021	180,505[1]	0	0	180,505
Tax Sharing Agreement among The Allstate Corporation and certain affiliates dated as of November 12, 1996.[2]	2019 20202021	584,887,734[1,3] 1,303,358,697[1,3] 871,653,100[1,3]	533,996,157 1,270,024,372 838,805,585	0 0 0	(87,501,759) (80,120,904) (83,896,060)
Marketing Coordination and Administrative Services Agreement among Allstate Insurance Company, Allstate Life Insurance Company and Allstate Financial Services, LLC effective January 1, 2003, as amended by First Amendment to Marketing Coordination and Administrative Services Agreement by and among Allstate Life Insurance Company, Allstate Financial Services, LLC and Allstate Insurance Company effective January 1, 2006.	2019 20202021	4,403,989[1] 7,568,328[1] 5,865,499[1]	4,403,989 7,568,328 5,865,499	N/A	N/A
(1)Gross amount of expense received under the transaction.
(2)Each identified Related Person is a Party to the transaction.
(3)Total amounts paid to the Internal Revenue Service.

Policies and Procedures for Review and Approval of Related Person Transactions
All intercompany agreements to which Everlake Life is a party are approved by the Board as well as by the board of any other affiliate of Everlake US Holdings Company that is a party to the agreement. Intercompany agreements are also submitted for approval to the Illinois Department of Insurance, Everlake Life’s domestic regulator pursuant to the applicable state’s insurance holding company systems act. This process is documented in writing in an internal procedure that captures the review and approval process of all intercompany agreements. All approvals are maintained in Everlake Life’s corporate records.

Everlake Life is subject to the Related Person Transaction Policy adopted by the Board of Directors (“Board”) of Everlake US Holdings Company (“EHC”), the parent of Everlake Life, pursuant to which the EHC Board, acting through its Nominating and Governance Committee, must review and decide whether to approve or ratify any related person transaction. Any potential related person transaction is required to be reported to our legal department, which will then determine whether it should be submitted to the EHC Nominating and Governance Committee for consideration. The EHC Nominating and Governance Committee must then review and decide whether to approve any related person transaction. For purposes of the policy, a related person transaction is defined as a proposed, existing, or completed transaction, including but not limited to, any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships, in which the Company (including any of its consolidated subsidiaries) was, is, or will be a participant (whether or not the Company is a party), in which any related person had, has, or will have a direct or indirect material interest. In addition, all directors and executive officers of Everlake Life are subject to the Everlake Code of Business Conduct and Ethics (“Code”). The Code, which was adopted by the EHC Board, includes a written conflict of interest policy,. Any potential relationship or activity that could impair independent thinking or judgment, including holding a financial interest in a business venture that is similar to Everlake, or a business that has a relationship with Everlake, must be reported to our legal department who will work with representatives from Human Resources and Compliance to determine whether an actual conflict of interest exists. Each director and executive officer must sign a certification annually.

Director Independence
After considering all of the relevant facts and circumstances, Mses. Harris, Voss and Wasgatt are “independent” as defined by Illinois insurance law. The determination was based, in part, on detailed information provided by each director regarding his or her business and professional relationships, and those of his or her family members, with Everlake Life Group and those entities with which Everlake Life Group has significant business or financial interactions.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees	$0.00
Cost of printing and engraving	$2,000.00
Legal fees	$0.00
Accounting fees	$6,000.00
Mailing fees	$2,200.00

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The By-laws of Everlake Life Insurance Company (“Registrant”) provide that Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Registrant, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Registrant before such date.
The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.
None.

ITEM 16. EXHIBITS.
As a result of the sale on November 1, 2021, by Allstate Insurance Company of Allstate Life Insurance Company and Allstate Distributors, LLC, to Everlake US Holdings Company, a Delaware corporation, Allstate Life Insurance Company changed its name to Everlake Life Insurance Company (“Everlake Life”) and Allstate Distributors, LLC changed its name to Everlake Distributors, LLC (“Everlake Distributors”). Accordingly, references in the exhibits below to “Allstate Life” and “Allstate Distributors” are solely for historical purposes and should be read to refer to Everlake Life and Everlake Distributors, respectively, as applicable. In addition, certain other exhibits are retained for historical reference.
16(a)
Exhibit	Description
(1)(1)
Underwriting Agreement dated as of December 1, 1995, by and among Glenbrook Life and Annuity Company and Allstate Life Financial Services, Inc. (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement of Allstate Life Insurance Company, SEC File No. 333-220830, filed on November 3, 2017).

(1)(2)
Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements between ALFS, Inc. and Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Distributors, LLC, Allstate Financial Services, LLC & Lincoln Benefit Life Company (Incorporated herein by reference to Registrant’s Current Report on Form 8-K (File No. 0-31248) dated September 1, 2011.)

(1)(3)
Amended and Restated Principal Underwriting Agreement, dated June 1, 2006, by and between Allstate Life Insurance Company and Allstate Distributors, LLC (Incorporated herein by reference to the Form S-3 Registration Statement of Allstate Life Insurance Company (SEC File No. 333-169382) dated September 15, 2010).

(1)(4)
Amendment to Principal Underwriting Agreement between Everlake Life Insurance Company and Everlake Distributors, LLC, made and entered into on January 12, 2022. Incorporated herein by reference to Post-Effective Amendment No. 2 to the Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.

(2)
Stock Purchase Agreement, dated as of January 26, 2021, by and among Allstate Insurance Company, Allstate Financial Insurance Holdings Corporation, and Antelope US Holdings Company (certain schedules and exhibits to the Stock Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish to the Securities and Exchange Commission, upon request, a copy of any omitted schedule or exhibit). Incorporated herein by reference to The Allstate Corporation’s Current Report on Form 8-K, SEC File No. 1-11840, dated January 27, 2021.

(3)(i)
Amended and Restated Articles of Incorporation of Allstate Life Insurance Company, dated November, 8, 2021. Incorporated herein by reference to Post-Effective Amendment No. 2 to the Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.

(3)(ii)
By-Laws of Everlake Life Insurance Company, dated November 1, 2021. Incorporated herein by reference to Post-Effective Amendment No. 2 to the Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022

(4)(1)
Form of Flexible Premium Deferred Variable Annuity Certificate and Application (AIM Lifetime Plus) (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement, SEC File No. 333-220830, filed on November 3, 2017.

(4)(2)	Amendatory Endorsement (LU10244) (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement, SEC File No. 333-220830, filed on November 3, 2017.

(4)(3)
Flexible Premium Deferred Variable Annuity Contract and Application (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement, SEC File No. 333-220831), filed on November 3, 2017).

(4)(4)	Death Benefit Amendatory Endorsement (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement, SEC File No. 333-220831), filed on November 3, 2017).

(4)(5)	Amendatory Endorsement (LU10244) (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement, SEC File No. 333-220831, filed on November 3, 2017).

(5)
Opinion and Consent of General Counsel re: Legality of the securities being registered. Incorporated herein by reference to Allstate Life Insurance Company’s Form S-1 Registration Statement, SEC File No. 333-237707, filed on April 15, 2020.

(8)	Opinion re: tax matters. None.

(9)	Voting trust agreement. None.

(10)	Material Contracts.

(10)(1)
Credit Agreement dated November 16, 2020, among The Allstate Corporation, Allstate Insurance Company, and Allstate Life Insurance Company, as Borrowers; the lenders party thereto, Wells Fargo Bank, National Association, as Syndication Agent; Bank of America, N.A., Barclays Bank PLC, Credit Suisse AG, New York Branch, Goldman Sachs Bank USA, Morgan Stanley MUFG Loan Partners, LLC, and U.S. Bank National Association, as Documentation Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent. Incorporated herein by reference to The Allstate Corporation’s Current Report on Form 8-K, SEC File No. 1-11840, filed on November 17, 2020.

(10)(2)
Intercompany Loan Agreement among The Allstate Corporation, Allstate Life Insurance Company, and other certain subsidiaries of The Allstate Corporation effective February 1, 1996. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 13, 2007.

(10)(3)
Amended and Restated Intercompany Liquidity Agreement between Allstate Insurance Company, Allstate Life Insurance Company and The Allstate Corporation effective as of May 8, 2008. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on May 14, 2008.

(10)(4)
Revolving Loan Credit Agreement, effective December 20, 2010, between American Heritage Life Insurance Company and Road Bay Investments, LLC. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on December 27, 2010.

(10)(5)
Pledge and Security Agreement, dated as of December 20, 2010, between Road Bay Investments, LLC and American Heritage Life Insurance Company securing obligations under the Revolving Loan Credit Agreement. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on December 27, 2010.

(10)(6)
Capital Support Agreement between Allstate Life Insurance Company and Allstate Insurance Company effective December 14, 2007. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on February 7, 2008.

(10)(7)
Form of Amended and Restated Service and Expense Agreement among Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.

(10)(8)
Form of Amendment No. 1 effective January 1, 2009, to Amended and Restated Service and Expense Agreement among Allstate Insurance Company, The Allstate Corporation and certain affiliates dated as of January 1, 2009. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on February 17, 2010.

(10)(9)
Letter Agreement among Allstate Insurance Company, The Allstate Corporation and certain affiliates, including Allstate Life Insurance Company, effective December 1, 2007. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on May 23, 2008.

(10)(10)
Addendum among Allstate Insurance Company and certain affiliates dated August 17, 2011 to Amended and Restated Service and Expense Agreement among Allstate Insurance Company, The Allstate Corporation and certain affiliates effective as of January 1, 2004, as amended by amendment No. 1 effective as of January 1, 2009. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 8, 2012.

(10)(11)
New York Insurer Supplement to Amended and Restated Service and Expense Agreement among Allstate Insurance Company, The Allstate Corporation, Allstate Life Insurance Company of New York and Intramerica Life Insurance Company, effective March 5, 2005. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on August 8, 2005.

(10)(12)
Limited Servicing Agreement among Allstate Life Insurance Company, Allstate Distributors, L.L.C. and Allstate Financial Services, LLC effective October 1, 2002. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.

(10)(13)
Form of Investment Management Agreement among Allstate Investment Management Company, The Allstate Corporation and certain affiliates effective February 1, 2012. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on February 7, 2012.

(10)(14)
Form of Investment Management Agreement among Allstate Investments, LLC, Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2007. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.

(10)(15)
Investment Advisory Agreement and Amendment to Service Agreement as of January 1, 2002, between Allstate Insurance Company, Allstate Investments, LLC and Allstate Life Insurance Company of New York. Incorporated herein by reference to Allstate Life Insurance Company’s Form 10, SEC File No. 000-31248, filed on April 24, 2002.

(10)(16)
Investment Management Agreement between Allstate Investments, LLC and ALIC Reinsurance Company, effective July 1, 2005. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on November 7, 2005.

(10)(17)
Investment Management Agreement between Allstate Investments, LLC and ALIC Reinsurance Company effective as of March 31, 2008. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on December 23, 2008.

(10)(18)
Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, L.L.C., Intramerica Life Insurance Company, and Allstate Financial Services, LLC. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on September 1, 2011.

(10)(19)
Selling Agreement by and among Allstate Life Insurance Company, Allstate Distributors, L.L.C. (ALFS, Inc., f/k/a Allstate Life Financial Services, Inc., merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.) effective July 26, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 26, 2004.

(10)(20)
Amendment effective August 1, 1999 to Selling Agreement between Allstate Life Insurance Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective July 26, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on November 10, 2004.

(10)(21)
Amendment effective September 28, 2001, to Selling Agreement between Allstate Life Insurance Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective July 26, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on November 10, 2004.

(10)(22)
Amendment effective February 15, 2002, to Selling Agreement between Allstate Life Insurance Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective July 26, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on November 10, 2004.

(10)(23)
Amendment effective April 21, 2003, to Selling Agreement between Allstate Life Insurance Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective July 26, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on November 10, 2004.

(10)(24)
Selling Agreement and Addenda to Agreement between Allstate Life Insurance Company as successor in interest to Glenbrook Life and Annuity Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective May 17, 2001, December 31, 2001, and November 18, 2002, respectively. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.

(10)(25)
Selling Agreement by and among Allstate Life Insurance Company of New York, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective May 1, 2005. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 26, 2004.

(10)(26)
Selling Agreement by and between Lincoln Benefit Life Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective August 2, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 26, 2004.

(10)(27)
Marketing Coordination and Administrative Services Agreement among Allstate Insurance Company, Allstate Life Insurance Company and Allstate Financial Services, LLC effective January 1, 2003. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 26, 2004.

(10)(28)
First Amendment to Marketing Coordination and Administrative Services Agreement by and among Allstate Life Insurance Company, Allstate Financial Services, LLC and Allstate Insurance Company effective January 1, 2006. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on August 8, 2006.

(10)(29)
Marketing Agreement by and among Allstate Life Insurance Company as successor in interest to Glenbrook Life and Annuity Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective June 10, 2003. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.

(10)(30)
Novation and Assignment Agreement by and among Allstate Life Insurance Company, American Heritage Life Insurance Company and Columbia Universal Life Insurance Company effective June 30, 2004. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on January 30, 2008.

(10)(31)
Amendment to Reinsurance Agreement effective December 1, 2007, by and between American Heritage Life Insurance Company and Allstate Life Insurance Company. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on January 30, 2008.

(10)(32)
Form of Tax Sharing Agreement by and among The Allstate Corporation and certain affiliates dated as of November 12, 1996. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.

(10)(33)
Agreement for the Settlement of State and Local Tax Credits among Allstate Insurance Company and certain of its affiliates, including Allstate Life Insurance Company effective January 1, 2007. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on February 21, 2008.

(10)(34)
Amended and Restated Reinsurance Agreement, dated April 1, 2014, between Allstate Life Insurance Company and Lincoln Benefit Life Company. Incorporated herein by reference to The Allstate Corporation’s Current Report on Form 8-K, SEC File No. 1-11840, filed on April 7, 2014.

(10)(35)
Recapture and Termination Agreement between Allstate Life Insurance Company and Allstate Assurance Company effective December 1, 2020. Incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 Registration Statement, SEC File No. 333-237707, filed on March 30, 2021.

(10)(36)
Reinsurance Agreement between Allstate Life Insurance Company and Allstate Assurance Company dated January 19, 2017. Incorporated herein by reference to Allstate Life Insurance Company’s Current Report on Form 8-K, SEC File No. 000-31248, filed on January 25, 2017.

(10)(37)
Coinsurance and Modified Coinsurance Agreement between Allstate Life Insurance Company and Allstate Assurance Company effective December 1, 2020. Incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 Registration Statement, SEC File No. 333-237707, filed on March 30, 2021.

(10)(38)
Expense Sharing and Services Agreement between Everlake Holdings, LP, Everlake US Holdings Company, Everlake Reinsurance Limited, Everlake Investment Limited, Everlake Services Company, Everlake Life Insurance Company, Everlake Assurance Company, ELIC Reinsurance Company, Everlake Assignment Company, Everlake Settlement Corporation, Everlake International Assignments, Ltd., Everlake Distributors, LLC, AIMCO Private Fund I Holdings, LLC, and AIMCO Private Fund I, LLC effective November 1, 2021. Incorporated herein by reference to Post-Effective Amendment No. 2 to the Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.

(10)(39)
Consolidated Federal Income Tax Agreement between Everlake Life Insurance Company, ELIC Re, Everlake Assurance Company, Everlake Distributors, LLC effective November 1, 2021. Incorporated herein by reference to Post-Effective Amendment No. 2 to the Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.

(10)(40)
Investment Management Agreement between Everlake Life Insurance Company and Blackstone ISG-1 Advisors LLC effective November 1, 2021. Incorporated herein by reference to Post-Effective Amendment No. 2 to the Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.

(10)(41)
Funds Withheld Reinsurance Agreement between Allstate Life Insurance Company and Everlake Reinsurance Limited effective November 1, 2021. Incorporated herein by reference to Post-Effective Amendment No. 2 to the Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.

(10)(42)
Amended and Restated Coinsurance Agreement between American Heritage Life Insurance Company and Allstate Life Insurance Company effective November 1, 2021. Incorporated herein by reference to Post-Effective Amendment No. 2 to the Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.

(15)	Letter re: unaudited interim financial information from Independent Registered Public Accounting Firm. Filed herewith.

(16)	Letter re: change in certifying accountant. Not applicable.

(21)
Subsidiaries of the Registrant. Incorporated herein by reference to Post-Effective Amendment No. 2 to the Form S-1 Registration Statement of Everlake Life Insurance Company, SEC File No. 333-237708, filed on March 30, 2022.

(23)	Consent of Independent Registered Public Accounting Firm. Filed herewith.

(24)	Powers of Attorney for Menes Chee, Gilles Dellaert, Angela K. Fontana, Laurie Harris, Michael Hovey, Ted Johnson, Tyler Largey, Susan Voss, and Bonnie Wasgatt. Filed herewith.

(99)
Merger Agreement and Articles of Merger Between Glenbrook Life and Annuity Company and Allstate Life Insurance Company. (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement, SEC File No. 333-220832, filed on November 3, 2017).

(101)(INS XBRL)	Instance Document

(101)(SCH XBRL)	Taxonomy Extension Schema

(101)(CAL XBRL)	Taxonomy Extension Calculation Linkbase

(101)(DEF XBRL)	Taxonomy Extension Definition Linkbase

(101)(LAB XBRL)	Taxonomy Extension Label Linkbase

(101)(PRE XBRL)	Taxonomy Extension Presentation Linkbase

(107)	Filing Fee.

(16)(b)	Financial statement schedules required by Regulation S-X (17 CFR Part 210) and Item 11(e) of Form S-1 are included in Part I.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 30th day of March, 2022.
EVERLAKE LIFE INSURANCE COMPANY
(REGISTRANT)

By:	/s/ Angela K. Fontana
Angela K. Fontana Director, Senior Vice President, Chief Legal Officer and Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 30th day of March, 2022.

*/ Menes O. Chee	Director
Menes O. Chee

*/ Gilles M. Dellaert	Director and Chairman of the Board
Gilles M. Dellaert

/s/ Angela K. Fontana	Director, Senior Vice President, Chief Legal Officer and Secretary
Angela K. Fontana

*/ Laurie L. Harris	Director
Laure L. Harris

*/ Michael W. Hovey	Director
Michael W. Hovey

*/ Ted M. Johnson	Director, Senior Vice President and Chief Financial Officer
Ted M. Johnson

*/ Tyler E. Largey	Director, President and Chief Executive Officer
Tyler E. Largey

*/ Susan E. Voss	Director
Susan E. Voss

*/ Bonnie G. Wasgatt	Director
Bonnie G. Wasgatt
* By: Angela K. Fontana, pursuant to Power of Attorney, filed herewith.

Exhibit No.	Description

(23)	Consent of Independent Registered Public Accounting Firm.

(24)	Powers of Attorney for Menes Chee, Gilles Dellaert, Angela K. Fontana, Laurie Harris, Michael Hovey, Ted Johnson, Tyler Largey, Susan Voss, and Bonnie Wasgatt.

(107)	Filing Fee.